Exhibit 2.1

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

x
	:	Chapter 11
In re:	:
	:	Case No. 15-11357 (CSS)
MOLYCORP, INC., et al.,(1)	:
	:	(Jointly Administered)
Debtors.	:
:
x

FINDINGS OF FACT, CONCLUSIONS OF LAW AND
ORDER CONFIRMING THE PLAN DEBTORS’ FOURTH
AMENDED JOINT PLAN OF REORGANIZATION

The Court having considered (i) the Plan Debtors’ Fourth Amended Joint Plan of Reorganization, dated as of March 28, 2016 [Docket No. 1503] and as further modified and dated April 8, 2016 (as amended, modified, and/or supplemented from time to time, the “Plan”), a true and correct copy of which (without exhibits) is attached hereto as Appendix I;(2) (ii) the Second Amended Disclosure Statement for the Debtors’ Second Amended Joint Plan of Reorganization, dated as of January 21, 2016 [Docket No. 1154] (including all exhibits thereto and as amended, modified, and/or  supplemented from time to time, the “Disclosure Statement”); (iii) that certain Order: (A) Approving Disclosure Statement, (B) Approving the Form and Manner of Service of Disclosure Statement Notice, (C) Establishing the Procedures for

(1)                                 The Debtors are the following entities (the last four digits of their respective taxpayer identification numbers, if any, follow in parentheses):  Molycorp, Inc. (1797); Industrial Minerals, LLC; Magnequench, Inc. (1833); Magnequench International, Inc. (7801); Magnequench Limited; Molycorp Advanced Water Technologies, LLC (1628); MCP Callco ULC; MCP Canada Holdings ULC; MCP Canada Limited Partnership; MCP Exchangeco Inc.; Molycorp Chemicals & Oxides, Inc. (8647); Molycorp Luxembourg Holdings S.à.r.l.; Molycorp Metals & Alloys, Inc. (9242); Molycorp Minerals Canada ULC; Molycorp Minerals, LLC (4170); Molycorp Rare Metals Holdings, Inc. (4615); Molycorp Rare Metals (Utah), Inc. (7445); Neo International Corp.; PP IV Mountain Pass, Inc. (1205); PP IV Mountain Pass II, Inc. (5361); and RCF IV Speedwagon Inc. (0845).

(2)                                 Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Plan or the Confirmation Brief (as defined below), as applicable.  The rules of interpretation set forth in Article I of the Plan, to the extent applicable, shall apply to this Order.

the Solicitation and Tabulation of Votes to Accept or Reject Plan of Reorganization, (D) Scheduling Hearing on Confirmation of Plan of Reorganization, and (E) Approving Procedures for the Assumption of Executory Contracts and Unexpired Leases, entered on January 20, 2016 [Docket No. 1144] (as supplemented by the Supplemental Solicitation Materials Order (as defined below), the “Disclosure Statement Order”); (iv) the Notice of Execution of Global Settlement Agreement Among the Debtors, Oaktree, and Official Committee of Unsecured Creditors, dated as of February 22, 2016 [Docket No. 1302]; (v) that certain Order (A) Authorizing Service of Supplemental Solicitation Materials (the “Supplemental Solicitation Materials”) and (B) Scheduling Certain Revised Dates and Deadlines in Connection with Confirmation of the Plan of Reorganization, entered on March 11, 2016 [Docket No. 1391] (the “Supplemental Solicitation Materials Order”); (vi) the Summary of (1) Plan Settlement Agreement, (2) Recent Material Changes to the Plan and (3) Recent Developments in the Chapter 11 Cases and (II) the Debtors Third Amended Joint Plan of Reorganization, dated as of March 11, 2016 [Docket No. 1393] (the “Summary of Settlement & Plan Changes”); (vii) the Notice of the Debtors’ Intent with Respect to the Molycorp Minerals Debtors, Including the Treatment of Certain Mineral Rights, the Downstream Intellectual Property and Molycorp Silmet AS, dated as of March 18, 2016 [Docket No. 1426]; (viii) the Notice of Intention of the Official Committee of Unsecured Creditors to Seek Bankruptcy Court Approval of Release Provisions Contemplated in the Plan Settlement Agreement at Confirmation Hearing Scheduled on Debtors’ Third Amended Joint Plan of Reorganization, dated as of March 18, 2016 [Docket No. 1427]; (ix) the Plan Supplement, dated as of March 18, 2016 [Docket No. 1428] (as amended, supplement, and/or modified, from time to time, including on March 25, 2016 [Docket No. 1491] and March 28, 2016 [Docket No. 1503], the “Plan Supplement”); (x) Notice of: (I) 10% Noteholder Group

Settlement among the Ad Hoc 10% Noteholders, the Debtors, Oaktree and the Creditors’ Committee (the “10% Noteholder Group Settlement”); and (II) Certain Related Matters Regarding Confirmation & Sale Hearing, dated March 25, 2016 [Docket No. 1495] ; (xi) the Joint Declaration of James Daloia and David M. Sharp of Prime Clerk LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the Plan Debtors’ Fourth Amended Joint Plan of Reorganization, dated as of March 28, 2016 [Docket No. 1514] (the “Voting Declaration”); (xii) the Declaration of Geoffrey R. Bedford, dated as of March 28, 2016 [Docket No. 1508]; (xiii) the Declaration of Kenneth Hiltz, dated as of March 28, 2016 [Docket No. 1509]; (xiv) the Declaration of Alexander Tracy, dated as of March 28, 2016 [Docket No. 1510]; (xv) all other affidavits, declarations, and witness proffers and testimony admitted into evidence at the hearing to consider confirmation of the Plan commenced on March 29, 2016 (the “Confirmation Hearing”); (xvi) arguments of counsel presented at the Confirmation Hearing; (xvii) all objections and joinders therein filed with respect to confirmation of the Plan (together with any reservation of rights contained therein, collectively, the “Objections”); (xviii) the Debtors’ (I) Memorandum of Law in Support of Confirmation of the Plan Debtors’ Fourth Amended Joint Plan of Reorganization and (II) Consolidated Reply to Objections to Confirmation of Joint Plan of Reorganization [Docket No. 1505]; (xix) the responses filed by Oaktree [Docket No. 1504], the Creditors’ Committee [Docket No. 1502] and the Ad Hoc 10% Noteholders [Docket No. 1516] in support of confirmation of the Plan; (xx) the Memorandum of Law of Official Committee of Unsecured Creditors in Support of Confirmation of Debtors’ Third Amended Joint Plan of Reorganization and Approval of Plan Settlement, filed on March 28, 2016 [Docket No. 1502]; and (xxi) other pleadings filed in connection with the confirmation of the Plan; and upon the Court having taken  into consideration the docket of the

Debtors’ chapter 11 cases maintained by the Clerk of the Court and/or its duly appointed agent, and all pleadings and other documents filed, all orders entered, and evidence and arguments made, proffered or adduced at the hearings held before the Court during the pendency of the Debtors’ chapter 11 cases; and the Court having found that due and proper notice has been given with respect to the Confirmation Hearing and the deadlines and procedures for filing objections to the Plan or any aspects thereof; and the appearance of all interested parties having been duly noted on the record of the Confirmation Hearing; and upon the record of the Confirmation Hearing and the Debtors’ chapter 11 cases; and after due deliberation thereon, and sufficient cause appearing therefor;

FINDINGS OF FACT AND CONCLUSIONS OF LAW:(3)

JURISDICTION AND VENUE

A.            The Court has jurisdiction over these Chapter 11 Cases and this matter pursuant to 28 U.S.C. § 1334.  Venue is proper before the Court pursuant to 28 U.S.C. §§ 1408 and 1409.

B.            Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b).  The Court has jurisdiction to enter a final order with respect to the confirmation of the Plan, and all matters related thereto, and the Court’s exercise of such jurisdiction is proper in all respects.  The Debtors are proper debtors under section 109 of the Bankruptcy Code, and the Plan Debtors are proper proponents of the Plan under section 1121(a) of the Bankruptcy Code.

(3)                                 The findings and conclusions set forth herein constitute the Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, made applicable herein by Bankruptcy Rules 7052 and 9014.  To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such.  To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

VOTING ON PLAN

C.            In accordance with Section XI.C. of the Plan, the Plan has been withdrawn with respect to the Molycorp Minerals Debtors.

D.            Pursuant to and in compliance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Debtors have made certain modifications to the initially proposed plan, as reflected in the version of the Plan filed with the Court prior to the entry of this order (collectively, the “Plan Modifications”).  The Plan Modifications do not (i) affect the classification of Claims or Interests as to the Plan Debtors, (ii) constitute material modifications of the Plan as to the Plan Debtors, (iii) cause the Plan to fail to meet the requirements of sections 1122 or 1123 of the Bankruptcy Code, (iv) materially and adversely change the treatment of any Claims or Interests (other than any Claims and Interests held by those who have accepted such Plan Modifications in writing or in open court) as to the Plan Debtors, (v) require resolicitation of any holders of Claims or Interests as to the Plan Debtors, or (vi) require that any such holders be afforded an opportunity to change previously cast acceptances or rejections of the Plan.  Under these circumstances, the form and manner of notice of the Plan Modifications are adequate, and no other or further notice of the Plan Modifications is necessary or required.

E.            As evidenced by the Voting Declaration, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the local rules for the Bankruptcy Court for the District of Delaware (the “Local Rules”), the Disclosure Statement Order, the Supplemental Solicitation Materials Order, and all applicable non-bankruptcy laws, rules or regulations.

F.             According to the Voting Declaration, (i) 100% in amount and 100% in number of holders of Allowed Claims in Class 3(4) that cast ballots voted to accept the Plan and (ii) all other Classes of Claims entitled to vote have rejected the Plan.  All procedures used to tabulate the Ballots were fair, reasonable and complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and all other applicable rules, laws and regulations.

G.            The Debtors solicited acceptances of the Plan in good faith and in compliance with the Disclosure Statement Order, the Supplemental Solicitation Materials Order and applicable provisions of the Bankruptcy Code, the Bankruptcy Rules and the Local Rules.

H.            The Debtors and the Creditors’ Committee (and each of their respective affiliates and representatives) have complied with the applicable provisions of the Bankruptcy Code with regard to the solicitation of votes and distribution of cash or securities pursuant to the Plan and, therefore, shall not, on account of such solicitation or distribution, be liable at any time for the violation of any applicable law, rule or regulation governing solicitation of acceptances or rejections of the Plan or distributions made pursuant to the Plan.

PLAN COMPLIES WITH CONFIRMATION REQUIREMENTS

UNDER SECTION 1129 OF THE BANKRUPTCY CODE

I.             Section 1129(a)(1).  The Plan complies with each applicable provision of the Bankruptcy Code.  In particular, the Plan, as modified by this Order, complies with the requirements of sections 1122 and 1123 of the Bankruptcy Code as follows:

1.                                      In accordance with section 1122(a) of the Bankruptcy Code, Article III of the Plan places each Claim against and Interest in each of the Plan Debtors  into a Class containing only Claims or Interests substantially similar to such Claim or Interest.

(4)                                 Unless otherwise expressly indicated, reference to a particular Class shall include each of its Plan Debtor sub-Classes.

2.                                      In accordance with section 1123(a)(1) of the Bankruptcy Code, Article III of the Plan designates a class for each Claim or Interest that requires classification.

3.                                      In accordance with section 1123(a)(2) of the Bankruptcy Code, Article III of the Plan specifies each Class of Claims that is not Impaired under the Plan.

4.                                      In accordance with section 1123(a)(3) of the Bankruptcy Code, Article III of the Plan specifies the treatment of each Class of Claims or Interests that is Impaired under the Plan.

5.                                      In accordance with section 1123(a)(4) of the Bankruptcy Code, Article III of the Plan provides the same treatment for each Claim or Interest in a particular Class unless the holder of such Claim or Interest agrees to less favorable treatment.

6.                                      In accordance with section 1123(a)(5) of the Bankruptcy Code, Article IV of the Plan provides adequate means for its implementation, including, among other things (i) the settlement under Bankruptcy Rule 9019 of all outstanding controversies among the Debtors, the Directors and Officers, the Creditors’ Committee, Oaktree and the Ad Hoc 10% Noteholders; (ii) the authorization and issuance of Reorganized Parent Common Equity; (iii) continued corporate existence of certain of the Plan Debtors as Reorganized Plan Debtors and the dissolution of certain other Plan Debtors as part of the Restructuring Transactions; (iv) the creation of new corporate governance documents for the Reorganized Parent, (v) the cancellation of existing securities of the Plan Debtors; (vi) the appointment of the initial directors and officers of the Reorganized Parent and the Reorganized Plan Debtors; and (vii) reinstatement and continuation of certain insurance policies.

7.                                      In accordance with section 1123(a)(6) of the Bankruptcy Code, Section IV.D.4.a of the Plan provides that the New Corporate Governance Documents will contain provisions prohibiting the issuance of non-voting equity securities, to the extent applicable, and providing for the appropriate distribution of voting power among all classes of equity securities authorized for issuance.

8.                                      In accordance with section 1123(a)(7) of the Bankruptcy Code, the Plan contains only provisions that are consistent with the interests of creditors and equity security holders and with public policy regarding the manner of selection of officers and directors of the Reorganized Plan Debtors.

9.                                      In accordance with section 1123(b)(1) of the Bankruptcy Code,  Article III of the Plan either impairs or leaves unimpaired Claims and Interests in each Class.

10.                               In accordance with section 1123(b)(2) of the Bankruptcy Code, Article VI of the Plan provides for the assumption, assumption and assignment, or rejection, as applicable of the Plan Debtors’ executory contracts and unexpired leases.

11.                               Pursuant to section 1123(b)(3)(A) of the Bankruptcy Code, the Plan provides for settlements and adjustments of various Claims and Interests, including all Causes of Action not otherwise released pursuant to the Plan.

12.                               In accordance with section 1123(b)(3)(B) of the Bankruptcy Code, Section IV.N of the Plan provides that, except as provided in the Plan or in any instrument entered into in connection with the Plan, the Reorganized Plan Debtors will retain and may enforce certain Causes of Action not otherwise released pursuant to the Plan.

13.                               In accordance with section 1123(b)(5) of the Bankruptcy Code, Article III of the Plan modifies or leaves unaffected, as the case may be, the rights of the holders of Claims in Classes 2, 3, and 4.

14.                               In accordance with section 1123(b)(6) of the Bankruptcy Code, the Plan includes additional appropriate provisions that are not inconsistent with applicable provisions of the Bankruptcy Code.

J.             Section 1129(a)(2).  The Debtors have complied with all applicable provisions of the Bankruptcy Code.  In particular, the Plan complies with the requirements of sections 1125 and 1126 of the Bankruptcy Code as follows:

1.                                      All persons entitled to receive notice of the Disclosure Statement,  the Plan, the Summary of Settlement & Plan Changes, the Plan Supplement, the 10% Noteholder Group Settlement, the Confirmation Hearing, and the other related documents and notices, have received proper, timely and adequate notice in accordance with the Disclosure Statement Order, the Supplemental Solicitation Materials Order, and applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules, and have had an opportunity to appear and be heard with respect thereto.  The notice provided is adequate and sufficient.

2.                                      In transmitting the Plan, the Disclosure Statement, the Summary of Settlement & Plan Changes, the Disclosure Statement Order, the

Supplemental Solicitation Material Order, the Ballots, the Plan Supplement, the 10% Noteholder Group Settlement and related documents and notices, and in soliciting and tabulating the votes cast in respect of the Plan, the Debtors and their agents have complied with the Disclosure Statement Order and the Supplemental Solicitation Materials Order, the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and applicable non-bankruptcy law.

3.                                      Claims in Classes 1, 2, 5D, 8, and 10 are Unimpaired under the Plan, and the holders of Claims and/or Interests in such Classes are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

4.                                      Classes 3, 4A, 5A and 5E (i.e., all Classes of Impaired Claims that were entitled to vote were given the opportunity to vote on the Plan).

5.                                      The Plan Debtors have made a final determination of the validity of all votes to accept and reject the Plan cast by the holders of Impaired Claims entitled to vote on the Plan, including the amount and number of accepting and rejecting Claims in Classes 3, 4A, 5A and 5E, and properly tabulated such votes.

6.                                      Each of Classes 3A-3E have accepted the Plan by at least two-thirds in amount and a majority in number of the Claims.

K.            Section 1129(a)(3).  The Plan has been proposed in good faith and not by any means forbidden by law.  In so finding, the Court has considered the totality of the circumstances of the Debtors’ chapter 11 cases.  The Debtors filed the chapter 11 cases with an honest belief that they were in need of reorganization.  The Plan provides the best restructuring alternative available to the Plan Debtors.  The Debtors’ good faith is evident from the record of their chapter 11 cases, including the Disclosure Statement, the Plan, the Summary of Settlement & Plan Changes, the Plan Supplement, and the record of the Confirmation Hearing.  The Plan, as modified by this Order, achieves a fair result, consistent with the objectives and purposes of the Bankruptcy Code.

L.            The Plan is the result of extensive, good faith, arm’s length negotiations among the Debtors and their principal creditor constituencies — such as Oaktree, the Creditors Committee, National Union Fire Insurance Company of Pittsburgh, Pa., the Directors and Officers, and the Ad Hoc 10% Noteholders — the parties to the 9019 Settlement embodied in the Plan.  All settlements and compromises contained in the Plan of, among other things, Causes of Action, subject to the releases and exculpations provided in Article IX of the Plan, evince a valid exercise of the Debtors’ sound business judgment and are fair, reasonable, and in the best interests of the Debtors’ Estates.

M.           The Debtors and each of their respective officers, directors, employees, advisors and professionals (i) acted in good faith in negotiating, formulating, and proposing, where applicable, the Plan and the agreements, compromises, settlements, transactions, and transfers contemplated thereby, and (ii) will be acting in good faith in proceeding to (a) consummate the Plan and the agreements, compromises, settlements, transactions, transfers, and documentation contemplated by the Plan, including, but not limited to, the Restructuring Transactions, and the other matters set forth in the Plan Supplement, and (b) take any actions authorized, directed or contemplated by this Order.

N.            Section 1129(a)(4).  In compliance with the requirements of section 1129(a)(4) of the Bankruptcy Code, except as otherwise provided in the Final DIP Order, any payment made or to be made by the Debtors for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, this Court as reasonable.

O.            Section 1129(a)(5).  To the extent known, the Plan Debtors have disclosed the identity and affiliations of the individuals proposed to serve, after confirmation of the Plan,

as directors and officers of the Reorganized Parent and the Reorganized Plan Debtors; the appointment to, or continuance in, such offices of such individuals is consistent with the interests of the  Debtors’ creditors and interest holders and with public policy; and the Plan Debtors have disclosed the identity of any insiders who will be employed or retained by the Reorganized Parent or the Reorganized Plan Debtors subsequent to the Effective Date and the nature of any compensation to be paid to such insiders.

P.                                      Section 1129(a)(6).  The Plan does not provide for any changes in rates that require regulatory approval of any governmental agency.

Q.                                    Section 1129(a)(7).  The liquidation analysis set forth in Exhibit 4 to the Disclosure Statement and other evidence proffered or adduced at or prior to, or in declarations filed in connection with, the Confirmation Hearing (i) is reasonable, persuasive and credible, (ii) uses reasonable and appropriate methodologies and assumptions, (iii) has not been controverted by any other evidence, and (iv) conclusively establishes that each holder of an Allowed Claim or Interest in an Impaired Class that has not accepted (or is deemed not to have accepted) the Plan will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that it would have received if each of the Plan Debtors was liquidated under chapter 7 of the Bankruptcy Code on such date.

R.                                    Section 1129(a)(8).  The Plan has not been accepted by all Impaired Classes of Claims and Interests.  Pursuant to section 1126(g) of the Bankruptcy Code, the holders of Impaired Claims and Interests in Classes 5B, 6A, 7A-7E, and 9A are deemed to have rejected the Plan.  In addition, according to the Voting Declaration, Classes 4A, 5A and 5E have voted to reject the Plan.  Nevertheless, the Plan is confirmable because it satisfies the requirements of section 1129(b) of the Bankruptcy Code with respect to each such rejecting Class.

S.                                      Section 1129(a)(9).  Except to the extent that the holder of a particular Claim has agreed to different treatment, the Plan provides treatment for the Administrative Claims (including Fee Claims) and Priority Tax Claims that is consistent with the requirements of section 1129(a)(9) of the Bankruptcy Code.

T.                                     Section 1129(a)(10).                                 As evidenced by the Voting Declaration, the Plan has been accepted by Classes 3A-3E (i.e., Classes of Impaired Claims that are entitled to vote on the Plan, as determined without including any acceptance by any insider (as that term is defined in section 101(31) of the Bankruptcy Code)).

U.                                    Section 1129(a)(11).  The projections attached to the Disclosure Statement as Exhibits 4, 5, 6, and 7 (i) were the product of a rigorous, top-down and bottom-up planning process, (ii) are reasonable and made in good faith, and (iii) demonstrate that the confirmation of the Plan, except as expressly provided in the Plan, is not likely to be followed by the liquidation or the need for further financial reorganization of the Plan Debtors or the Reorganized Plan Debtors.

V.                                    Section 1129(a)(12).  All fees payable pursuant to section 1930 of title 28 of the United States Code have been paid, and Section II.A of the Plan provides that the Plan Debtors or the Reorganized Plan Debtors, as applicable, will continue paying all such fees for each quarter, including any fraction thereof, until each of the Chapter 11 Cases is converted, dismissed, or closed, whichever comes first.

W.                                 Section 1129(a)(13).  Pursuant to section 1129(a)(13) of the Bankruptcy Code, Article V of the Plan provides that the Reorganized Plan Debtors will continue to pay all obligations on account of retiree benefits (as such term is used in section 1114 of the Bankruptcy Code) on and after the Effective Date in accordance with applicable law.  Unless otherwise ordered by the Court, the Reorganized Plan Debtors shall continue to pay all retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, at the level established pursuant to subsection (e)(1)(B) or (g) of section 1114 of the Bankruptcy Code, for the duration of the period the applicable Reorganized Plan Debtor has obligated itself to provide such benefits.

X.                                    Sections 1129(a)(14), 1129(a)(15) and 1129(a)(16).  Sections 1129(a)(14), 1129(a)(15) and 1129(a)(16) of the Bankruptcy Code do not apply to the Plan Debtors.

Y.                                    Section 1129(b).  Notwithstanding the fact that the Plan does not comply with section 1129(a)(8) of the Bankruptcy Code, the Plan may still be confirmed because it does not discriminate unfairly and is fair and equitable, with respect to Classes 4A, 5A, 5B, 5E, 6A, 7A through 7E and 9A (i.e., the Classes that are impaired and rejected (or are deemed to reject) the Plan) (the “Rejecting Classes”).

(1)                                 Unfair Discrimination.  The Plan does not discriminate unfairly with respect to holders of Claims in the Rejecting Classes because such holders are receiving the same treatment as holders of similarly situated Claims against the applicable Plan Debtor.

(2)                                 Fair and Equitable.                                         The Plan is fair and equitable with respect to each Rejecting Class because (i) it does not provide a recovery on account of any Claim or Interest that is junior to any Class of General Unsecured Claims, and (ii) no holder of a Claim or an Interest in any Class will receive or retain property under the Plan that has a value greater than 100% of such holder’s Allowed Claim or Interest.

Z.                                     Section 1129(c).  The Plan is the only plan for which confirmation is being sought in the Chapter 11 Cases.

AA.                           Section 1129(d).  The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act (and no party in interest, including any Governmental Unit (as defined in section 101(27) of the Bankruptcy Code), has requested that the Court deny confirmation of the Plan on the grounds that the Plan fails to satisfy the requirements of section 1129(d) of the Bankruptcy Code).

BURDEN OF PROOF AND SATISFACTION

OF CONFIRMATION REQUIREMENTS

BB.                           The Plan Debtors, as proponents of the Plan, have met their burden of proving each element of section 1129 of the Bankruptcy Code by a preponderance of the evidence, the applicable evidentiary standard for confirmation.

OAKTREE’S CLAIMS

CC.                           Oaktree’s Claims shall be Allowed in full as set forth in the Plan and shall not be subject to any avoidance, reductions, set off, offset, recharacterization, subordination (whether equitable, contractual, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, or any other challenges under any applicable law or regulation by any Entity in the amount of no less than the Oaktree Maximum Distribution.

VALUATION

DD.                           The valuation analysis contained in Exhibit 6 to the Disclosure Statement (and the supporting evidence adduced at the Confirmation Hearing), including the estimated post-emergence enterprise value of the Reorganized Plan Debtors, is (i) reasonable, persuasive, and credible as of the date such analysis was prepared (or such evidence was presented, or proffered) and (ii) uses reasonable and appropriate methodologies and assumptions.  All parties in interest have been given the opportunity to challenge the valuation analysis.  For all purposes the value of the Reorganized Parent Common Equity distributed under the Plan shall be calculated using the Debtors’ midpoint valuation of $417 million.

9019 SETTLEMENT

EE.                             The Plan incorporates and implements the 9019 Settlement.  The 9019 Settlement reflects two separate settlement agreements entered into with the Debtors’ largest secured and unsecured creditors.  The Committee Settlement Agreement  reflects a compromise and settlement of all claims and Causes of Action, including the claims and Causes of Action asserted in the Adversary Proceeding, that the Debtors may have or could have asserted or that may have been asserted on the Debtors’ behalf, or that may have been asserted by any Holder of a Claim or Interest, against Oaktree, the Directors and Officers, National Union and the Holders of Claims in Class 5 other than Holders of Claims in Class 5 who objected to the Plan or as otherwise set forth in this Order, and the mutual release of claims and Causes of Action by the Committee Settlement Parties, including through the Plan Debtor Releases, the Third Party Releases and the Molycorp Minerals Debtors Releases.  Such mutual releases, including the Third Party Releases (as modified by this Order), reflect a critical component of the Committee Settlement Agreement, upon which the Committee Settlement Parties relied in agreeing  to support the Plan.  Pursuant to the Committee Settlement Agreement, holders of Claims in Class 5A will receive (x) 7.5% of the Reorganized Parent Common Equity, (y) $2 million in Cash for the Class 5 Cash Out Option, and (z) National Union, under the Plan, has agreed to provide the Holders of Claims in Class 5A with the Class 5A Insurance Payment.

FF.                               The Plan also incorporates and implements the terms of the 10% Noteholder Group Settlement among the Ad Hoc 10% Noteholders, the Debtors, Oaktree and the Creditors’ Committee  that resolves all of the Ad Hoc 10% Noteholders’ objections to the Committee Settlement Agreement and the Plan, including potential objections related to the transfer pursuant to the Plan of Molycorp Silmet AS and certain intellectual property related to the Downstream Businesses to Reorganized Parent, or entities owned, directly or indirectly, by Reorganized Parent, and provides for certain releases, upon which the parties have relied and without which the parties may not have agreed to the 10% Noteholder Group Settlement.  Pursuant to the 10% Noteholder Group Settlement, the parties agreed, among other things, that the 10% Noteholder Permitted Credit Bid of $1,000,000, plus the assumption of certain liabilities shall be deemed the Successful Bid (as defined in the Bid Procedures Order) for the sale and purchase of certain assets of the Molycorp Minerals Debtors to be transferred to an acquisition vehicle for which Oaktree shall receive its pro rata share.  For the avoidance of doubt, the Purchased Assets (as defined in the Credit Bid APA) shall not include and the Credit Bid shall expressly exclude, among other things the Downstream Transferred Assets, the Fee-Owned Real Estate, the Molycorp Minerals Intercompany Amount; the Inventory Proceeds (each as defined in the 10% Noteholder Group Settlement), all assets that will be owned directly or indirectly by the Reorganized Parent pursuant to the Plan; and the Oaktree Equipment.

GG.                           The 10% Noteholder Group Settlement also provides significant consideration to the Molycorp Minerals Debtors in the form of Molycorp Minerals Wind-down Expenses Reserve (as defined in the 10% Noteholder Group Settlement) to fund certain costs set forth on Exhibit 3 to the 10% Noteholder Group Settlement, and including (i) $400,000 for the costs and expenses of seeking approval of the Credit Bid and the Molycorp Minerals Sale pursuant to the Credit Bid APA, (ii) an initial amount of $2.1 million, to fund Mountain Pass carrying costs, costs associated with the termination of the remaining employees at Molycorp Minerals and the wind-down and/or chapter 7 liquidation costs associated with the remaining assets of the Molycorp Minerals Debtors not sold pursuant to the Credit Bid or otherwise transferred pursuant to the terms of the 10% Noteholder Group Settlement, and (iii) following consent by Oaktree and the Ad Hoc 10% Noteholders or automatically upon consummation of the Mineral Rights Transfer, the balance of the costs set forth on Exhibit 3 to the 10% Noteholder Group Settlement.  Pursuant to the 10% Noteholder Group Settlement all fees and expenses of the Ad Hoc 10% Noteholders incurred in connection with these cases shall be paid upon consummation of the Plan in an amount up to $5,000,000; the fees and expenses of the 10% Notes Indenture Trustee shall be paid from the cash recovery allocable to the 10% Noteholders on account of their allowed secured claim; and to the extent legally permissible, the Ad Hoc 10% Noteholders may submit any fees and expenses above $5,000,000 for reimbursement to be paid out of the cash recovery allocable to the 10% Noteholders.  The 10% Noteholder Group Settlement provides for certain mutual releases, and the Ad Hoc 10% Noteholders support the various releases in the Plan, including the releases contemplated to be given by the Molycorp Minerals Debtors.

HH.                         The Molycorp Minerals Debtors’ Release is (i) in exchange for good and valuable consideration, (ii) a good faith settlement and compromise of the claims so released, and (iii) is in the best interests of the Molycorp Minerals Debtors and their estates.

II.                                   The Committee Settlement Agreement and 10% Noteholder Group Settlement as incorporated in the Plan (a) are permitted means of implementing the Plan pursuant to section 1123(b) of the Bankruptcy Code; (b) are integral elements of the transactions incorporated into the Plan; (c) confer material benefits on, and are in the best interests of, the Debtors, the Debtors’ Estates, and their creditors; (d) are fair and equitable and represent a resolution within the range of reasonableness; and (e) are consistent with sections 105, 1123, and

1129 of the Bankruptcy Code, other provisions of the Bankruptcy Code, Bankruptcy Rule 9019, and other applicable law.

JJ.                                   Based on the record made to the Court and pursuant to Section IV.A of the Plan:

1.                                      the Holders of Claims in Class 5A are entitled to receive the Class 5A Insurance Payment and the Class 5A Stand-Alone Distribution;

2.                                      the Convertible Notes Claims shall be Allowed in the amounts set forth in Section III.B.5.b of the Plan; and

3.                                      the Recharacterized Intercompany Claims shall be deemed recharacterized as equity solely for purposes of calculating distributions under the Plan to third-party creditors and the Plan will take into account all Recharacterized Intercompany Claims solely for purpose of calculating distributions to third-party creditors.

DISCHARGES, RELEASES, INJUNCTION, AND EXCULPATIONS

KK.                           The approval of all settlement, discharge, release, injunction, and exculpation provisions set forth in Article IX of the Plan, including the Third Party Release and the Molycorp Minerals Debtors Release (all of the foregoing, as may be modified by the terms of this Order, the “Release Provisions”) is within the jurisdiction of the Court under 28 U.S.C. §§ 1334(a), (b) and (d).  The Release Provisions:

1.                                      are fair, equitable and reasonable;

2.                                      constitute good faith compromises and settlements of the claims released thereby;

3.                                      have been made in exchange for good and valuable consideration provided by the Released Parties and the Molycorp Minerals Debtors Released Parties;

4.                                      have been made and given after due notice and opportunity for hearing;

5.                                      are essential elements of the Plan, necessary to finally resolve all claims among the parties in interest in the Chapter 11 Cases, and the failure to approve the Release Provisions would seriously impair the Plan Debtors’ ability to confirm the Plan;

6.                                      confer material benefits on, and are in the best interests of, the Debtors and the Debtors’ Estates;  and

7.                                      constitute a bar to any Releasing Party or Molycorp Minerals Debtors to assert any claim or Cause of Action released thereby against any Released Party or Molycorp Minerals Debtors Released Party, as applicable.

LL.                             The Plan is a separate plan of reorganization or liquidation for each Plan Debtor.  No evidence has been presented to warrant either (i) a substantive consolidation of the Debtors’ Estates or, specifically, of the Estate of any Molycorp Minerals Debtor with any Downstream Debtor, or (ii) the piercing of the corporate veil of any Debtor under applicable non-bankruptcy law.

CONDITIONS PRECEDENT TO CONFIRMATION OF PLAN

MM.                     The conditions precedent to the confirmation of the Plan set forth in Article X of the Plan have been satisfied or duly waived in accordance with the terms of the Plan.

RETENTION OF JURISDICTION

NN.                           The Court may properly and shall retain jurisdiction over the matters set forth in Article XII of the Plan, as modified pursuant to the terms of this Order.

NOW, THEREFORE, IT IS HEREBY ORDERED,
ADJUDGED AND DECREED, that:

1.                                      The Plan is CONFIRMED pursuant to section 1129 of the Bankruptcy Code; provided, however, that if there is any conflict between the terms of the Plan and/or the terms of this Order, the terms of this Order shall control.  The Plan Modifications made after solicitation are approved pursuant to section 1127(a) of the Bankruptcy Code.  The terms of the Plan are incorporated into, and are an integral part of this Order and are authorized and approved, and the Plan Debtors are authorized to implement these provisions and consummate the Plan without further authorization except as expressly required by the Plan or this Order.

2.                                      Each Objection that (a) has not been withdrawn, waived or settled prior to the entry of this Order or (b) is not cured by the relief granted herein, is OVERRULED in its entirety on its merits, and all withdrawn Objections are deemed withdrawn with prejudice.

3.                                      The Effective Date of the Plan shall occur on the first Business Day on which (a) no stay of this Order is in effect; and (b) all other conditions set forth in Section X.B of the Plan have been satisfied or waived in accordance with Section X.C of the Plan, but in no event later than April 8, 2016 or such later date as agreed to by the Plan Debtors and Oaktree; provided, however that if the Effective Date shall have not occurred prior to July 7, 2016, nothing herein shall preclude the Creditors’ Committee or the Ad Hoc 10% Noteholders from seeking appropriate relief from the Court.  The Plan Debtors and their assets shall remain subject to the jurisdiction of this Court until the Effective Date.

4.                                      On and after the Effective Date, each Reorganized Plan Debtor may operate its business and may use, acquire and dispose of property and prosecute, compromise or settle any Claims (including any Administrative Claims) and Retained Causes of Action without supervision of, or approval by, the Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules (other than restrictions expressly imposed by the Plan or this Order).  Without limiting the foregoing, the Reorganized Plan Debtors may pay the charges that they incur on or after the Effective Date for professional services without application to the Court.

A.                                    Plan Implementation

5.                                      The 9019 Settlement, including without limitation the Committee Settlement Agreement and the 10% Noteholders Group Settlement, is approved in all respects as fair and equitable and in the best interests of the Debtors, the Debtors’ Estates and creditors, upon entry of this Order, and the parties to the 9019 Settlement are authorized and directed to take any actions necessary to effectuate all terms thereof.

6.                                      In accordance with the terms of this Order, the Debtors are authorized to make all payments contemplated when due pursuant to the 9019 Settlement and take all actions necessary and appropriate to effectuate the 9019 Settlement.

7.                                      Immediately upon entry of this Order, or as soon thereafter as reasonably practicable, the Plan Debtors, the Reorganized Plan Debtors, or the Non-Debtors Affiliates, as applicable shall pay the Molycorp Minerals Intercompany Amount to the Molycorp Minerals Debtors.

8.                                      As soon as reasonably practicable after the consummation of the Molycorp Minerals Sale, notwithstanding anything herein or in the Plan to the contrary, the balance of the Molycorp Minerals Intercompany Amount and the Inventory Proceeds not used to fund the Minerals Wind-down Expense Reserve shall be distributed to the Pari Passu Collateral Agent, which shall transmit such cash to Holders of Allowed Claims secured by the Pari Passu Collateral in accordance with the terms of the Pari Passu Collateral Agency Agreement subject to the terms of Section VII.D.1 of the Plan.

9.                                      Nothing herein shall affect Oaktree’s ownership of the Oaktree Equipment and in accordance with the Bid Procedures and the Bid Procedures Order, Oaktree shall have a reasonable amount of time following the closing of the Molycorp Minerals Sale to remove (as it may determine in its sole discretion) the Oaktree Equipment in accordance with the terms of Oaktree Lease Documents, subject to compliance with any requirements of California and federal laws, rules and regulations, if and to the extent applicable to such removal, including but not limited to, if and to the extent applicable, the Surface Mining and Reclamation Act of 1975 and all related rules, regulations and orders (collectively “SMARA”), and subject to the prior orders entered by the Court in the Debtors’ chapter 11 cases.

10.                               Upon entry of this Order, or as soon as reasonably practicable thereafter, the Molycorp Minerals Debtors shall transfer the Downstream Transferred Assets to the Plan Debtors, one of the Plan Debtors’ Non-Debtor Affiliates, the Reorganized Parent or an entity that, after the Effective Date, will be directly or indirectly controlled by the Reorganized Parent, as applicable, and the Downstream Transferred Assets shall be free and clear of all liens, Claims, charges, and other encumbrances.  Following the entry of this Order, on a date agreed upon by the Debtors and Oaktree, all of the transactions necessary to implement the transfer of the Downstream Transferred Assets shall be deemed to have occurred.

11.                               Upon entry of this Order, but subject to the occurrence of the Effective Date, the Adversary Proceeding shall be dismissed with prejudice against Oaktree and the Directors and Officers and the Pari Passu Collateral Agent.  In the event the Effective Date does not occur, the dismissal of the Adversary Proceeding shall be deemed void ab initio and of no effect.

12.                               Upon entry of this Order, but subject to the occurrence of the Effective Date, the Creditors Committee and its Representatives (solely in their capacities as such), the Ad Hoc 10% Noteholders and their Representatives (solely in their capacities as such), the 10% Notes Indenture Trustee and its Representatives (solely in their capacities as such), Wells Fargo, as Collateral Agent, and its Representatives (solely in their capacities as such); Oaktree and its Representatives (solely in their capacities as such), the Debtors (including without limitation the Molycorp Minerals Debtors) and their Representatives (solely in their capacities as such), the Non-Debtor Affiliates and their Representatives (solely in their capacities as such), the Directors and Officers and their Representatives (solely in their capacities as such), and National Union shall be deemed to have provided and received the mutual full and final releases from all claims and Causes of Action, including, without limitation, those claims and Causes of Action asserted in the Adversary Proceeding, that the Debtors may have or could have asserted or that may have been asserted on the Debtors’ behalf, or by any Holder of a Claim or Interest, against Oaktree, the Creditors’ Committee, the Directors and Officers, National Union and the Holders of Claims in Class 5 other than Holders of Claims in Class 5 who objected to the Plan, or as otherwise set forth in this Order.

13.                               Upon the entry of this Order, but subject to the occurrence of the Effective Date, the Plan and the Plan Documents, including the Restructuring Transactions, shall bind any Holder of a Claim against or Interest in a Plan Debtor and such Holder’s respective successors and assigns, whether or not: (a) the Claim or Interest is Impaired under the Plan, (b) such Holder has accepted the Plan, (c) such Holder has failed to vote to accept or reject the Plan or voted to reject the Plan, (d) such Holder is entitled to a distribution under the Plan, (e) such Holder will receive or retain any property or interests in property under the Plan, and (f) such Holder has filed a Proof of Claim against any Plan Debtor.  Pursuant to section 1142(a) of the Bankruptcy Code, the Plan, the Plan Documents, and the Restructuring Transactions shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

14.                               The terms of the Plan shall solely govern the classification of Claims and Interests for purposes of distributions to be made thereunder.  The classifications set forth on the Ballots tendered to or returned by the Holders of Claims or Interests in connection with voting on the Plan: (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims or Interests under the Plan for distribution purposes; (c) may not be relied upon by any Holder of a Claim or Interest as representing the actual classification of such Claim or Interest under the Plan for distribution purposes; and (d) shall not be binding on the Plan Debtors except for voting purposes.

15.                               In accordance with section 1142 of the Bankruptcy Code, section 303 of the Delaware General Corporation Law and any comparable provisions of the business corporation law of any other relevant state or foreign jurisdiction, but subject to the prior satisfaction or waiver of all conditions precedent listed in Section X.B of the Plan in accordance with the terms of the Plan, without further action by the Court or the Debtors’, the Reorganized Parent’s, or any of the Reorganized Plan Debtors’ boards of directors, managers or equity security holders, the Debtors, the Reorganized Parent and the Reorganized Plan Debtors, and their respective directors, officers, members, agents, attorneys, financial advisors, and investment bankers as applicable, are authorized to:  (a) take any and all actions necessary or appropriate to implement, effectuate and consummate the Plan, this Order and the transactions contemplated thereby or hereby, including those identified in Article IV of the Plan, including, without limitation, the Restructuring Transactions; (b) grant, issue, execute, deliver, file and/or record such agreements, documents, contracts, securities and other instruments as may be necessary to effectuate the Plan, including, without limitation, all agreements, documents, contracts, securities and other instruments included in the Plan Supplement or necessary to effectuate the Restructuring Transactions (collectively, the “Effectuating Documents”) and perform their obligations thereunder; and (c) take any and all actions necessary or appropriate to effectuate the Plan.  The Effectuating Documents, once executed and delivered or adopted, as applicable, shall constitute legal, valid, binding and authorized obligations of the Debtors, the Reorganized Parent or the Reorganized Plan Debtors, as applicable, immediately enforceable in accordance with their terms.

16.                               Subject to the prior satisfaction or waiver of all conditions precedent listed in Section X.B of the Plan in accordance with the terms of the Plan, all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Court without further approval, act, or action under any applicable law, order, rule, or regulation, including, among other things, (i) all transfers of assets that are to occur pursuant to the Plan, (ii) the incurrence of all obligations contemplated by the Plan and the making of all distributions under the Plan, and (iii) entering into any and all transactions, contracts, leases, instruments, releases, and other documents and arrangements permitted by applicable law, order, rule, or regulation.  The approvals and authorizations specifically set forth in this Order are nonexclusive and are not intended to limit the authority of the Debtors, the Reorganized Parent and/or the Reorganized Plan Debtors or any officer thereof to take any and all actions necessary or appropriate to implement, effectuate, and consummate any and all documents or transactions contemplated by the Plan or this Order pursuant to section 1142(b) of the Bankruptcy Code.  Pursuant to section 1142 of the Bankruptcy Code, to the extent that, under applicable nonbankruptcy law or the rules of any stock exchange, any of the foregoing actions that would otherwise require approval of the equity holders or directors (or any equivalent body) of the Debtors, the Reorganized Parent or the Reorganized Plan Debtors, such approval shall be deemed to have occurred and shall be in effect from and after the prior satisfaction or waiver of all conditions precedent listed in Section X.B of the Plan in accordance with the terms of the Plan pursuant to the applicable law of the jurisdiction of incorporation or formation without any requirement of further action by the equity holders or directors (or any equivalent body) of the Debtors, the Reorganized Parent or the

Reorganized Plan Debtors.  The Debtors, the Reorganized Parent, or the Reorganized Plan Debtors, as applicable, shall, if required, be authorized to file any documents required to be filed in such jurisdictions so as to effectuate the provisions of the Plan, including without limitation the Restructuring Transactions.

17.                               Any of the Effectuating Documents shall be accepted by each of the respective filing offices and recorded, if required, in accordance with applicable law and shall become effective in accordance with their terms and the provisions of such applicable law.  All counterparties to any Effectuating Documents are hereby directed to execute such documents as may be required or provided by such documents, without any further order of the Court.

18.                               Pursuant to the appropriate provisions of the General Corporation Law of the State of Delaware (including section 303 thereof), section 1142(b) of the Bankruptcy Code, or other applicable law, but, as applicable in accordance with the terms of this Order, subject to prior satisfaction or waiver of all conditions precedent listed in Section X.B of the Plan in accordance with the terms of the Plan, this Order shall constitute all authorizations required for the Debtors, the Reorganized Parent, and/or the Reorganized Plan Debtors to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan, the 9019 Settlement, the New Corporate Governance Documents, the Reorganized Parent Common Equity Holder Agreement, and any contract, instrument, or other document to be executed, delivered, adopted, or amended in connection with the implementation of the Plan and 9019 Settlement, including, without limitation, each of the Restructuring Transactions, and the respective directors, stockholders, managers, or members of the Debtors, the Reorganized Parent, or the Reorganized Plan Debtors shall not be required to take any actions in connection with the implementation of the Plan, including, but not limited to, the 9019 Settlement, any of the

Restructuring Transactions, the New Corporate Governance Documents, and the Reorganized Parent Common Equity Holder Agreement, each of which shall be hereby approved and adopted and effective no later than the Effective Date.

19.                               On the Effective Date, the Reorganized Parent and the Reorganized Plan Debtors, as applicable, shall enter into the New Corporate Governance Documents and the Reorganized Parent Common Equity Holder Agreement.  The New Corporate Governance Documents and the Reorganized Parent Common Equity Holder Agreement shall, as of no later than the Effective Date, be valid, binding, and enforceable in accordance with their terms.

20.                               In furtherance of Oaktree’s intent that the Reorganized Parent not be a publicly reporting company, if, prior to the Effective Date, it is determined that the total number of holders of the Reorganized Parent Common Stock would require the Reorganized Parent to be a publicly reporting company, the Plan Debtors and/or Oaktree may seek further relief in furtherance of such intent and any party in interest, including the Creditors’ Committee, may object to such relief.

21.                               On the Effective Date, each Person or Entity that receives shares of the Reorganized Parent Common Equity pursuant to the Plan shall automatically be deemed a party to the Reorganized Parent Common Equity Holder Agreement, bound by its terms, whether such Person or Entity receives shares on or after the Effective Date and regardless of whether such Person or Entity executes the Reorganized Parent Common Equity Holder Agreement.

22.                               To the extent any Governmental Unit (as such term is defined in section 101(27) of the Bankruptcy Code) or similar foreign governmental entity may require approval and/or consent with respect to any aspect of the implementation or consummation of the Plan and/or the 9019 Settlement, this Order shall constitute all such approval and/or consent, and each federal, state, commonwealth, local, foreign or other governmental agency is hereby directed and authorized to accept for filing and/or recording any and all Effectuating Documents.  Nothing in this paragraph shall in any way diminish the reservation of rights set forth in paragraph 96 below.  Nothing in this Order or the Plan authorizes or deems any party to have consented to the transfer or assignment of any governmental (a) license, (b) permit, (c) registration, (d) authorization or (e) approval, or the discontinuation of any obligation thereunder, without compliance with all applicable legal requirements and approvals under police or regulatory law.

23.                               The consummation of the Plan, including any Restructuring Transactions, shall not constitute, or be deemed to constitute, a change in ownership or change in control or similar provision under any of the Debtors’ contracts, leases, agreements, financial instruments, loans or financing agreements.

B.                                    Restructuring Transactions

24.                               Notwithstanding anything to the contrary herein, in accordance with Section IV.G of the Plan, upon entry of this Order, and, as applicable, subject to the prior satisfaction or waiver of all conditions precedent listed in Section X.B of the Plan in accordance with the terms of the Plan and the occurrence of the Effective Date, the Debtors or the Reorganized Plan Debtors, as applicable, may, but shall not be required to, take all actions necessary and/or appropriate to effectuate the Restructuring Transactions, including, but not limited to, the Restructuring Transactions set forth in Exhibit 5 of the Plan Supplement (the “Restructuring Transaction Exhibit”) and the actions set forth in the following paragraphs of this Section B of this Order.

25.                               Upon entry of this Order, the Plan Debtors, the Reorganized Parent, and/or the Reorganized Plan Debtors are authorized to take all actions necessary to ensure that all outstanding exchangeable shares of MCP Exchangeco Inc. are cancelled and extinguished or exchanged for common shares of the Parent stock pursuant to the terms of the governing instruments of such exchangeable shares, and all such shares shall be hereby deemed cancelled and extinguished no later than the Effective Date, subject to the prior satisfaction or waiver of all conditions precedent listed in Section X.B of the Plan in accordance with the terms of the Plan, but no distributions of value of any kind or nature shall be made to holders of any such shares; provided that the extinguishment and cancellation of shares shall be deemed null and void if the Effective Date does not occur.

26.                               Upon entry of this Order, the Debtors are authorized to take all actions necessary to seek an order of the Canadian courts recognizing and giving effect to the Debtors’ chapter 11 cases and this Order and/or one or more plans of arrangement in order to effectuate one or more amalgamations involving Debtor entities, subject to the prior satisfaction or waiver of all conditions precedent listed in Section X.B of the Plan in accordance with the terms of the Plan prior to the effectiveness of the amalgamations.

27.                               Upon entry of this Order, MCP Exchangeco Inc. is hereby authorized to act as Foreign Representative on behalf of the Plan Debtors’ Estates in any judicial or other proceeding in the Canadian courts, including the Supreme Court of British Columbia, in Vancouver, British Columbia (the “Canadian Court”).  As Foreign Representative, MCP Exchangeco Inc. shall be authorized and shall have the power to act in any way permitted by applicable foreign law, including but not limited to:  (a) seeking recognition of the Debtors’ chapter 11 cases on behalf of its Estate, (b) requesting that the Canadian Court lend assistance to this Court in protecting the property of the Debtors’ Estates and (c) any other appropriate relief from the Canadian Court that the Debtors or the Canadian Court deem just and proper and in furtherance of protecting the Debtors’ Estates.  This Court requests the aid and assistance of the Canadian Court to recognize the Debtors’ chapter 11 cases as “foreign non-main proceedings” and MCP Exchangeco Inc. as Foreign Representative pursuant to the Companies’ Creditors Arrangement Act (Canada) and to recognize and give full force and effect in all provinces and territories of Canada to this Order.

28.                               Subject to the prior satisfaction or waiver of all conditions precedent listed in Section X.B of the Plan in accordance with the terms of the Plan, the Debtors, the Reorganized Parent, and/or the Reorganized Plan Debtors are authorized to take all actions necessary to ensure that the outstanding Interests in the Parent are cancelled and extinguished and all such Interests shall hereby be deemed cancelled and extinguished as of the Effective Date.

29.                               Subject to the prior satisfaction or waiver of all conditions precedent listed in Section X.B of the Plan in accordance with the terms of the Plan, the Plan Debtors are authorized to take all actions necessary to convert any applicable Plan Debtor into a limited liability company.

30.                               Subject to the prior satisfaction or waiver of all conditions precedent listed in Section X.B of the Plan in accordance with the terms of the Plan, the Debtors and their Non-Debtor Affiliates are authorized to transfer certain assets, including the equity of other Debtors and Non-Debtor Affiliates to other Debtors and Non-Debtor Affiliates (including newly formed affiliates formed to hold the Debtors’ and their Non-Debtor Affiliates’ assets) and to open or close any bank or security accounts as may be necessary or appropriate in order to effectuate the Restructuring Transactions.

31.                               Upon entry of this Order, the Molycorp Minerals Debtors are authorized to transfer, free and clear of all liens, Claims, charges, and other encumbrances, all of the equity interests in and its intercompany receivable against Molycorp Silmet to the Plan Debtors, a Non-Debtor Affiliate of the Plan Debtors, Reorganized Parent or an entity that, after the Effective Date, will be directly or indirectly controlled by Reorganized Parent, and the Pari Passu Collateral Agent is authorized and directed to take any necessary actions to complete such transfer.

32.                               Upon entry of this Order, the Reorganized Parent and/or the applicable Reorganized Plan Debtor shall be authorized to make (subject to Oaktree’s consent) certain elections for the Debtors and Non-Debtor Affiliates, including the Molycorp Minerals Debtors, to treat such Debtors or Non-Debtor Affiliates as flow-through entities for U.S. federal income tax purposes and to file any and all tax returns (and to take all appropriate positions thereon, including worthlessness deductions) for any Debtor that is dissolved by or before the Effective Date.

33.                               Subject to the prior satisfaction or waiver of all conditions precedent listed in Section X.B of the Plan in accordance with the terms of the Plan, the Parent and certain other Plan Debtors and Non-Debtor Affiliates will be, or will be deemed to be, dissolved, liquidated or wound-up effective on or before the Effective Date in accordance with the Plan and the Restructuring Transactions.  As of the Effective Date, the Reorganized Parent shall directly or indirectly own all of the Reorganized Plan Debtors, other than those dissolved on or prior to the Effective Date.

34.                               In connection with the dissolution, liquidation on winding up of Parent on the Effective Date and as part of the Restructuring Transactions, any equity interests in Molycorp, Inc. in any Molycorp Minerals Debtor may be extinguished, liquidated or otherwise divested or exited and shall not be transferred to, or assumed by, any Reorganized Plan Debtor.

35.                               Without limiting Section III.B.8.b of the Plan, the dissolution or liquidation of any Plan Debtor pursuant to the Restructuring Transactions shall not (except as determined by the Plan Debtors and Oaktree) be deemed to release any Claim of such Plan Debtor against any other Debtor and such Claim may be (upon the entry of this Order, but subject to the occurrence of the Effective Date, and as determined by the Plan Debtors and Oaktree) be transferred to the Reorganized Parent or applicable Reorganized Plan Debtor.

C.                                    Exemption From Securities Laws

36.                               Pursuant to section 1145 of the Bankruptcy Code, and to the maximum extent provided thereby, except with respect to an entity that is an “underwriter” (as defined in section 1145(b)(1) of the Bankruptcy Code), the offering, issuance of, and distribution under the Plan of any security of the Plan Debtors, any affiliates of the Plan Debtors participating in the Plan, including without limitation the transfer of the Molycorp Silmet Equity, or any successor to the Plan Debtors in exchange for (or principally in exchange for) a Claim against or an Interest in a Plan Debtor (including, without limitation, the Reorganized Parent Common Equity) shall be, upon entry of this Order, but subject to the occurrence of the Effective Date, exempt from the registration and prospectus delivery requirements of section 5 of the Securities Exchange Act of 1933 (as amended) and any applicable state or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security.

D.                                    Exemption From Certain Taxes and Fees

37.                               Pursuant to section 1146(a) of the Bankruptcy Code, upon entry of this Order, the transfers of property pursuant to the Plan and the 9019 Settlements incorporated therein, including the transfer of the Downstream Transferred Assets, if applicable, or any of the

Restructuring Transactions (including those set forth in the Restructuring Transactions Exhibit) shall not be subject to any stamp, transfer, mortgage recording, or other similar tax or governmental assessment in the United States.  All appropriate state or local governmental officials or agents are hereby directed to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents in connection with such transfers of property without the payment of any such tax or governmental assessment.

E.                                    Vesting and Transfer of Assets

38.                               On the Effective Date, except as otherwise provided herein or in the Plan or any agreement, instrument, or other document incorporated therein, the property of each of the Plan Debtors’ Estates (including all Retained Causes of Action not otherwise released pursuant to the terms of the Plan) and any property acquired by any of the Plan Debtors pursuant to the Plan, including in connection with any transfer of assets from the Molycorp Minerals Debtors to any of the Reorganized Parent and/or the Reorganized Plan Debtors, or pursuant to the Restructuring Transactions, shall vest in the Reorganized Parent and each respective Reorganized Plan Debtor or a transferee designated by the Reorganized Parent and/or the Reorganized Plan Debtors (but which designated transferee shall be owned, directly or indirectly, by a Reorganized Plan Debtor (a “Designated Transferee”)), as applicable, free and clear of all liens, Claims, charges, and other encumbrances.  To the extent that a transfer is effectuated by the Plan, including without limitation pursuant to the Restructuring Transactions, such transfer of property to the Reorganized Parent, the Reorganized Plan Debtors or the Designated Transferee, upon entry of this Order,  (a) shall be a legal, valid, and effective transfer of property, (b) shall vest the Reorganized Parent, the Reorganized Plan Debtors or the Designated Transferee with good title to such property, free and clear of all liens, charges, Claims, encumbrances, pledges or interests, except as expressly provided in the Plan or this Order, (c) shall not constitute an avoidable transfer under the Bankruptcy Code or under applicable nonbankruptcy law, and (d) subject to Section IV.G.2 of the Plan shall not subject the Reorganized Parent, any Reorganized Plan Debtor or any such Designated Transferee to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including any laws affecting successor or transferee liability.  None of the Reorganized Parent, any Reorganized Plan Debtor, any Designated Transferee, or any of their respective equity holders shall have any liability for any Claim against or arising out of the operations, or cessation of operations of any of the Molycorp Minerals Debtors.

F.                                     Discharge of Claims and Interests

39.                               The discharge provision set forth in Section IX.C of the Plan is approved in all respects, is incorporated herein by reference, and shall be immediately effective on the Effective Date without any further order or action by any party.  The discharge granted herein and in the Plan, on the Effective Date, shall void any judgment against a Plan Debtor obtained at any time to the extent that such judgment relates to a discharged Claim or Liability.

40.                               Except as provided in the Plan or herein, the rights afforded under the Plan and the treatment of Claims against and Interests in any Plan Debtor under the Plan shall be in exchange for, and in complete satisfaction, discharge, and release of, all such Claims and Interests, including any interest accrued on Claims from the Petition Date to the full extent permitted by section 1141 of the Bankruptcy Code.  As of the Effective Date, each Plan Debtor shall be discharged from all Claims or other Liabilities against it that arose on or before the Effective Date and all obligations of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code to the full extent permitted by section 1141 of the Bankruptcy Code, whether or not (a) a Proof of Claim based on such Claims or Liabilities is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (b)  such Claims or Liabilities are Allowed pursuant to section 502 of the Bankruptcy Code, or (c) the holder of such Claims or Liabilities has accepted the Plan.

G.                                   Releases, Exculpation and Injunction

41.                               Releases.  The Releases set forth in Article IX of the Plan, as modified by the terms of this Order, are approved in all respects and shall be immediately effective on the Effective Date without any further order or action by any party.

(a)                                 Debtor Release.

NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY, ON AND AS OF THE EFFECTIVE DATE, FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THE RELEASED PARTIES, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, INCLUDING:  (1) THE SETTLEMENT, RELEASE, AND COMPROMISE OF DEBT AND INTERESTS, (2) THE SERVICES IN FACILITATING THE RESTRUCTURING AND THE EXPEDITIOUS IMPLEMENTATION OF THE RESTRUCTURING CONTEMPLATED HEREBY, AND (3) ALL OTHER GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THEM, EACH OF THE PLAN DEBTORS, THE POST-EFFECTIVE DATE PLAN DEBTORS, AS APPLICABLE, AND THE PLAN DEBTORS’ ESTATES CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER DISCHARGE AND RELEASE AND WILL BE DEEMED TO HAVE PROVIDED A FULL DISCHARGE AND RELEASE TO EACH RELEASED PARTY AND HOLDERS OF CLAIMS IN CLASS 5 THAT DO NOT OBJECT TO THE PLAN (AND EACH SUCH PARTY WILL BE DEEMED FULLY RELEASED AND DISCHARGED BY THE PLAN DEBTORS, THE POST-EFFECTIVE DATE PLAN DEBTORS, AS APPLICABLE, AND THE PLAN DEBTORS’ ESTATES) AND THEIR RESPECTIVE PROPERTY FROM (AND THE PLAN DEBTORS, THEIR ESTATES, AND THE POST-EFFECTIVE DATE PLAN DEBTORS ARE DEEMED TO COVENANT WITH, AND TO, THE RELEASED PARTIES NOT TO SUE OR OTHERWISE SEEK RECOVERY ON ACCOUNT OF) ANY AND ALL CLAIMS, OBLIGATIONS,

DEBTS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION (INCLUDING WITHOUT LIMITATION ANY CAUSE OF ACTION IN THE ADVERSARY PROCEEDING OR UNDER ANY STATE OR FEDERAL SECURITIES LAWS AND FRAUDULENT TRANSFER LAWS), REMEDIES, AND LIABILITIES WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR WHICH COULD BE ASSERTED ON BEHALF OF THE PLAN DEBTORS OR THEIR ESTATES OR THE POST-EFFECTIVE DATE PLAN DEBTORS, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR ARISING IN THE FUTURE, IN LAW, EQUITY, OR OTHERWISE, THAT ANY OF THE PLAN DEBTORS, THEIR ESTATES, OR THE POST-EFFECTIVE DATE PLAN DEBTORS OR THEIR RESPECTIVE REPRESENTATIVES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF ANY HOLDER OF  CLAIM OR INTEREST OR OTHER ENTITY, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE PLAN DEBTORS, THEIR ESTATES, THE RESTRUCTURING TRANSACTIONS, THE CHAPTER 11 CASES, THE PURCHASE, SALE, OR RESCISSION OF THE PURCHASE OR SALE OF ANY SECURITY OF THE PLAN DEBTORS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS DEALT WITH IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN ANY PLAN DEBTOR AND ANY RELEASED PARTY, THE RESTRUCTURING OF CLAIMS AND INTERESTS PRIOR TO OR IN THE CHAPTER 11 CASES, THE NEGOTIATION, FORMULATION, OR PREPARATION OF THE DIP FACILITY, THE PLAN, THE DISCLOSURE STATEMENT, THE COMMITTEE SETTLEMENT AGREEMENT, THE 10% NOTEHOLDER GROUP SETTLEMENT, THE PLAN SUPPLEMENT, OR ANY PLAN DOCUMENT OR ANY RELATED AGREEMENTS, INSTRUMENTS, OR OTHER DOCUMENTS, OR UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE.  THE FOREGOING “PLAN DEBTOR RELEASE” WILL NOT OPERATE TO WAIVE OR RELEASE ANY CLAIMS, OBLIGATIONS, DEBTS, RIGHTS, SUITS, DAMAGES, REMEDIES, CAUSES OF ACTION, AND LIABILITIES OF ANY PLAN DEBTOR OR ANY RELEASED PARTY (1) ARISING UNDER ANY EXPRESS WRITTEN AGREEMENTS ENTERED INTO PURSUANT TO THE PLAN; OR (2) EXPRESSLY PRESERVED BY THE PLAN, THIS ORDER, THE PLAN SUPPLEMENT, OR RELATED DOCUMENTS, INCLUDING INTERCOMPANY CLAIMS.

(b)                                 Third Party Release.

NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY, ON AND EFFECTIVE AS OF THE EFFECTIVE DATE, EACH RELEASING PARTY CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER DISCHARGES

AND RELEASES EACH RELEASED PARTY (AND EACH ENTITY SO DISCHARGED AND RELEASED WILL BE DEEMED DISCHARGED AND RELEASED BY THE RELEASING PARTIES) FROM ANY AND ALL CLAIMS, INTERESTS, OBLIGATIONS, DEBTS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION (INCLUDING WITHOUT LIMITATION ANY CAUSE OF ACTION IN THE ADVERSARY PROCEEDING OR UNDER ANY STATE OR FEDERAL SECURITIES LAWS AND FRAUDULENT TRANSFER LAWS), REMEDIES, AND LIABILITIES WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR WHICH COULD BE ASSERTED ON BEHALF OF THE PLAN DEBTORS OR THEIR ESTATES OR THE POST-EFFECTIVE DATE PLAN DEBTORS, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR ARISING, IN LAW, EQUITY OR OTHERWISE, THAT SUCH ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY), BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE PLAN DEBTORS, THE CHAPTER 11 CASES, THE PURCHASE, SALE, OR RESCISSION OF THE PURCHASE OR SALE OF ANY SECURITY OF THE PLAN DEBTORS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS DEALT WITH IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN ANY PLAN DEBTOR AND THE APPLICABLE RELEASING PARTY, THE RESTRUCTURING OF CLAIMS AND INTERESTS PRIOR TO OR IN THE CHAPTER 11 CASES, THE NEGOTIATION, FORMULATION, OR PREPARATION OF THE DIP FACILITY, THE RESTRUCTURING, THE PLAN, THE DISCLOSURE STATEMENT, THE COMMITTEE SETTLEMENT AGREEMENT, THE 10% NOTEHOLDER GROUP SETTLEMENT, THE PLAN DOCUMENTS, THE PLAN SUPPLEMENT, OR RELATED AGREEMENTS, INSTRUMENTS, OR OTHER DOCUMENTS. INCLUDING THE DOWNSTREAM BUSINESSES SALE AGREEMENTS (IF APPLICABLE), SOLICITATION OF VOTES WITH RESPECT TO THE PLAN OR UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE RELATED TO THE FOREGOING; PROVIDED, THAT THE FOREGOING “THIRD PARTY RELEASE” SHALL NOT OPERATE TO WAIVE OR RELEASE ANY CLAIMS, OBLIGATIONS, DEBTS, RIGHTS, SUITS, DAMAGES, REMEDIES, CAUSES OF ACTION, AND LIABILITIES OF ANY RELEASING PARTY (1) ARISING UNDER THE PLAN, PRESERVED BY THE PLAN (INCLUDING INTERCOMPANY CLAIMS), THIS ORDER OR ANY AGREEMENT ENTERED INTO PURSUANT TO THE PLAN; OR (2) WITH RESPECT TO PROFESSIONALS’ FINAL FEE APPLICATIONS OR FEE CLAIMS IN THE CHAPTER 11 CASES.

(c)                                  Molycorp Minerals Debtors Release

NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE

CONTRARY, ON AND AS OF THE EFFECTIVE DATE, FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THE MOLYCORP MINERALS DEBTORS RELEASED PARTIES, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, INCLUDING:  (1) THE SETTLEMENT, RELEASE, AND COMPROMISE OF DEBT AND INTERESTS, (2) THE SERVICES IN FACILITATING THE RESTRUCTURING AND THE EXPEDITIOUS IMPLEMENTATION OF THE RESTRUCTURING CONTEMPLATED HEREBY, AND (3) ALL OTHER GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THEM, EACH OF THE MOLYCORP MINERALS DEBTORS AND THEIR ESTATES CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER DISCHARGE AND RELEASE AND WILL BE DEEMED TO HAVE PROVIDED A FULL DISCHARGE AND RELEASE TO EACH MOLYCORP MINERALS DEBTORS RELEASED PARTY (AND EACH SUCH PARTY WILL BE DEEMED FULLY RELEASED AND DISCHARGED BY THE MOLYCORP MINERALS DEBTORS AND THEIR ESTATES) AND THEIR RESPECTIVE PROPERTY FROM (AND THE MOLYCORP MINERALS DEBTORS AND THEIR ESTATES ARE DEEMED TO COVENANT WITH, AND TO, THE MOLYCORP MINERALS DEBTORS RELEASED PARTIES NOT TO SUE OR OTHERWISE SEEK RECOVERY ON ACCOUNT OF) ANY AND ALL CLAIMS, OBLIGATIONS, DEBTS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION (INCLUDING WITHOUT LIMITATION ANY CAUSE OF ACTION IN THE ADVERSARY PROCEEDING OR UNDER ANY STATE OR FEDERAL SECURITIES LAWS AND FRAUDULENT TRANSFER LAWS), REMEDIES, AND LIABILITIES WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR WHICH COULD BE ASSERTED ON BEHALF OF THE MOLYCORP MINERALS DEBTORS OR THEIR ESTATES, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, IN LAW, EQUITY, OR OTHERWISE, THAT ANY OF THE MOLYCORP MINERALS DEBTORS, OR THEIR ESTATES, OR THEIR RESPECTIVE REPRESENTATIVES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF ANY HOLDER OF  CLAIM OR INTEREST OR OTHER ENTITY, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART:   (A) THE MOLYCORP MINERALS DEBTORS, THEIR ESTATES OR THEIR CHAPTER 11 CASES BEFORE THE DATE OF THE CONFIRMATION ORDER; (B) THE PURCHASE, SALE, OR RESCISSION OF THE PURCHASE OR SALE OF ANY SECURITY OF THE MOLYCORP MINERALS DEBTORS BEFORE THE DATE OF THE CONFIRMATION ORDER; (C) THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN ANY MOLYCORP MINERALS DEBTOR AND ANY MOLYCORP MINERALS DEBTORS RELEASED PARTY BEFORE THE DATE OF THE CONFIRMATION ORDER; (D) THE RESTRUCTURING OF CLAIMS AND INTERESTS PRIOR TO OR IN THEIR CHAPTER 11 CASES BEFORE THE DATE OF THE CONFIRMATION ORDER; (E) THE

NEGOTIATION, FORMULATION, OR PREPARATION OF THE DIP FACILITY, THE PLAN, THE DISCLOSURE STATEMENT, THE COMMITTEE SETTLEMENT AGREEMENT, THE 10% NOTEHOLDER GROUP SETTLEMENT, THE PLAN SUPPLEMENT, OR ANY PLAN DOCUMENT OR ANY RELATED AGREEMENTS, INSTRUMENTS, OR OTHER DOCUMENTS; OR (F) UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE BEFORE THE DATE OF THE CONFIRMATION ORDER.  THE FOREGOING “MOLYCORP MINERALS DEBTOR RELEASE” WILL NOT OPERATE TO WAIVE OR RELEASE ANY CLAIMS, OBLIGATIONS, DEBTS, RIGHTS, SUITS, DAMAGES, REMEDIES, CAUSES OF ACTION, AND LIABILITIES OF ANY MOLYCORP MINERALS DEBTOR OR ANY MOLYCORP MINERALS DEBTORS RELEASED PARTY (1) ARISING UNDER ANY EXPRESS WRITTEN AGREEMENTS ENTERED INTO PURSUANT TO THE PLAN; OR (2) EXPRESSLY PRESERVED BY THE PLAN, THIS ORDER, THE PLAN SUPPLEMENT, OR RELATED DOCUMENTS, INCLUDING INTERCOMPANY CLAIMS.

42.                               Exculpation.  The exculpation provision set forth in Section IX.G of the Plan is approved in all respects and shall be immediately effective on the Effective Date without any further order or action  by any party.

EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE PLAN OR PLAN SUPPLEMENT, NO EXCULPATED PARTY SHALL HAVE OR INCUR, AND EACH EXCULPATED PARTY IS HEREBY RELEASED AND EXCULPATED FROM ANY EXCULPATED CLAIM, OBLIGATION, CAUSE OF ACTION OR LIABILITY FOR ANY EXCULPATED CLAIM, EXCEPT FOR ACTUAL FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY FINAL ORDER OF A COURT OF COMPETENT JURISDICTION, BUT IN ALL RESPECTS SUCH ENTITIES SHALL BE ENTITLED TO REASONABLY RELY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBILITIES PURSUANT TO THE PLAN.

43.                               Injunction.  The injunction provision set forth in Section IX.H of the Plan is approved in all respects and shall be immediately effective on the Effective Date without any further order or action by any party.

EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, ALL ENTITIES WHO HAVE HELD, HOLD, OR MAY HOLD CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES THAT (1) ARE SUBJECT TO COMPROMISE AND SETTLEMENT PURSUANT TO THE TERMS OF THE PLAN; (2) HAVE BEEN RELEASED

PURSUANT TO SECTION IX.D OF THE PLAN; (3) HAVE BEEN RELEASED PURSUANT TO SECTION IX.E OF THE PLAN; (4) HAVE BEEN RELEASED PURSUANT TO SECTION IX.F OF THE PLAN; (5) ARE SUBJECT TO EXCULPATION PURSUANT TO SECTION IX.G OF THE PLAN (BUT ONLY TO THE EXTENT OF THE EXCULPATION PROVIDED IN SECTION IX.G OF THE PLAN); OR (5) ARE OTHERWISE STAYED OR TERMINATED PURSUANT TO THE TERMS OF THE PLAN, ARE PERMANENTLY ENJOINED AND PRECLUDED, FROM AND AFTER THE EFFECTIVE DATE, FROM (1) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND, INCLUDING ON ACCOUNT OF ANY CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES THAT HAVE BEEN DISCHARGED, COMPROMISED OR SETTLED AGAINST THE PLAN DEBTORS, THE POST-EFFECTIVE DATE PLAN DEBTORS, OR ANY ENTITY SO DISCHARGED, RELEASED OR EXCULPATED (OR THE PROPERTY OR ESTATE OF ANY ENTITY, DIRECTLY OR INDIRECTLY, SO DISCHARGED, RELEASED OR EXCULPATED) ON ACCOUNT OF, OR IN CONNECTION WITH, OR WITH RESPECT TO, ANY DISCHARGED, RELEASED, SETTLED, COMPROMISED, OR EXCULPATED CLAIMS, INTERESTS, CAUSES OF ACTION OR LIABILITIES; (2) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST THE PLAN DEBTORS, THE POST-EFFECTIVE DATE PLAN DEBTORS, OR ANY ENTITY SO DISCHARGED, RELEASED OR EXCULPATED (OR THE PROPERTY OR ESTATE OF THE PLAN DEBTORS, THE POST-EFFECTIVE DATE PLAN DEBTORS, OR ANY ENTITY SO DISCHARGED, RELEASED OR EXCULPATED) ON ACCOUNT OF, OR IN CONNECTION WITH, OR WITH RESPECT TO, ANY SUCH DISCHARGED, RELEASED, SETTLED, COMPROMISED, OR EXCULPATED CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES; (3) CREATING, PERFECTING, OR ENFORCING ANY LIEN, CLAIM, OR ENCUMBRANCE OF ANY KIND AGAINST THE PLAN DEBTORS, THE POST-EFFECTIVE DATE PLAN DEBTORS, OR ANY ENTITY SO DISCHARGED, RELEASED OR EXCULPATED (OR THE PROPERTY OR ESTATE OF THE PLAN DEBTORS, THE POST-EFFECTIVE DATE PLAN DEBTORS, OR ANY ENTITY SO DISCHARGED, RELEASED OR EXCULPATED) ON ACCOUNT OF, OR IN CONNECTION WITH, OR WITH RESPECT TO, ANY SUCH DISCHARGED, RELEASED, SETTLED, COMPROMISED, OR EXCULPATED CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES; (4) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION, OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM THE PLAN DEBTORS, THE POST-EFFECTIVE DATE PLAN DEBTORS, OR ANY ENTITY SO DISCHARGED, RELEASED OR EXCULPATED (OR THE PROPERTY OR ESTATE OF THE PLAN DEBTORS, THE POST-EFFECTIVE DATE PLAN DEBTORS, OR ANY ENTITY SO DISCHARGED, RELEASED OR EXCULPATED) ON ACCOUNT

OF, OR IN CONNECTION WITH, OR WITH RESPECT TO, ANY SUCH DISCHARGED, RELEASED, SETTLED, COMPROMISED, OR EXCULPATED CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES UNLESS SUCH HOLDER HAS OBTAINED ENTRY OF A FINAL ORDER AUTHORIZING SUCH SETOFF AS PROVIDED HEREIN; AND (5) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND AGAINST THE PLAN DEBTORS, THE POST-EFFECTIVE DATE PLAN DEBTORS, OR ANY ENTITY SO DISCHARGED, RELEASED OR EXCULPATED (OR THE PROPERTY OR ESTATE OF THE PLAN DEBTORS, THE POST-EFFECTIVE DATE PLAN DEBTORS, OR ANY ENTITY SO DISCHARGED, RELEASED OR EXCULPATED) ON ACCOUNT OF, OR IN CONNECTION WITH, OR WITH RESPECT TO, ANY SUCH DISCHARGED, RELEASED, SETTLED, COMPROMISED, OR EXCULPATED CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES DISCHARGED, RELEASED, SETTLED, OR COMPROMISED PURSUANT TO THE PLAN.

NOTHING CONTAINED HEREIN WILL (1) PRECLUDE AN ENTITY FROM OBTAINING BENEFITS DIRECTLY AND EXPRESSLY PROVIDED TO SUCH ENTITY PURSUANT TO THE TERMS OF THE PLAN; OR (2) WILL BE CONSTRUED TO PREVENT ANY ENTITY FROM DEFENDING AGAINST CLAIMS OBJECTIONS OR COLLECTION ACTIONS WHETHER BY ASSERTING A RIGHT OF SETOFF, RECOUPMENT OR OTHERWISE TO THE EXTENT PERMITTED BY LAW.

44.                               Notwithstanding any terms to the contrary in the Plan or this Order, the foregoing releases, discharges, injunctions and exculpations will not operate to waive or release any claims, obligations, debts, rights, suits, damages, remedies, causes of action and liabilities against the Molycorp Minerals Debtors.

45.                               Notwithstanding any language to the contrary contained in the Disclosure Statement, the Plan, and/or this Order, no provision shall release any non-debtor, including any current and/or former officer and/or director of the Debtors and/or any non-Debtor from liability to the United States Securities and Exchange Commission in connection with any legal action or claim brought by such Governmental Unit against such person(s).

46.                               Nothing in this Order or the Plan discharges, releases, resolves, exculpates, precludes, or enjoins: (i) any police or regulatory liability to any Governmental Unit that is not a

“claim” as defined in 11 U.S.C. § 101(5); (ii) any claim under police or regulatory law of any Governmental Unit arising on or after the Effective Date; (iii) any police or regulatory liability to any Governmental Unit that any entity would be subject to as the owner or operator of property after the Confirmation Date; or (iv) any liability to any Governmental Unit on the part of any person or entity other than the Plan Debtors.  Nothing in this Order divests any tribunal of any jurisdiction it may have under police or regulatory law to interpret this Order or to adjudicate any defense asserted under this Order.

47.                               Nothing in the Plan, this Order, or any document implementing the Plan shall affect any setoff or recoupment rights of the United States.

48.                               No provision contained herein or in the Plan, or section 1141 of the Bankruptcy Code, shall be construed as discharging, releasing or relieving any party, in any capacity, from any liability with respect to the Magnequench Pension Plan under any law, government policy or regulatory provision.  PBGC and the Magnequench Pension Plan shall not be enjoined or precluded from enforcing such liability or responsibility against any party as a result of any of provisions for satisfaction, release, injunction, exculpation, and discharge of claims in the Plan, this Order, the Bankruptcy Code, or any other document filed in any of the Debtors’ bankruptcy cases.

49.                               Nothing in the Plan or this Order (including but not limited to the releases and injunctions contained in Article IX of the Plan) shall, or shall be construed to, (a) discharge, release, enjoin the prosecution of, or otherwise impact any claims asserted in the May 29, 2015 First Amended Complaint (the “Securities Complaint”), or to be asserted in any future amended complaint that alleges claims arising during substantially the same class period (February 7, 2011 through November 10, 2011), against any non-debtor Released Parties named or to be named as defendants in the putative securities class action captioned In re Molycorp, Inc. Securities Litigation, Case No. 1:12-cv-00292-RM-KMT (the “Securities Litigation”) pending in the United States District Court for the District of Colorado (the “Colorado District Court”), (b) relieve any such non-debtor Released Party of liability on account of any such claim, (c) release or otherwise impact any obligation of National Union or any other insurer under any insurance policy providing coverage to or for the benefit of any defendant in the Securities Litigation, for any such claims, or (d) preclude any of the lead or representative plaintiffs in the Securities Litigation (the “Securities Plaintiffs”) or members of any class certified in the Securities Litigation from conducting discovery of the Debtors, the Reorganized Plan Debtors, or any transferee of the Debtors’ Books and Records (as defined below).

50.                               Notwithstanding any terms to the contrary in the Plan or this Order, (a) Westchester Fire Insurance Company, Ironshore Indemnity Co, Lexon Insurance CO. and Bond Safeguard Insurance Co. (individually and collectively, the “Sureties”) shall not be deemed to have provided the Third Party Releases under the Plan or this Order, and no injunction provision in the Plan or this Order shall prevent the Sureties from taking any action that would otherwise have been enjoined solely by virtue of the Third Party Releases and (b) any and all rights and interests of the Sureties to the collateral held by the Sureties (including but not limited to set-off rights and/or recoupment rights, if any) whether held as security and /or in trust by the Sureties in connection with the bonds they issued on behalf of one or more Debtors shall not be altered or effected by the Plan or this Order (except as otherwise provided in paragraph 94 of this Order).

H.                                   Executory Contracts and Unexpired Leases

51.                               On the Effective Date, this Order shall constitute an order under sections 365 and 1123(b) of the Bankruptcy Code approving the assumption and/or rejection of the Plan Debtors’ Executory Contracts and Unexpired Leases in accordance with Article VI of the Plan.

52.                               Except as otherwise provided in the Plan, as of the Effective Date and upon the payment of the applicable Cure Cost, if any, each Reorganized Plan Debtor shall be deemed to, as of the Effective Date, have assumed (and, if applicable, assigned to the applicable Reorganized Plan Debtor) each Executory Contract and Unexpired Lease to which such Plan Debtor is a party, unless such Executory Contract or Unexpired Lease (i) was previously assumed or rejected, (ii) previously expired or was terminated pursuant to its own terms, (iii) is the subject of a motion or notice to assume or assume and assign Filed on or before the Confirmation Date, or (iv) is designated specifically or by category as an Executory Contract or Unexpired Lease on the Schedule of Rejected Executory Contracts and Unexpired Leases.  As of the Effective Date, each such Executory Contract and Unexpired Lease shall be fully enforceable by an applicable Reorganized Plan Debtor, except as such terms have been modified by the order of the Court.  Notwithstanding the foregoing or anything else to the contrary herein or in the Plan, the Plan Debtors shall have the right to alter, amend, modify, or supplement the Schedule of Rejected Executory Contracts and Unexpired Leases.  Any Executory Contracts and Unexpired Leases of the Parent assumed pursuant to the Plan shall be deemed assumed and assigned to Reorganized Parent or an entity controlled, directly or indirectly, by the Reorganized Parent.

53.                               As of the Effective Date, all Executory Contracts and Unexpired Leases scheduled for rejection on the Schedule of Rejected Executory Contracts and Unexpired Leases shall be deemed rejected, unless such Executory Contract or Unexpired Lease (i) was previously assumed or rejected; (ii) previously expired or was terminated pursuant to its own terms; (iii) was the subject of a motion or notice to assume or assume and assign Filed on or before the Confirmation Date; or (iv) is designated specifically, or by category, as an Executory Contract or Unexpired Lease on the Schedule of Assumed Executory Contracts and Unexpired Leases.

54.                               The Executory Contracts and Unexpired Leases of the Molycorp Minerals Debtors scheduled on the Schedule of Assumed Executory Contracts to which any of the Molycorp Minerals Debtors is a party shall constitute Downstream Transferred Assets and shall, upon entry of the Confirmation Order, be deemed assumed and assigned to the Plan Debtors and, upon the Effective Date, assigned to the applicable Reorganized Plan Debtors.  Except as otherwise provided in the Plan, as of and subject to the occurrence of the Effective Date and the payment of the applicable Cure Cost, if any, each Executory Contract and Unexpired Lease on the Schedule of Assumed Executory Contracts and Unexpired Leases shall be deemed to have been assumed and assigned from the Plan Debtors to the applicable Reorganized Plan Debtor.  Notwithstanding the foregoing or anything else to the contrary herein or in the Plan, the Plan Debtors and/or the Reorganized Plan Debtors shall have the right to alter, amend, modify, or supplement the Schedule of Assumed Executory Contracts and Unexpired Leases.

55.                               Unless a party to an Executory Contract or Unexpired Lease to be assumed pursuant to the Plan has objected, on or before February 24, 2016, to the applicable Cure Cost set forth in the Notice of Debtors’ Intent to Potentially Assume or Assume and Assign Certain Executory Contracts and Unexpired Lease [Docket No. 1231] (the “Cure Schedule”), the payment of such Cure Cost shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under the applicable Executory Contract or Unexpired Lease at any time prior to the effective date of its assumption and assignment.  Thereafter, such party shall be (a) forever barred from objecting to the applicable Cure Cost and from asserting any additional cure or other amounts with respect to the relevant contract or lease; (b) deemed to have consented to the assumption and assignment of such contract or lease; and (c) forever barred and estopped from asserting or claiming defaults exist, that conditions to assignment must be satisfied under such Executory Contract or Unexpired Lease or that there is any objection or defense to the assumption of such Executory Contract or Unexpired Lease.  Any party to an Executory Contract or Unexpired Lease whose contract or lease is not listed on the Cure Schedule shall be deemed to have a Cure Cost of $0.00.  Any disputed Cure Costs shall be determined in accordance with the procedures set forth in Article VI.B of the Plan.

56.                               All Proofs of Claim based on the rejection of the Executory Contracts or Unexpired Leases under the Plan or otherwise must be Filed with the Prime Clerk no later than the later of (i) thirty (30) days after the effective date of such rejection and (ii) the Claims Bar Date.  Any Allowed Claim based of the rejection of any Executory Contract or Unexpired Lease shall, be classified and treated as a General Unsecured Claim under the Plan.  Any holder of a Claim for rejection damages for which a Proof of Claim is not timely Filed shall not participate in the distribution on account of such Claim, and such Claim shall be deemed fully satisfied, released, settled, and compromised, and be subject to the provisions of Section IX.H of the Plan.

57.                               Rejection of any Executory Contract or Unexpired Lease under the Plan or otherwise shall not constitute a termination of any preexisting obligations owed to the applicable Debtors by the counterparty under such Executory Contract or Unexpired Lease, including, without limitation, any warranties or continued maintenance obligations on goods previously acquired or services previously received.

58.                               Notwithstanding anything to the contrary herein or in the Plan, none of the Debtors, the Reorganized Parent, or Reorganized Plan Debtors shall assume any indemnification obligation in place as of the Effective Date, whether in the Bylaws, Certificates of Incorporation, Limited Liability Agreements, other organizational or formation documents, board resolutions, management or indemnification agreements or employee contracts for the Plan Debtors’ current and former Directors and Officers but rather any such obligation shall, to the extent arising out of events which occurred prior to the Petition Date, be treated as a general unsecured claim, subject to the applicable provisions of the Bankruptcy Code.

59.                               The assumption of any Executory Contract or Unexpired Lease by a Plan Debtor and its assignment to the applicable Reorganized Plan Debtor shall not constitute a change in ownership or change in control under such Executory Contract or Unexpired Lease or employee benefit plan or program.

I.                                        Directors and Officers of Reorganized Plan Debtors.

60.                               Reorganized Parent’s initial directors were disclosed in the Plan Supplement.  Pursuant to section IV.D.4 of the Plan, the New Board will identify and select the directors for the New Board for each of the direct and indirect subsidiaries of Reorganized Parent, as applicable, and the existing officers of the Debtors as of the Petition Date will remain in their current capacities as officers of the Reorganized Plan Debtors, subject to the ordinary rights and powers of the New Board to remove or replace them in accordance with the New Corporate Governance Documents.  Such appointment of the officers and directors of the Reorganized Plan Debtors as of the Effective Date is hereby approved.

J.                                      Preservation of Causes of Action.

61.                               Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement entered into, or delivered in connection with, the Plan, in accordance with section 1123(b) of the Bankruptcy Code and to the fullest extent possible under applicable law, the Reorganized Plan Debtors shall retain and may enforce, and will have the sole right to enforce, any claims, demands, rights, and Causes of Action that any Plan Debtor or Plan Debtor’s Estate may hold against any Entity other than any Released Party.  The Reorganized Plan Debtors may pursue, or not pursue, such retained claims, demands, rights or Causes of Action, as they deem appropriate in their discretion.

62.                               Upon the Effective Date, all of the Plan Debtors’ claims and Causes of Action, including without limitation any Avoidance Actions, against any Holder of Claims in Class 5 shall be released and shall not vest in the Reorganized Plan Debtors; provided, however, that notwithstanding anything to the contrary herein or in the Plan, no such release shall be granted to the Holders of Claims in Class 5 that objected to the Plan.

K.                                   Cancellation of Securities and Agreements and Release of Liens

63.                               On the Effective Date, except as otherwise specifically provided for herein or in the Plan, the securities and obligations of the Plan Debtors set forth in Section IV.L of the Plan shall be cancelled solely as to the Plan Debtors, and the Reorganized Plan Debtors shall have no continuing obligations thereunder and all such obligations shall be fully released, settled and compromised.  Notwithstanding the foregoing, any agreements that are being cancelled hereunder solely as to the Plan Debtors, which governs the rights of the Holders of Claims, shall continue in effect solely for purposes of:  (1) allowing such Holders to receive distributions under the Plan; (2) allowing the Convertible Notes Indenture Trustees and the 10% Notes

Indenture Trustee to make the distributions under with the Plan; (3) preserving any rights of the Convertible Notes Indenture Trustees and the 10% Notes Indenture Trustee to payment of fees, expenses, and indemnification obligations solely as against any money or property distributable to the Holders under the relevant agreements, including any rights to priority of payment and/or to exercise charging liens on such distributions; (4) allowing the Convertible Notes Indenture Trustees to enforce any right to payment with respect to the Indenture Trustees Allowed Fee Payment; and (5) allowing the Convertible Notes Indenture Trustees or the 10% Notes Indenture Trustees to appear in the Chapter 11 Cases or any proceeding in which they are or may become a party with respect to items (1) through (4), as applicable.

64.                               Notwithstanding any provision contained in the Plan to the contrary, distributions pursuant to the Plan and/or the 10% Noteholder Group Settlement to the 10% Noteholders or Oaktree of any cash that is Pari Passu Collateral or cash proceeds of Pari Passu Collateral will be made by the Disbursing Agent to the Pari Passu Collateral Agent, which shall transmit such cash to Holders of Allowed Claims secured by the Pari Passu Collateral in accordance with the terms of the Pari Passu Collateral Agency Agreement; provided, however, that prior to making such distribution to Holders of Allowed Claims secured by the Pari Passu Collateral, the Pari Passu Collateral Agent may reserve an amount up to $100,000 to be held as security and indemnity and applied against all future fees, costs, expenses and liabilities incurred by the Pari Passu Collateral Agent in such capacity.  The distribution provisions contained in the Pari Passu Collateral Agency Agreement shall continue in effect to the extent necessary to authorize the Pari Passu Collateral Agent to receive and make distributions to the Holders of Claims secured by the Pari Passu Collateral, as applicable, pursuant to this paragraph, and shall terminate completely solely as to the Plan Debtors upon completion of such distributions.

65.                               Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, liens, pledges, or other security interests of any nature against any property of the Plan Debtors’ Estates will be fully released, settled, and compromised, and all rights, titles, and interests of any Holder of such mortgages, deeds of trust, liens, pledges, or other security interests of any nature against any property of the Plan Debtors’ Estates will vest in the Reorganized Plan Debtors or their assigns, if applicable.  In addition, except as otherwise provided in the Plan, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, subject to and concurrently with satisfaction of the Oaktree Prepetition Claims in accordance with the terms of the Plan, and with respect to Molycorp Silmet subject to the transfer of the Molycorp Silmet Equity contemplated by the Plan and the 10% Noteholder Group Settlement, Oaktree shall release the Non-Debtor Prepetition Oaktree Guarantors from all obligations under the Oaktree Prepetition Facilities and Oaktree Lease Documents.  Further, on the Effective Date and concurrently with the satisfaction of the DIP Facility Claims in accordance with the terms of the Plan, the DIP Lenders shall consent to the release of any Claims and the termination of any liens or negative pledges executed or incurred by any Debtor or Non-Debtor Affiliate in connection with the DIP Facility.

66.                               Notwithstanding anything herein or in the Plan to the contrary, but without limiting in any way the reservation of rights set forth in paragraph 96 below, no Claims that Oaktree may have against any of the Molycorp Minerals Debtors shall be deemed satisfied, cancelled, or discharged, including without limitation, the Oaktree Prepetition Claims nor shall any of the Oaktree Prepetition Facility Documents or the Oaktree Lease Documents, mortgages, deeds of trust, liens, pledges, or other security interests of any nature against any property of the Molycorp Minerals Debtors’ Estates (other than in respect of the Molycorp Silmet Equity and the Downstream Transferred Assets) be deemed released, settled, or compromised, and all rights, titles, and interests of Oaktree in respect of such mortgages, deeds of trust, liens, pledges, or other security interests of any nature against any such property of the Molycorp Minerals Debtors shall survive unaltered on or after the Effective Date.

67.                               Notwithstanding anything herein or in the Plan to the contrary, but without limiting in any way the reservation of rights set forth in paragraph 96 below, nothing herein shall be deemed to satisfy, cancel or discharge any Claims the 10% Notes Indenture Trustee, Pari Passu Collateral Agent or 10% Noteholders have against the Molycorp Minerals Debtors, including without limitation, Claims with respect to the 10% Notes Documents, nor shall any of the 10% Notes Documents, mortgages, deeds of trust, liens, pledges, or other security interests of any nature against any property of the Molycorp Minerals Debtors’ Estates (other than in respect of the Molycorp Silmet Equity and the Downstream Transferred Assets) be deemed released, settled, or compromised, and all rights, titles, and interests of 10% Notes Indenture Trustee, the Pari Passu Collateral Agent, or the 10% Noteholders in respect of such mortgages, deeds of trust, liens, pledges, or other security interests of any nature against any such property of the Molycorp Minerals Debtors shall survive unaltered on or after the Effective Date.

L.                                    Administrative Bar Date

68.                               Except as otherwise provided in Article II of the Plan, section 503(b)(1)(D) of the Bankruptcy Code, or orders of this Court, requests for payment of Administrative Claims

(other than (i) DIP Facility Claims, (ii) Fee Claims, (iii) Ordinary Course Administrative Claims, (iv) fees payable pursuant to 28 U.S.C. § 1930 and (v) Claims pursuant to section 503(b)(9) of the Bankruptcy Code) must be Filed and served on the applicable Reorganized Plan Debtor by the first Business Day that is 30 days after the Effective Date or such earlier date as specified in the Bar Date Order for a particular Administrative Claim, subject to any exceptions specifically set forth herein or in the Plan.  Such requests for payment must include at a minimum: (i) the name of the applicable Plan Debtor that is purported to be liable for the Administrative Claim and, if the Administrative Claim is asserted against more than one Plan Debtor, the exact amount asserted to be owed by each such Plan Debtor; (ii) the name of the holder of the Administrative Claim; (iii) the asserted amount of the Administrative Claim; (iv) the basis of the Administrative Claim; and (v) supporting documentation for the Administrative Claim.  ABSENT FURTHER COURT ORDER, THE HOLDERS OF ADMINISTRATIVE CLAIMS THAT ARE REQUIRED, BUT FAIL, TO FILE AND SERVE A REQUEST FOR PAYMENT OF THEIR ADMINISTRATIVE CLAIMS ON OR BEFORE THE ADMINISTRATIVE CLAIMS BAR DATE SHALL BE FOREVER BARRED, ESTOPPED, AND ENJOINED FROM ASSERTING SUCH ADMINISTRATIVE CLAIMS AGAINST THE DEBTORS, THE REORGANIZED PLAN DEBTORS, ANY OF THEIR SUCCESSORS OR THE PROPERTY OF ANY OF THE FOREGOING.

M.                                 Professional Fees

69.                               Any Professional asserting a Fee Claim for services rendered before the Effective Date must (a) File a Final Fee Application no later than 30 days after the Effective Date and (b) serve it on the Reorganized Plan Debtors and such other Entities required under the Bankruptcy Rules, the Fee Order, this Order, or other order of the Court.  Objections to a Fee

Claim must be Filed and served on the Reorganized Plan Debtors, and the Entity asserting the Fee Claim no later than 60 days after the Effective Date.  To the extent necessary to effectuate solely the timing and notice provisions of Section II.A.5 of the Plan, in the event of a conflict, this Order hereby amends and supersedes the Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals [Docket No. 229]; provided, however, that Professionals may still submit monthly and interim fee applications (and receive payment) prior to the Effective Date.  Allowed Fee Claims not paid on or prior to the Effective Date, shall be paid as soon as reasonably practicable after such Fee Claims become Allowed Claims, in full in Cash by the Reorganized Plan Debtors (and may be paid from Cash available at any Reorganized Plan Debtor or Non-Debtor Affiliate or combination thereof), provided, however, that nothing herein shall in any way limit, impair or waive any objection to allowance of any Fee Claim.

70.                               The fees and expenses of the Creditors’ Committee’s legal professionals incurred on and after the Committee Settlement Effective Date with respect to the Creditors’ Committee Legal Fee Cap Matters shall not exceed $250,000.  Any amounts incurred by the Creditors’ Committee’s legal professionals on and after the Committee Settlement Effective Date with respect to the Creditors’ Committee Legal Fee Cap Matters in excess of the Creditors’ Committee Legal Fee Cap are disallowed, and none of the Debtors, the Debtors’ Estates or the Reorganized Plan Debtors shall be liable for any such amounts.

71.                               Except as otherwise specifically provided herein or in the Plan, on and after the Effective Date, the Reorganized Plan Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Court, pay in Cash the reasonable and documented fees and expenses of their Professionals incurred on or after the

Effective Date.  Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code or any order of the Court entered before the Effective Date governing the retention of, or compensation for services rendered by, such Professionals shall terminate.

N.                                    Payment of Fees & Expenses of the Convertible Notes Indenture Trustees

72.                               As part of the 9019 Settlement, without any further notice to or action, order, or approval of the Court, on the Effective Date, the Reorganized Plan Debtors shall make the Indenture Trustees Allowed Fee Payment to the Convertible Notes Indenture Trustees and the Subordinated Convertible Notes Indenture Trustee.

O.                                   Payment of Fees & Expenses of the Ad Hoc 10% Noteholders; the 10% Notes Indenture Trustee, and the Pari Passu Collateral Agent

73.                               All fees and expenses of the Ad Hoc 10% Noteholders incurred in connection with these cases shall be paid on the Effective Date in an amount up to $5,000,000.

74.                               To the extent legally permissible, the Ad Hoc 10% Noteholders may submit any fees and expenses above $5,000,000 for reimbursement to be paid out of the cash recovery allocable to the 10% Noteholders.

75.                               The fees and expenses of the 10% Notes Indenture Trustee shall be paid from the cash recovery allocable to the 10% Noteholders on account of their allowed secured claim.

76.                               Except as set forth in paragraph 18 of the 10% Noteholder Group Settlement, none of the 10% Noteholders, the Ad Hoc 10% Noteholders, the 10% Notes Indenture Trustee, the Pari Passu Collateral Agent, or any of their Representatives shall have any further right to seek payment of any fees, expenses, costs, or indemnification, from any of the Debtors, the Reorganized Plan Debtors, or any Released Party.  Without limiting the foregoing, to the extent the Pari Passu Collateral Agent is directed by the Applicable Authorized Representative to take any action (other than performing any of its obligations under the Pari Passu Collateral Agency Agreement) authorized under the Pari Passu Collateral Agency Agreement, the Pari Passu Collateral Agent shall not be under any obligation to take such action , unless the Pari Passu Collateral Agent shall have received adequate security and indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred by it in compliance with such direction, including such reasonable advances as may be requested by the Pari Passu Collateral Agent.

P.                                     Oaktree’s Fees and Expenses

77.                               Without any further notice to or action, order or approval of the Bankruptcy Court the Plan Debtors shall pay and continue to pay, when due and payable, Oaktree for all reasonable and documented professional fees and expenses incurred by Oaktree prior to the Effective Date in connection with or related to the Plan Debtors, the Reorganized Plan Debtors, the Chapter 11 Cases, the Oaktree Prepetition Facilities and the Oaktree Lease Documents, including without limitation, the reasonable and documented fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, as co-counsel to Oaktree, Morris, Nichols, Arsht & Tunnell LLP, co-counsel to Oaktree, and Centerview Partners, as financial advisors to Oaktree; provided, that after the Effective Date, the Post-Effective Date Plan Debtors shall not be obligated to nor shall they pay the fees and expenses of professionals representing Oaktree incurred after the Effective Date, provided, further, however, that the Reorganized Plan Debtors may retain and pay the fees and expenses of any such professional post Effective Date.

Q.                                   Binding Effect of Prior Orders

78.                               For the avoidance of doubt, and notwithstanding anything to the contrary herein or in the Plan, pursuant to section 1141 of the Bankruptcy Code, upon entry of this Order, this Order and all prior orders entered in the Debtors’ chapter 11 cases, including without limitation, the DIP Order (including any interim order with respect thereto) and the Bid Procedures Order, shall remain binding and effective as to the Molycorp Minerals Debtors and all parties in interest and their respective successors and assigns in the Molycorp Minerals Debtors’ chapter 11 cases, including without limitation any chapter 7 trustee; provided, however, that from and after the entry of the Confirmation Order, the Plan Debtors and their Non-Debtor Affiliates shall be authorized to engage in intercompany transactions between and among themselves provided that any superpriority administrative expense claims arising in connection with such transfer shall be deemed waived as of the Effective Date.

R.                                    Dissolution of Creditors’ Committee

79.                               On the Effective Date, the Creditors’ Committee will dissolve and the members of such committee will be released and discharged from all duties and obligations arising from or related to the Chapter 11 Cases; provided, that, the Creditors’ Committee will not be dissolved, and the members of the Creditors’ Committee will not be released or discharged of duties solely with respect to (i) any appeals or stays of any orders related to the Plan until such time as such orders become Final Orders (the “Committee Rights”), (ii) the Molycorp Minerals Debtors, unless and until such debtors’ chapter 11 cases are converted to cases under chapter 7 of the Bankruptcy Code (the “Minerals Committee Rights”), and (iii) any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or Filed and served after the Effective Date in accordance with the provisions of Section II.A.5 of the Plan (the “Fee Application Rights” together with the Committee Rights and the Minerals Committee Rights, the “Post-Effective Date Matters”); provided, further, that, the Creditors’ Committee will be dissolved and the members thereof discharged from all duties and obligations on the date upon which all services related the Post-Effective Date Matters are completed.  The Professionals retained by such committee and the members thereof will not be entitled to assert any claims for reasonable fees rendered or expenses incurred after the Effective Date, except for reasonable and documented fees rendered and expenses incurred in connection with the Post-Effective Date Matters but subject to the Creditors’ Committee Legal Fee Cap for the Creditors’ Committee Legal Fee Cap Matters.  The Bankruptcy Court shall retain jurisdiction over any disputes with respect to such fees and expenses, but otherwise such fees and expenses shall be paid by the Reorganized Plan Debtors without further application to the Bankruptcy Court; provided, however, that nothing herein shall in any way limit, impair or waive any objections (and all such objections are expressly reserved) to any fees or expenses incurred in connection with the Post-Effective Date Matters, including the reasonableness of such fees or expenses.

S.                                      Effect of Non-Occurrence of the Effective Date

80.                               If the Effective Date does not occur, then (i) the Plan shall be null and void in all respects; (ii) any settlement and compromise embodied in the Plan (except for those authorized to be implemented upon entry of this Order and not subject to either the occurrence of the Effective Date or prior satisfaction or waiver of all conditions precedent listed in Section X.B of the Plan in accordance with the terms of the Plan), assumption or rejection of any Executory Contract or Unexpired Lease effected by the Plan, and any document or agreement executed pursuant to, or in furtherance of, the Plan, shall be deemed null and void; and (iii) nothing contained in the Plan or the Disclosure Statement shall (a) constitute a waiver or release of any

Claims or Interests, (b) prejudice in any manner the rights of the Debtors or any other Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity.

T.                                    Reference to Plan and Plan Provisions

81.                               Failure specifically to include or reference any particular section or provision of the Plan or any related agreement in this Order shall not diminish or impair the effectiveness of such section or provision, it being the intent of the Court that the Plan (as modified by this Order) for each of the Plan Debtors be confirmed in its entirety.

82.                               Any document related to the Plan that refers to a plan of reorganization of the Plan Debtors other than the Plan shall be, and it hereby is, deemed to be modified such that (i) the reference to the Debtors in such document shall mean the Plan Debtors and (ii) the reference to the plan of reorganization shall mean the Plan confirmed, and as modified, by this Order, as appropriate.

U.                                    Continuation of Automatic Stay

83.                               Unless otherwise provided in the Plan or in this Order, all injunctions and stays in effect in the Debtors’ chapter 11 cases on the date of entry of this Order pursuant to sections 105 or 362 of the Bankruptcy Code or any order of this Court shall remain in full force and effect until the Effective Date.  All injunctions and stays contained in the Plan or this Order shall remain in full force and effect in accordance with their respective terms.

V.                                    Post-Effective Date Notices

84.                               Except as otherwise may be provided in the Plan or herein, the only parties entitled to notice of any pleadings Filed in the Chapter 11 Cases of the Plan Debtors after the Effective Date shall be:  (a) the Reorganized Parent and the Reorganized Plan Debtors and their counsel, (b) the United States Trustee, (c) Oaktree, and (e) any party known to be directly affected by the relief sought in a given pleading.

W.                                Retention of Jurisdiction

85.                               Notwithstanding the entry of this Order, from and after the Effective Date, this Court shall, to the fullest extent legally permissible, retain exclusive jurisdiction over the Chapter 11 Cases and all matters arising under, arising out of, or related to, the Chapter 11 Cases, including, without limitation, all matters listed in Article XII of the Plan, as well as for the purposes set forth in sections 1142 of the Bankruptcy Code.  To the extent it is not legally permissible for the Court to have exclusive jurisdiction over any of the foregoing matters, the Court shall have non-exclusive jurisdiction over such matters to the fullest extent legally permissible.  For the avoidance of doubt, nothing in this Order divests any tribunal of any jurisdiction it may have under police or regulatory law to interpret this Order or to adjudicate any defense asserted under this Order.

X.                                   Notice of Confirmation of the Plan and the Occurrence of the Effective Date and Cash Out Option

86.                               The Debtors or the Reorganized Plan Debtors are directed to serve a notice of the entry of this Order and the occurrence of the Effective Date, substantially in the form of Appendix II attached hereto, which is hereby approved (the “Effective Date Notice”), on all parties that they have served with the notice of the Confirmation Hearing no later than ten (10) days after the Effective Date; provided, however, that the Plan Debtors or the Reorganized Plan Debtors shall be obligated to serve the Effective Date Notice only on the record holders of Claims or Interests as of the Distribution Record Date.  As soon as practicable after the entry of this Order, the Debtors shall make copies of this Order available on their reorganization website at https://cases.primeclerk.com/molycorp/.  Service of the Effective Date Notice as provided herein shall constitute good and sufficient notice pursuant to Bankruptcy Rules 2002 and 3020(e) of entry of this Order and the occurrence of the Effective Date and no other or further notice need be given.

87.                               The Debtors or the Plan Debtors are authorized and directed to serve the Important Notice to Holders of Claims in Class 5A Regarding the Class 5 Cash Out Option substantially in the form of Appendix III attached hereto (the “Cash Out Notice”) within two (2) Business Days of entry of this Order, which is hereby approved including pursuant to section 1125 of the Bankruptcy Code, on all Holders of a Claim in Class 5A under the Plan.  The Debtors, Creditors’ Committee, its members, and their respective advisors are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code, Section IX.G of the Plan and this Order, in connection with the Cash Out Notice in all respects.

Y.                                    Exclusivity

88.                               The Plan Debtors’ exclusive periods to file a plan of reorganization and solicit acceptances thereof, pursuant to section 1121(d) of the Bankruptcy Code, are hereby extended through the Effective Date.

Z.                                    Order Immediately Binding

89.                               The Debtors’ request for a waiver of the stay of this Order imposed by Bankruptcy Rule 3020(e) is hereby granted.  Notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062, upon the occurrence of the Effective Date, the terms of the Plan, the Plan Documents, and this Order shall be immediately effective, enforceable and binding upon the Debtors and any and all Holders of Claims against or Interests in, the Plan Debtors (regardless of whether such Claims or Interests have accepted or rejected (or are deemed to have accepted or rejected) the Plan), all Entities that are parties to, or are subject to, the settlements, compromises, releases, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases. Pursuant to section 1142(a) of the Bankruptcy Code, the Plan shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

90.                               The terms and provisions of the Plan and this Order shall be binding in all respects upon, and shall inure to the benefit of, the Debtors, their respective Affiliates, successors and assigns, the Debtors’ estates, all creditors of (whether known or unknown), and holders of equity interests in the Debtors, and any affected third parties, notwithstanding the dismissal of any of the Debtors’ chapter 11 cases, the conversion of any the Debtors’ chapter 11 cases to a case or cases under Chapter 7, or any subsequent appointment of any trustee(s) under any Chapter of the Bankruptcy Code, as to which trustee(s) such terms and provisions likewise shall be binding and not subject to rejection or avoidance.  The Plan and this Order, and all prior orders of the Court in the Debtors’ chapter 11 cases, shall be enforceable against and binding upon, and shall not be subject to rejection or avoidance by, any Chapter 7 or Chapter 11 trustee appointed in the Debtors’ chapter 11 cases.  Further, nothing contained in any plan of reorganization or liquidation confirmed in the chapter 11 cases of the Molycorp Minerals Debtors or any other order to be entered in respect of the Molycorp Minerals Debtors shall conflict with or derogate from the provisions of the Plan, this Order or any prior order of the Court.

AA.                           Substantial Consummation

91.                               On the Effective Date of the Plan, the Plan shall be deemed to be substantially consummated under section 1101 and 1127(b) of the Bankruptcy Code.

BB.                           Modification of the Plan

92.                               Subject to the restrictions contained in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Plan Debtors shall have the right, without further order from the Court, but subject to the applicable provisions in the Plan, including, without limitation and to the extent applicable, the Oaktree Consent Right and the Creditors’ Committee Consent Right, to make non-material alterations, amendments or modifications to the Plan subsequent to the entry of this Order; provided the Plan Debtors shall provide three (3) business days’ notice to counsel to the Sureties and San Bernardino County prior to implementing any such non-material alterations, amendments or modifications.  In addition, without any further order from the Court, but subject to the terms of the Plan, including, without limitation and to the extent applicable, the Oaktree Consent Right, the Creditors’ Committee’s Consent Right, the Directors and Officers Consent Right and the National Union Consent Right, the Plan Debtors shall have the right to alter, amend, or modify any document and instrument included in the Plan Supplement to the extent necessary to implement the terms of this Order and the Plan (as modified by this Order).  To the extent necessary, the Reorganized Plan Debtors shall have the right to initiate proceedings in this Court, after notice, to so alter, amend, or modify the Plan or any document and instrument described in the preceding sentence or remedy any defect or omission or reconcile any inconsistencies in this Order, the Plan, and the Disclosure Statement.

CC.                           Miscellaneous Provisions

93.                               Until entry of a final order of judgment or settlement resolving all of the claims asserted in the Securities Litigation, or an order of the Colorado District Court reducing or clarifying the scope of this preservation obligation, the Debtors, the Reorganized Plan Debtors, and/or any transferee of the Debtors’ Books and Records (as defined below) shall preserve and maintain all books, records, documents, files, electronic data (in whatever format, including native format) (collectively, the “Books and Records”) potentially relevant to the allegations in the Securities Complaint in accordance with the instructions and orders of the Colorado District Court.  The Debtors and the Reorganized Plan Debtors submit to the jurisdiction of the Colorado District Court solely for the purposes of this paragraph.

94.                               The Plan Debtors (subject to the Oaktree Consent Right) and Westchester Fire Insurance Company shall within 30 days from entry of this Order enter into an agreement to retain or replace Bond No. K08927431 issued by Westchester Fire Insurance Company for the benefit of Molycorp Chemicals & Oxides, Inc. (the “C&O Bond”).  If the Plan Debtors determine (subject to the Oaktree Consent Right) to replace the C&O Bond, Westchester Fire Insurance Company shall immediately thereupon release any collateral held by Westchester Fire Insurance Company solely on account of the C&O Bond.  In no event shall Westchester Fire Insurance Company be required to keep said bond in place for more than 30 days from the date of this Order, without its consent to do so.

95.                               The Molycorp Minerals Debtors shall file a motion for separate joint administration from the Plan Debtors.

96.                               The rights of all parties are expressly reserved and nothing herein or in the Plan shall prejudice the rights and priorities of any party, including, without limitation, the County of San Bernardino (if any), Oaktree and the 10% Noteholders, as to:  (a) any rights, liens, claims, encumbrances and interests in or to any machinery, plant, equipment, facilities, systems or other property owned by the Molycorp Minerals Debtors that is not a Downstream Transferred Asset (the “Remaining Property”); (b) whether any such Remaining Property may or may not be available to fund reclamation or other remediation and environmental liabilities of the

Molycorp Minerals Debtors with respect to Mountain Pass pursuant to, and to the extent applicable, any local, state or federal statute, rule or regulation relating to environmental matters or the public’s health, safety or welfare, including, without limitation, SMARA or the Porter-Cologne Water Quality Control Act (each to the extent applicable) relating to Mountain Pass; (c) any party’s obligations (if any) to comply with any local, state or federal statute, rule or regulation relating to environmental matters or the public’s health, safety or welfare, including, without limitation, compliance with all requirements of SMARA or the Porter-Cologne Water Quality Control Act (each to the extent applicable) relating to Mountain Pass; or (d) all prior orders entered by the Court and the effect thereof.  The rights and remedies of all parties with regard to Purchased Assets (as defined in the 10% Noteholder Permitted Credit Bid APA) concerning, among other things, the matters set forth above and any additional environmental issues not dealt with in the Plan or this Order with respect to the Purchased Assets, are addressed by the 10% Noteholder Permitted Credit Bid APA and the Order approving same [Docket No. 1559].

97.                               Nothing in the Plan or this Order shall release or reduce any claims of any of the Plan Debtors against any of the Molycorp Minerals Debtors; provided that (a) the superiority administrative claim of Molycorp, Inc. against Molycorp Minerals arising under the terms of the DIP Order shall be reduced by $9 million; (b) no payments on account of, or further reductions to, such claims of any Plan Debtor against the Molycorp Minerals Debtors shall be made absent further order of the Court; and (c) any such claims shall not reduce, limit or be paid from the Minerals Wind-down Expense Reserve (as defined in the 10% Noteholder Group Settlement) absent further order of the Court.

Dated:	April 8, 2016
Wilmington, Delaware

/s/ Christopher S. Sontchi
THE HONORABLE CHRISTOPHER S. SONTCHI
UNITED STATES BANKRUPTCY JUDGE

APPENDIX I

PLAN OF REORGANIZATION

UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

In re	:	Chapter 11
:
MOLYCORP, INC., et al.,(1)	:	Case No. 15-11357 (CSS)
:
Debtors.	:	(Jointly Administered)
:

PLAN DEBTORS’ FOURTH AMENDED JOINT PLAN OF REORGANIZATION

Nothing contained in the Plan Debtors’ Fourth Amended Joint Plan of Reorganization is an offer, acceptance, or a legally binding obligation of the Plan Debtors or any other party in interest.  This Plan is subject to the Bankruptcy Court’s approval and certain other conditions.  This Plan is not an offer with respect to any securities.  Acceptances or rejections with respect to this Plan may not be solicited until the Bankruptcy Court has approved an accompanying disclosure statement in accordance with section 1125 of the Bankruptcy Code.  Any solicitation of this Plan will occur only in compliance with applicable provisions of securities and bankruptcy laws.

(1)                                 The Debtors are the following 21 Entities (the last four digits of their respective taxpayer identification numbers, if any, follow in parentheses):  Molycorp, Inc. (1797); Industrial Minerals, LLC; Magnequench, Inc. (1833); Magnequench International, Inc. (7801); Magnequench Limited; Molycorp Advanced Water Technologies, LLC (1628); MCP Callco ULC; MCP Canada Holdings ULC; MCP Canada Limited Partnership; MCP Exchangeco Inc.; Molycorp Chemicals & Oxides, Inc. (8647); Molycorp Luxembourg Holdings S.à r.l.; Molycorp Metals & Alloys, Inc. (9242); Molycorp Minerals Canada ULC; Molycorp Minerals, LLC (4170); Molycorp Rare Metals Holdings, Inc. (4615); Molycorp Rare Metals (Utah), Inc. (7445); Neo International Corp.; PP IV Mountain Pass, Inc. (1205); PP IV Mountain Pass II, Inc. (5361); RCF IV Speedwagon Inc. (0845).

Paul D. Leake	M. Blake Cleary (No. 3614)
Lisa Laukitis	Edmon L. Morton (No. 3856)
George R. Howard	YOUNG CONAWAY STARGATT & TAYLOR, LLP
JONES DAY	Rodney Square
222 East 41st Street	1000 North King Street
New York, New York 10017	Wilmington, Delaware 19801
Telephone: (212) 326-3939	Telephone: (302) 571-6600
Facsimile: (212) 755-7306	Facsimile: (302) 571-1253

Brad B. Erens
Joseph M. Tiller
JONES DAY
77 West Wacker
Chicago, Illinois 60601
Telephone: (312) 782-3939
Facsimile: (312) 782-8585

Counsel to the Plan Debtors

April 8, 2016

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

iii

INTRODUCTION

Molycorp, Inc. and the other Plan Debtors, propose the following joint plan of reorganization for the resolution of the outstanding claims against, and equity interests in, the Plan Debtors pursuant to chapter 11 of the Bankruptcy Code.  The Plan Debtors include all of the Debtors in the above-captioned cases except for:  (1) PP IV Mountain Pass II, Inc.; (2) PP IV Mountain Pass Inc.; (3) RCF Speedwagon Inc.; (4) Molycorp Minerals, LLC (“Molycorp Minerals”); (5) Industrial Minerals, LLC; and (6) Molycorp Advanced Water Technologies, LLC (collectively, the “Molycorp Minerals Debtors”).  The Plan Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

In this Plan, the Debtors have revised the Third Amended Joint Plan of Reorganization [Docket No. 1393] (the “Third Amended Plan”) to (a) incorporate the terms of the 10% Noteholder Group Settlement and (b) remove the Molycorp Minerals Debtors in accordance with Section XI.C of the Third Amended Plan, and the Third Amended Plan is hereby withdrawn with respect to the Molycorp Minerals Debtors.

While the Plan has been withdrawn as to the Molycorp Minerals Debtors, the Plan nevertheless contemplates certain settlements between the Plan Debtors and the Molycorp Minerals Debtors pursuant to, among other things, the terms of the 10% Noteholder Group Settlement (as defined below).  In broad strokes, the Plan contemplates two possible alternative plan structures (the “Plan Alternatives”):  (1) the sale of the Downstream Businesses pursuant to the Plan and distributions to creditors of the Net Proceeds from such sale on the Effective Date of the Plan (the “Downstream Businesses Sale”); or (2) if the Plan Debtors’ sales process is unsuccessful in attracting a bid (or combination of bids) sufficient to trigger the conditions for the Downstream Businesses Sale or the Plan Debtors are otherwise unable to consummate the Downstream Businesses Sale, a stand-alone reorganization around the Downstream Businesses (the “Stand-Alone Reorganization”).

The Plan incorporates the terms of the Committee Settlement Agreement among the Debtors, Oaktree, the Creditors’ Committee and National Union.  The treatment for Holders of Claims and Interests herein conforms to the agreements reached between the Committee Settlement Parties in the Committee Settlement Agreement.

Holders of Claims and Interests may refer to the Disclosure Statement for a more detailed discussion of the Plan Alternatives, the Plan Debtors’ history, businesses, results of operations, historical financial information, projections, and assets; events occurring during these Chapter 11 Cases; and the ongoing sales process.  In addition, an explanation of the Committee Settlement Agreement, a description of the settlements contained in the Plan related to the Committee Settlement Agreement and a summary of the distributions to be made hereunder are set forth in the Plan Settlement Summary [Docket No. 1393].

Other agreements and documents supplement the Plan and have been or will be Filed with the Bankruptcy Court as part of the Plan Supplement no later than seven (7) days prior to the Voting Deadline.

1

ARTICLE I.
DEFINED TERMS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME

A.                                    Defined Terms

As used in this Plan, capitalized terms have the meanings set forth below.  Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, has the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

1.                                      “10% Noteholder” means any Holder of the 10% Notes.

2.                                      “10% Noteholder Group Settlement” means that certain 10% Noteholder Group Settlement Among the Ad Hoc 10% Noteholders, the Debtors, Oaktree and the Creditors’ Committee, dated March 25, 2016 and filed with the Court [Docket No. 1495].

3.                                      “10% Noteholder Permitted Credit Bid” means the credit bid for the Molycorp Minerals Purchased Assets pursuant to the terms of the 10% Noteholder Group Settlement.

4.                                      “10% Noteholder Permitted Credit Bid APA” means the approved asset purchase agreement for the credit bid for the Molycorp Minerals Purchased Assets pursuant to the terms of the 10% Noteholder Group Settlement.

5.                                      “10% Notes” means those 10% Senior Secured Notes due 2020 issued pursuant to the 10% Notes Indenture.

6.                                      “10% Notes Claim” means a Claim arising from or under the 10% Notes and the 10% Notes Indenture subject to the stipulation between the Creditors’ Committee, the Ad Hoc 10% Noteholders and the 10% Notes Indenture Trustee [Docket No. 1327], which shall be Allowed in the amount of $687.2 million.

7.                                      “10% Notes Deficiency Claim” means the Allowed 10% Notes Claim in Class 5A, which shall be Allowed in the amount of $680.7 million.

8.                                      “10% Notes Documents” means the 10% Notes Indenture and all other agreements, documents, and instruments executed in connection therewith.

9.                                      “10% Notes Indenture” means that certain indenture dated as of May 25, 2012, by and among Parent, as issuer, certain of its subsidiaries as guarantors, and the 10% Notes Indenture Trustee, as the same may have been amended, restated, supplemented, or otherwise modified from time to time.

10.                               “10% Notes Indenture Trustee” means UMB Bank, National Association, in its capacity as successor trustee under the 10% Notes Indenture, or any successor trustee thereunder.

11.                               “10% Notes Secured Claim” means the portion of the Allowed 10% Notes Claim equal to the value of the distribution on account of the 10% Notes pursuant to

2

section III.B.4.c of the Plan.

12.                               “9019 Settlement” means the settlements and compromises contained in the Plan including the terms of the Committee Settlement Agreement and the 10% Noteholder Group Settlement to the extent incorporated into the Plan.

13.                               “Ad Hoc 10% Noteholders” means the ad hoc group of holders of the 10% Notes comprised of the signatories to the 10% Noteholder Group Settlement.

14.                               “Administrative Claim” means a Claim for costs and expenses of administration Allowed under sections 503(b), 507(a)(2), or 1114(e)(2) of the Bankruptcy Code, including claims for the following:  (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Plan Debtors (such as wages, salaries, commissions for services and payments for goods delivered or services rendered, including leased equipment and premises); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or Allowed under sections 330 and 331 of the Bankruptcy Code, including Fee Claims (to the extent Allowed); (c) all fees and charges assessed against the Estates under chapter 123 of the Judicial Code; and (d) Intercompany Claims incurred after the Petition Date.

15.                               “Administrative Claims Bar Date” means the first Business Day that is 30 days after the Effective Date or such earlier date as specified in the Bar Date Order for a particular Administrative Claim, subject to any exceptions specifically set forth in the Plan or Confirmation Order.

16.                               “Administrative Claims Objection Deadline” means the date that is 60 days after the Effective Date, subject to any exceptions specifically set forth in the Plan or Confirmation Order.

17.                               “Adversary Proceeding” means adversary proceeding #16-50005, captioned Official Committee of Unsecured Creditors of Molycorp, Inc., et al. v. Oaktree Capital Management, L.P., et al.

18.                               “Affiliate” means an “affiliate,” as defined in section 101(2) of the Bankruptcy Code.

19.                               “Allowed” means the following with respect to Claims:  (a) any Claim that (i) is timely Filed by the applicable Claims Bar Date or (ii) as to which there exists no requirement for the holder of a Claim to File such Claim under the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order; (b) any Claim that (i) is listed in the Schedules as not contingent, not unliquidated, and not disputed and (ii) for which no Proof of Claim has been timely Filed; or (c) any Claim Allowed under the Plan or by a Final Order.  With respect to any Claim described in clauses (a) and (b) above, such Claim will be considered “Allowed” only if, and to the extent that, (i) no objection to the allowance of such Claim has been asserted on or before the Claims Objection Bar Date, or (ii) an objection to such Claim is asserted and such Claim is subsequently allowed pursuant to a Final Order.  Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court will not be considered “Allowed” hereunder for any purpose other than voting on the Plan.

3

20.                               “Avoidance Actions” means any and all actual or potential claims and Causes of Action to avoid a transfer of interest in property, or an obligation incurred, by the Plan Debtors pursuant to any applicable section of the Bankruptcy Code, including sections 502, 510, 542, 544, 545, 547-553, and 724(a) of the Bankruptcy Code or under similar state or federal statutes and common law.

21.                               “Ballot” means the form distributed to Holders of Impaired Claims entitled to vote on the Plan on which such Holders indicate whether they vote to accept or reject the Plan.

22.                               “Bankruptcy Code” means title 11 of the United States Code, as it was in effect on the Petition Date or thereafter amended with retroactive applicability to the Chapter 11 Cases.

23.                               “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware having jurisdiction over the Chapter 11 Cases.

24.                               “Bankruptcy Rules” means, collectively, the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended with retroactive applicability to the Chapter 11 Cases.

25.                               “Bar Date Order” means the order of the Bankruptcy Court entered on August 17, 2015 [Docket No. 393], establishing certain deadlines for the Filing of Proofs of Claims in the Debtors’ chapter 11 cases, as the same may be amended, modified, or supplemented.

26.                               “Bid Procedures” means the bidding procedures attached as Exhibit 1 to the Bid Procedures Order that will govern the Molycorp Minerals Sale and the Downstream Businesses Sale.

27.                               “Bid Procedures Order” means the Order (A) Approving Bidding Procedures for the Sale of the Debtors’ Assets, (B) Approving Certain Bidder Incentives in Connection with the Debtors’ Entry Into Stalking Horse Agreements, if Any, and (C) Approving Procedures for the Assumption and Assignment of Executory Contracts and Unexpired Leases [Docket No. 1095] and annexed as Exhibit 3 to the Disclosure Statement.

28.                               “Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

29.                               “C&O” means Parent’s chemicals and oxides Downstream Business.

30.                               “Cash” means the lawful currency of the United States of America and equivalents thereof.

31.                               “Causes of Action” means any claim, cause of action (including Avoidance Actions), controversy, demand, right of setoff or recoupment, cross claim, counterclaim, demand, right, action, lien, indemnity, contribution, guaranty, suit, obligation, liability, debt, damage, judgment, account, remedies, defense, power, privilege, license, and franchise of any kind or character whatsoever, known, unknown, fixed or contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or

4

unsecured, foreseen or unforeseen, direct or indirect, choate or inchoate, assertable directly or derivatively (including without limitation, under alter ego theories), whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity, or pursuant to any other theory of law.  For the avoidance of doubt, Cause of Action includes: (a) any right of setoff, counterclaim or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) the right to object to Claims or Interests; (c) any claim pursuant to sections 362 or chapter 5 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress and usury and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any claims under any state or foreign law, including, without limitation, any securities laws, fraudulent transfer or similar claims.

32.                               “Chapter 11 Cases” means the cases that the Plan Debtors commenced on the Petition Date in the Bankruptcy Court under chapter 11 of the Bankruptcy Code.

33.                               “Claim” means a “claim,” as defined in section 101(5) of the Bankruptcy Code, against any Plan Debtor.

34.                               “Claims Bar Date” means the applicable bar date by which a Proof of Claim or a request for payment of Administrative Claim must be, or must have been, Filed, as established by an order of the Bankruptcy Court, including the Bar Date Order and the Confirmation Order, and which was October 13, 2015 under the Bar Date Order for most holders of prepetition claims and December 23, 2015 under the Bar Date Order for all governmental units holding Claims against the Plan Debtors.

35.                               “Claims Objection Bar Date” means, for all Claims, the later of (a) 180 days after the Effective Date or (b) such other period of limitation as may be specifically fixed by the Plan, the Confirmation Order or a Final Order for objecting to a particular Claim.

36.                               “Claims Register” means the official register of Claims maintained by Prime Clerk.

37.                               “Class” means a class of Claims or Interests, as described in Article III.

38.                               “Class 5 Cash Out Creditors” means Holders of Allowed Claims in Class 5A that (i) elect to receive Cash, rather than Class 5A Equity by and pursuant to the Class 5A Cash Election Procedure and Deadline or (ii) (a) hold such Claim in Class 5A in an amount which is less than $1,000,000 and (b) fail to opt-out of receiving Cash instead of Class 5A Equity by and pursuant to the Class 5A Cash Election Procedure and Deadline.

39.                               “Class 5 Cash Out Option” means, if the Downstream Businesses Sale Trigger does not occur, the right of Class 5 Cash Out Creditors, subject to the Class 5 Cash Out Oversubscription and the provisions of Section IV.A.2 of this Plan, to receive a Cash payment on account of their Allowed Claim in Class 5A in an amount equal to the Imputed Value of the Class 5A Equity, which amounts shall be paid solely from the Class 5A Stand-Alone Cash Distribution; provided, that any and all Class 5A Equity that is not distributed to Holders of Allowed Claims electing the Class 5 Cash Out Option shall be distributed to Holders of Allowed Claims in Class 5A, which are receiving Class 5A Equity, on a Pro Rata basis.

5

40.                               “Class 5 Cash Out Oversubscription” means the point at which the aggregate amount of Cash to be paid to Class 5 Cash Out Creditors would result in payments of Cash by the Plan Debtors or Reorganized Plan Debtors in excess of the Class 5A Stand-Alone Cash Distribution.

41.                               “Class 5A Cash Election Procedure and Deadline” means the process of making the applicable election, through Prime Clerk, on or before the date that is forty-five (45) Business Days after the Confirmation Date all as more fully described in the Notice of Class 5A Cash Out Election, which notice shall be an exhibit to the Confirmation Order.

42.                               “Class 5A Equity” means 7.5% of the Reorganized Parent Common Equity, subject to dilution by the MIP.

43.                               “Class 5A Insurance Payment” means $3 million to be paid by National Union to the Parent and distributed to the Holders of Claims in Class 5A.

44.                               “Class 5A Sale Distribution” means 7.5% of the Downstream Businesses Sale Net Proceeds and Cash remaining at the Plan Debtors on the Effective Date after the following amounts required to be paid under the Plan have been paid in full in cash (i) Administrative Claims (other than the DIP Facility Claims), (ii) Priority Tax Claims, (iii) Other Priority Claims, (iv) General Unsecured Claims against the Downstream Plan Debtors and (v) the Wind-Down Reserve.

45.                               “Class 5A Stand-Alone Cash Distribution” means $2 million in Cash, which Cash shall be used to fund the Class 5 Cash Out Option if the Downstream Businesses Sale Trigger does not occur; provided, that to the extent there is excess Cash after the Class 5 Cash Out Creditors receive their distributions, such Cash shall be distributed to Holders of Allowed Claims in Class 5A on a Pro Rata basis.

46.                               “Class 5A Stand-Alone Distribution” means the Class 5A Equity and/or the Class 5A Stand-Alone Cash Distribution, as applicable.

47.                               “Committee Settlement Agreement” means that certain Agreement Between Oaktree, Molycorp Inc. and Its Affiliated Debtors in Possession, the Official Committee of Unsecured Creditors of Molycorp Inc., et al, and National Union Fire Insurance Company of Pittsburgh, Pa. (solely with Respect to Section IV) to Resolve Asserted Claims Against Oaktree and the Debtors’ Directors & Officers and to Address Related Chapter 11 Issues, executed on the Committee Settlement Effective Date and filed with the Court [Docket No. 1302, Ex. A].

48.                               “Committee Settlement Effective Date” means February 22, 2016.

49.                               “Committee Settlement Parties” means the Debtors, Oaktree, the Creditors’ Committee, National Union (solely with respect to Section IV of the Committee Settlement Agreement) and the Directors and Officers (solely with respect to Section IV of the Committee Settlement Agreement).

50.                               “Compensation and Benefits Program” means all of the Plan Debtors’ employment and severance policies, and all compensation, and benefit plans, policies, and

6

programs, and other arrangements (and all amendments and modifications thereto), in each case in place as of the Effective Date.

51.                               “Confirmation” means the entry of the Confirmation Order on the docket of the Bankruptcy Court in the Chapter 11 Cases.

52.                               “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on its docket.

53.                               “Confirmation Hearing” means, collectively, the hearing or hearings held by the Bankruptcy Court on the confirmation of the Plan.

54.                               “Confirmation Order” means the order of the Bankruptcy Court that confirms the Plan pursuant to section 1129 of the Bankruptcy Code.

55.                               “Convertible Notes” means, collectively, the following unsecured convertible notes issued by Parent:  (a) those certain 3.25% Convertible Senior Notes due 2016 and issued pursuant to that certain Indenture dated as of June 15, 2011, between Parent and Delaware Trust Company, as successor trustee (the “2016 Indenture”); (b) those certain 6.00% Convertible Senior Notes due 2017 and issued pursuant to that certain Base Indenture (as supplemented by the First Supplemental Indenture dated as of August 22, 2012), between Parent and Wilmington Savings Fund Society, FSB, as successor trustee (the “2017 Indenture”); (c) those certain 5.50% Convertible Senior Notes due 2018 and issued pursuant to that certain Base Indenture (as supplemented by the Second Supplemental Indenture dated as of January 30, 2013), between Parent and Wilmington Savings Fund Society, FSB, as successor trustee (the “2018 Indenture”).

56.                               “Convertible Notes Claim” means a Claim arising under or in connection with (a) the Convertible Notes or (b) the Convertible Notes Indentures.

57.                               “Convertible Notes Indentures” means, collectively, the applicable indentures (as such indentures may have been amended or restated) governing the Convertible Notes.

58.                               “Convertible Notes Indenture Trustees” means, collectively, Wilmington Savings Fund Society, FSB, as successor trustee under the 2017 Indenture and the 2018 Indenture, and Delaware Trust Company, as successor trustee under the 2016 Indenture.

59.                               “Creditors’ Committee” means the Official Committee of Unsecured Creditors appointed in these Chapter 11 Cases under section 1102 of the Bankruptcy Code.

60.                               “Creditors’ Committee Consent Right” means in form and substance acceptable to the Creditors’ Committee, provided that notwithstanding anything to the contrary contained herein, such consent right shall apply solely with respect to matters contained in the Committee Settlement Agreement.

61.                               “Creditors’ Committee Legal Fee Cap Matters” means any amounts incurred on and after the Committee Settlement Effective Date with respect to the matters set forth in Section I.5 of the Committee Settlement Agreement.

7

62.                               “Creditors’ Committee Legal Fee Cap” means an amount not to exceed $250,000.

63.                               “Creditors’ Committee Omnibus Objection to Claims” means that certain First Omnibus Objection and Memorandum of Law of Official Committee of Unsecured Creditors to Claim No. 367 (Filed by Magnequench International, Inc. Against Molycorp, Inc.), Claim No. 368 (Filed by Magnequench, Inc. Against Molycorp, Inc.), Claim No. 391 (Filed by Molycorp, Inc. Against Molycorp Luxembourg Holdings S.à r.l.), Claim No. 427 (Filed by Molycorp Minerals Canada ULC Against MCP Exchangeco, Inc.), and Claim No. 435 (Filed by Molycorp, Inc. Against MCP Exchangeco, Inc.) (Substantive: Recharacterization and Disallowance) [Docket No. 1235].

64.                               “Cure Cost” means the amounts required to cure any monetary defaults under an Executory Contract or Unexpired Lease that the Debtors intend to assume or assume and assign (as applicable) under sections 365 or 1123 of the Bankruptcy Code (or such lesser amount that may be agreed upon by the parties under an Executory Contract or Unexpired Lease).

65.                               “De Minimis Plan Debtors” means Molycorp Metals & Alloys, Inc.

66.                               “Debtor Group” has the meaning given to it in Section III.A.

67.                               “Debtors” means, collectively, the following Entities:  Parent; Industrial Minerals, LLC; Magnequench, Inc.; Magnequench International, Inc.; Magnequench Limited; Molycorp Advanced Water Technologies, LLC; MCP Callco ULC; MCP Canada Holdings ULC; MCP Canada Limited Partnership; MCP Exchangeco Inc.; Molycorp Chemicals & Oxides, Inc.; Molycorp Luxembourg Holdings S.à r.l.; Molycorp Metals & Alloys, Inc.; Molycorp Minerals Canada ULC; Molycorp Minerals, LLC; Molycorp Rare Metals Holdings, Inc.; Molycorp Rare Metals (Utah), Inc.; Neo International Corp.; PP IV Mountain Pass, Inc.; PP IV Mountain Pass II, Inc.; RCF IV Speedwagon Inc.

68.                               “DIP Credit Agreement” means the Secured Superpriority Debtor-in-Possession Credit Agreement (as amended, modified, or supplemented from time to time) by and among Parent (as borrower), the DIP Facility Guarantors, the DIP Lenders, and the DIP Facility Agent, as approved by the DIP Order.

69.                               “DIP Facility” means that certain secured, superpriority debtor-in-possession financing facility in the aggregate principal amount of $135,416,667 entered into pursuant to, and governed by the terms of, the DIP Credit Agreement and the DIP Order.

70.                               “DIP Facility Agent” means Wilmington Trust, National Association (as Administrative Agent and Collateral Agent), or any successor or designee thereof.

71.                               “DIP Facility Claims” means any Claims arising under, or in connection with, the DIP Facility.

72.                               “DIP Facility Guarantors” means (a) Molycorp Luxembourg Holdings S.à r.l.; (b) MCP Exchangeco Inc.; and (c) MCP Callco ULC.

8

73.                               “DIP Lenders” means the lenders that are party to the DIP Facility from time to time.

74.                               “DIP Order” means the Final Order Pursuant to Sections 105, 361, 362, 363, 364 and 507 of the Bankruptcy Code (I) Authorizing Debtors to Obtain Superpriority Secured Debtor-in-Possession Financing, (II) Authorizing Debtors to Use Cash Collateral, (III) Granting Adequate Protection to the Prepetition Secured Parties, and (IV) Granting Related Relief [Docket No. 278].

75.                               “Directors and Officers” means the Debtors’ and the Non-Debtor Affiliates’ current and former directors and officers.

76.                               “Directors and Officers Consent Right” means in form and substance acceptable to the Directors and Officers named as defendants in the Adversary Proceeding, provided, however, such consent right shall be limited solely to provisions in this Plan which embody Section IV of the Committee Settlement Agreement or any amendments or modifications to the release, exculpation, and injunction provisions set forth in Article IX, and solely to the extent such amendments or modifications are inconsistent with such provisions as set forth in the Second Amended Plan as modified to reflect Section IV of the Committee Settlement Agreement.

77.                               “Disbursing Agent” means, on the Effective Date, the Post-Effective Date Plan Debtors or their agent or any other Entity or Entities designated by the Plan Debtors or the Post-Effective Date Plan Debtors to make or facilitate distributions required under the Plan.

78.                               “Disclosure Statement” means the Second Amended Disclosure Statement for Debtors’ Second Amended Joint Plan of Reorganization dated January 20, 2016, as amended, supplemented, or modified from time to time, including all exhibits and schedules thereto, that is prepared and distributed in accordance with sections 1125, 1126(b), and 1145 of the Bankruptcy Code, Bankruptcy Rule 3018, and other applicable law, as approved by the Disclosure Statement Order.

79.                               “Disclosure Statement Order” means that certain Order (A) Approving Disclosure Statement, (B) Approving the Form and Manner of Service of Disclosure Statement Notice, (C) Establishing Procedures for Solicitation and Tabulation of Votes to Accept or Reject Plan of Reorganization, (D) Scheduling Hearing on Confirmation of Plan of Reorganization and (E) Approving Procedures for the Assumption of Executory Contracts and Unexpired Leases [Docket No. 1144].

80.                               “Disputed” means, with respect to any Claim or Interest, any Claim or Interest that is not yet Allowed.

81.                               “Distribution Date” means, except as otherwise set forth in the Plan, such date or dates selected by the Post-Effective Date Plan Debtors in accordance with the terms of the Plan to make distributions on account of Allowed Claims.

82.                               “Distribution Record Date” means the date for determining which Holders of Allowed Claims, other than Holders of Claims related to public securities, are eligible to receive

9

distributions hereunder, which shall be (a) the Confirmation Date or (b) such other date as designated in the Confirmation Order.  The Distribution Record Date for Holders of Allowed Claims related to public securities shall be the date on which distributions are made to holders of public securities pursuant to the terms of the Plan.

83.                               “Document Website” means the internet site address https://cases.primeclerk.com/molycorp at which all of the exhibits and schedules to the Plan and the Disclosure Statement will be available to any party in interest and the public, free of charge.

84.                               “Downstream Businesses” means the C&O, MM&A and RM businesses, and which, for the avoidance of doubt, includes Molycorp Silmet.

85.                               “Downstream Businesses Sale” means the sale, pursuant to the terms hereof and the Bid Procedures Order and subject to the approval of the Bankruptcy Court, which approval shall be sought in connection with the confirmation of the Plan, of substantially all of the Plan Debtors’ assets associated with each of the Downstream Businesses, but excluding Excluded Assets.

86.                               “Downstream Businesses Sale Agreements” means any and all agreements entered into by and between any of the Plan Debtors and one or more purchasers in connection with the Downstream Businesses Sale, including any asset purchase agreements, stock purchase agreements or other agreements effectuating and consummating the Downstream Businesses Sale and any exhibits, attachments, annexes, or schedules to any of the foregoing, the form of which material agreements shall be included in the Plan Supplement, with definitive material agreements included in the Plan Supplement within two (2) Business Days of their execution.

87.                               “Downstream Businesses Sale Net Proceeds” means the Net Proceeds from the sale of the Downstream Businesses.

88.                               “Downstream Businesses Sale Trigger” means if the aggregate total of the estimated Downstream Businesses Sale Net Proceeds (but excluding any non-Cash proceeds) from the highest bid(s) is greater than $520.8 million, unless the Plan Debtors and Oaktree otherwise agree to a lesser amount; provided, however, that if Oaktree submits a credit bid for the Downstream Businesses (as defined in the Bid Procedures), the Creditors’ Committee’s consent shall also be required to reduce the Downstream Businesses Sale Trigger; provided, further, that any increase in the Downstream Businesses Sale Trigger shall require the consent of Oaktree, the Plan Debtors and the Creditors Committee (which consent, in the case of the Creditors’ Committee, shall not be unreasonably withheld), other than an increase to reflect additional sums becoming due as a result of an extension of the maturity date of the DIP Facility (which extension shall be in Oaktree’s sole discretion) and any accrual of interest or lease payments on Oaktree’s Prepetition Facilities or the Oaktree Lease Agreement, which shall require the consent of only Oaktree and the Plan Debtors.

89.                               “Downstream Entities” means (a) in the case of the Stand-Alone Reorganization:  (i) the Downstream Plan Debtors, (ii) Molycorp Metals & Alloys, Inc., Industrial Minerals LLC and any Non-Debtor Affiliates that owe money to Parent; or (b) if the Downstream Businesses Sale Trigger occurs:  (i) each of the Entities list in clause (a), plus

10

(ii) each of the DIP Facility Guarantors.

90.                               “Downstream Entities Intercompany Claims” means all Claims of Parent against any Downstream Entities.

91.                               “Downstream Plan Debtors” means:  (a) Neo International Corp.; (b) Magnequench, Inc.; (c) Magnequench International, Inc.; (d) Magnequench Limited; (e) MCP Canada Holdings ULC; (f) MCP Canada Limited Partnership; (g) Molycorp Chemicals & Oxides, Inc.; (h) Molycorp Minerals Canada ULC; (i) Molycorp Rare Metals Holdings, Inc.; and (j) Molycorp Rare Metals (Utah), Inc.

92.                               “Downstream Transferred Assets” means (i) the Molycorp Silmet Equity; (ii) that certain promissory note issued by Molycorp Silmet to Molycorp Minerals, dated February 13, 2013, and the related Loan Agreement, dated February 13, 2013, between Molycorp Silmet and Molycorp Minerals; (iii) all intellectual property owned by Molycorp Minerals other than the Purchased Intellectual Property (as defined in the 10% Noteholder Group Settlement); and (iv) all Executory Contracts and Unexpired Leases scheduled on the Schedule of Assumed Executory Contracts and Unexpired Leases.

93.                               “Effective Date” means the date that is the first Business Day after the Confirmation Date on which: (a) no stay of the Confirmation Order is in effect; and (b) all conditions precedent specified in Section X.B have been satisfied or waived (in accordance with Section X.C), but in no event later than April 8, 2016, or such later date as agreed to by the Plan Debtors and Oaktree.

94.                               “Entity” means an “Entity” as defined in section 101(15) of the Bankruptcy Code, and includes an individual, corporation, partnership, limited liability company, association, joint stock company, joint venture, estate, trust, unincorporated organization or government or any political subdivision thereof, or other person (including any “Person” as defined in section 101(14) of the Bankruptcy Code) or Entity.

95.                               “ERISA” means Title IV of the Employee Retirement Income Security Act of 1974, as amended 29 U.S.C. §§ 1301-1461 (2012, Supp. I 2013).

96.                               “Estate” means, as to each Plan Debtor, the estate created for that Plan Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

97.                               “Excluded Assets” means (a) any Cash of the Plan Debtors; (b) Avoidance Actions that may be asserted by or on behalf of the Plan Debtors; and (c) intercompany accounts receivable of any Plan Debtor not purchased as part of the sale of the Downstream Plan Debtors (net of intercompany accounts payable) from Entities that are greater than 20% owned, directly or indirectly, by Parent.

98.                               “Exculpated Claim” means any Cause of Action related to any act or omission derived from, based upon, related to or arising from (a) the Chapter 11 Cases, (b) formulation, preparation, dissemination, negotiation or filing of the Disclosure Statement, the Plan, the Plan Supplement or any contract, instrument, release or other agreement or document created or entered into in connection with the Disclosure Statement, the Plan, or the Plan Supplement,

11

(c) the filing of the Chapter 11 Cases, (d) any post-petition act taken or omitted to be taken in connection with the Chapter 11 Cases or the restructuring of the Plan Debtors, (e) the pursuit of confirmation of the Plan and (f) the administration and implementation of the Plan.

99.                               “Exculpated Parties” means each of: (a) the Plan Debtors; (b) the Creditors’ Committee and its members (solely in their capacity as such); and (c) and with respect to the Entities in clauses (a) and (b) such Entity’s Representatives solely in their respective capacities as such.

100.                        “Executory Contract” or “Unexpired Lease” means a contract or lease (including, with respect to each of the foregoing, any modifications, amendments, addenda or supplements thereto or restatements) to which one or more of the Debtors is a party and that is subject to assumption or rejection under section 365 of the Bankruptcy Code and the Confirmation Order.

101.                        “Exhibit” means an exhibit attached to the Plan or included in the Plan Supplement.

102.                        “Existing Board” means the current Board of Directors of Parent.

103.                        “Face Amount” means (a) if a timely proof of Claim has been filed:  (i) if the proof of Claim is in a fully liquidated amount, such liquidated amount, (ii) if the proof of Claim includes an unliquidated portion, an amount either (A) set forth in a Final Order resolving such Claim or (B) if no such Final Order has yet been entered, an amount proposed by the Plan Debtors or the Post-Effective Date Plan Debtors in their reasonable estimation, such amount not to be less than the liquidated portion of the Claim; provided, however, that in each case, if a party requests that the amount of the Claim be estimated for purposes of calculating distributions, the Face Amount shall be the amount so estimated by the Bankruptcy Court; or (b) if a proof of Claim has not been filed:  (i) the amount set forth in the Schedules, if such amount is listed as liquidated, undisputed and non-contingent; or (ii) if the amount set forth in the Schedules is listed as unliquidated, disputed or contingent, but the applicable creditor still has the right to file a proof of Claim with respect to such Claim, an amount reasonably estimated, in the discretion of the Plan Debtors or the Post-Effective Date Plan Debtors.

104.                        “Fee Claim” means an Administrative Claim of any Professional under sections 328, 330(a), 331, 503, or 1103 of the Bankruptcy Code for compensation for services rendered or expenses incurred in the Chapter 11 Cases.

105.                        “Fee Order” means the Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals [Docket No. 229] entered by the Bankruptcy Court on July 17, 2015.

106.                        “File,” “Filed,” or “Filing” means file, filed, or filing with the Bankruptcy Court (or other court) or its authorized designee in the Chapter 11 Cases or, with respect to the filing of a Proof of Claim or proof of Interest, Prime Clerk.

107.                        “Final Fee Application” means an application for final allowance of the Professional’s aggregate Fee Claim as described in Section II.A.5.

12

108.                        “Final Order” means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the relevant subject matter, that has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek rehearing, vacatur, or certiorari has expired or been waived and no appeal or petition for rehearing, vacatur, or certiorari has been timely taken, or as to which any appeal that has been taken, or any petition for rehearing, vacatur, or certiorari that has been, or may be, Filed has been resolved by the highest court to which the order or judgment was appealed from or which rehearing, vacatur, or certiorari was sought.  The existence of the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order will not prevent such order from being a Final Order.

109.                        “General Unsecured Claim” means any Claim that is not an Administrative Claim, DIP Facility Claim, Priority Tax Claim, Other Priority Claim, Secured Claim, Subordinated Convertible Notes Claim, Section 510(b) Claim, or Intercompany Claim, and which, for the avoidance of doubt, includes the 10% Notes Deficiency Claims and the Convertible Notes Claims and the Oaktree Prepetition Claims to the extent such Claims (or any portion of such Claims) are not Secured Claims at the applicable Plan Debtor; provided, however, that notwithstanding the foregoing, Oaktree shall not vote in Class 5A and shall not be entitled to any Class 5A Equity, the Class 5A Stand-Alone Cash Distribution, Class 5A Sale Distribution, and/or Class 5A Insurance Payment.

110.                        “Holder” means an Entity holding a Claim or Interest, as applicable.

111.                        “Impaired” means, with respect to a Class of Claims or Interests, a Claim or an Interest that is Impaired within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code.

112.                        “Imputed Value” means the imputed value of the Class 5A Equity, which shall be calculated using the Plan Debtors’ midpoint valuation of $417 million, multiplied by .75; provided, that Imputed Value shall be utilized solely in connection with the Class 5 Cash Out Option.

113.                        “Indenture Trustees” means (a) the Convertible Notes Indenture Trustees, (b) the Subordinated Convertible Notes Indenture Trustee and (c) the 10% Notes Indenture Trustee.

114.                        “Indenture Trustees Allowed Fees” means the reasonable and documented fees and expenses of each of the Convertible Notes Indenture Trustees and the Subordinated Convertible Notes Indenture Trustee incurred through the Effective Date.

115.                        “Indenture Trustees Allowed Fee Payment” means an amount not to exceed $1.75 million in the aggregate on account of the Indenture Trustees Allowed Fees.

116.                        “Insured Claim” means any Claim arising from an incident or occurrence alleged to have occurred prior to the Effective Date that is covered under an insurance policy applicable to any of the Plan Debtors or their businesses.

117.                        “Intercompany Claim” means (a) any Claim of any Plan Debtor against any

13

other Plan Debtor, (b) any Claim of any Plan Debtor against any Non-Debtor Affiliate and (c) any Claim of any Non-Debtor Affiliate against any Plan Debtor, but not including any Recharacterized Intercompany Claims.

118.                        “Interests” means the common stock, limited liability company interests, and any other equity, ownership, or profits interests in any Plan Debtor and options, warrants, rights, or other securities or agreements to acquire common stock, limited liability company interests, or other equity, ownership, or profits or interests in any Plan Debtor (arising under, or in connection with, any employment agreement), and includes any “Equity Security” (as defined in section 101(16) of the Bankruptcy Code) in any Plan Debtor.

119.                        “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

120.                        “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1-4001.

121.                        “IRS” means the Internal Revenue Service of the United States of America.

122.                        “Liability” or “Liabilities” means any and all Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, arising in law, equity or otherwise, that are based in whole or in part on any act, event, injury, omission, transaction, agreement, employment, exposure or other occurrence taking place on or prior to the Effective Date.

123.                        “Magnequench Pension Plan” means the defined benefit pension plan known as the Magnequench International, Inc. Hourly Pension Plan sponsored and maintained by Magnequench International, Inc.

124.                        “MII” means Magnequench International, Inc.

125.                        “MIP” means the post-Effective Date management incentive and retention plan to be formulated and adopted by the New Board.

126.                        “MM&A” means Parent’s magnetic materials and alloys Downstream Business.

127.                        “Molycorp, Inc. Downstream Intercompany Amount” means the aggregate total amount of Allowed Downstream Entities Intercompany Claims (after netting any amounts owed to the obligor on each such Claim, but solely to the extent that the net Claim amount is collectible, or owed by a Non-Debtor Affiliate or a Plan Debtor at which Holders of General Unsecured Claims are paid in full), less the costs and expenses of recovery of same (including all Taxes on any such recovery and/or on the deemed or actual distribution of the proceeds of such recovery), but solely to the extent that the net Claim amount is collectible and such Intercompany Claims are Allowed Claims and not recharacterized as Interests.

128.                        “Molycorp Minerals” means Molycorp Minerals, LLC.

129.                        “Molycorp Minerals Debtors” means:  (1) PP IV Mountain Pass II, Inc.;

14

(2) PP IV Mountain Pass Inc.; (3) RCF Speedwagon Inc.; (4) Molycorp Minerals, LLC; (5) Industrial Minerals, LLC; and (6) Molycorp Advanced Water Technologies, LLC.

130.                        “Molycorp Minerals Debtors Released Parties” means, collectively, the following Entities: (a) Oaktree; (b) the Creditors’ Committee and the members thereof (solely in their capacity as such); (c) the Pari Passu Collateral Agent (solely in its capacity as such); (d) National Union; (e) the Directors and Officers; (f) the Ad Hoc 10% Noteholders; and (g) the 10% Notes Indenture Trustee (solely in its capacity as such).

131.                        “Molycorp Minerals Intercompany Amount” means the value of Intercompany Claims owed to Molycorp Minerals from the Downstream Plan Debtors, Molycorp Metals & Alloys, Inc., Industrial Minerals LLC, Molycorp Silmet and any Non-Debtor Affiliate (after netting any amounts owed to the obligor on such Claims), but solely to the extent that the net Claim amount is collectible and such Intercompany Claims are Allowed Claims and not recharacterized as Interests.

132.                        “Molycorp Minerals Purchased Assets” means the “Purchased Assets” as defined in the 10% Noteholder Permitted Credit Bid APA.

133.                        “Molycorp Minerals Sale” means the sale and purchase of certain assets owned by the Molycorp Minerals Debtors pursuant to the 10% Noteholder Permitted Credit Bid APA.

134.                        “Molycorp Silmet” means Molycorp Silmet AS.

135.                        “Molycorp Silmet Equity” means 100% of the issued and outstanding equity ownership interests of Molycorp Minerals in Molycorp Silmet.

136.                        “Mountain Pass” means the Mountain Pass rare earth mining facility located in San Bernardino County, California.

137.                        “National Union” means National Union Fire Insurance Company of Pittsburgh, Pa.

138.                        “National Union Consent Right” means in form and substance acceptable to National Union, provided, however, such consent right shall be limited solely to provisions in this Plan which embody Section IV of the Committee Settlement Agreement or any amendments or modifications to the release, exculpation, and injunction provisions set forth in Article IX, and solely to the extent such amendments or modifications are inconsistent with such provisions as set forth in the Second Amended Plan as modified to reflect Section IV of the Committee Settlement Agreement.

139.                        “Net Proceeds” means in connection with any sale, transfer, liquidation or disposition or receipt of Cash or income, Cash proceeds (and, if applicable, the estimated Cash that may be realized from any non-Cash consideration) received by any Plan Debtor net of (a) commissions, attorneys’ fees, accountants’ fees, investment banking fees and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by such Plan Debtor in connection therewith; (b) all Taxes on any sale, transfer, liquidation or other disposition or recovery and on the deemed or actual distribution of proceeds

15

thereof, including an appropriate reserve (if applicable) for Taxes; and (c) any amounts escrowed or reserved against indemnification obligations or purchase price adjustments.

140.                        “New Board” means the board of directors, board of managers or equivalent governing body of each of the Reorganized Parent and the Reorganized Plan Debtors (as applicable), the size and composition of which shall be included in the Plan Supplement.

141.                        “New Bylaws” means the bylaws, limited liability agreement, or functionally equivalent document (as applicable) of each of Reorganized Parent and the Reorganized Plan Debtors (as applicable), the forms of which will be included in the Plan Supplement.

142.                        “New Certificates of Incorporation” means the certificate of incorporation, certificate of formation, or functionally equivalent document (as applicable) of each of Reorganized Parent and the Reorganized Plan Debtors (as applicable), the forms of which will be included in the Plan Supplement.

143.                        “New Corporate Governance Documents” means the (a) New Certificates of Incorporation and (b) New Bylaws.

144.                        “Non-Debtor Affiliate” means any direct or indirect subsidiary that is greater than 20% owned, directly or indirectly by Parent that is not a Debtor.

145.                        “Non-Debtor Prepetition Oaktree Guarantors” means the following Entities:  (a) Magnequench Neo Powders Pte. Ltd.; (b) Molycorp Korea Inc.; (c) Neo Performance Materials (Singapore) Pte. Ltd.; (d) Molycorp Japan, Inc.; (e) NMT Holdings GmbH; (f) Molycorp Silmet AS; and (g) Molycorp Chemicals & Oxides (Europe) Ltd.

146.                        “Oaktree” means OCM MLYCo CTB Ltd. in its capacity as (a) the DIP Lenders; (b) the administrative agent, collateral agent, and lender under the Oaktree Prepetition Facilities; and (c) the lessor and collateral agent under the Oaktree Lease Documents.

147.                        “Oaktree Claims” means the Oaktree Prepetition Claims and the DIP Facility Claims.

148.                        “Oaktree Consent Right” means in form and substance acceptable to Oaktree, provided that if the Downstream Businesses Sale Trigger does occur, such consent right shall only apply in respect of any terms that affect or alter the Downstream Businesses Sale Trigger, the Oaktree Maximum Distribution, the allowance, treatment and distributions to be made to Oaktree under the Plan or the timing of such distributions, including in respect of the DIP Facility Claims, that the Downstream Businesses Sale be approved in connection with confirmation of the Plan, the releases and indemnifications set forth in the Plan that inure to the benefit of Oaktree or its Representatives, or the implementation of the foregoing.

149.                        “Oaktree DIP Financing Distribution” means, subject in all respects to the terms of the DIP Facility, Cash that has been deposited in the DIP Loan Disbursement Account (as defined in the DIP Order) on the Effective Date and any Cash that is returned to the Plan Debtors or their affiliates that previously was in the DIP Loan Disbursement Account after the following amounts required to be paid under the Plan have been paid in full in cash (i)

16

Administrative Claims (other than the DIP Facility Claims), (ii) Priority Tax Claims, (iii) Other Priority Claims and (iv) General Unsecured Claims against the Downstream Plan Debtors.

150.                        “Oaktree Downstream Businesses Sale Distribution Amount” means, until Oaktree has received payment in full in Cash of the Oaktree Maximum Distribution, Cash in the amount of 92.5% of the Downstream Businesses Sale Net Proceeds and Cash remaining at the Plan Debtors on the Effective Date after the following amounts required to be paid under the Plan have been paid in full in cash (i) Administrative Claims (other than the DIP Facility Claims), (ii) Priority Tax Claims, (iii) Other Priority Claims, (iv) General Unsecured Claims against the Downstream Plan Debtors and (v) the Wind-Down Reserve.

151.                        “Oaktree Early Payment Premium Claims” means all early payment premiums or stipulated loss value amounts (which amounts are in addition to the regularly scheduled amounts) payable under the Oaktree Prepetition Facilities and/or the Oaktree Lease Documents.

152.                        “Oaktree Equipment” means the equipment leased by Molycorp Minerals pursuant to the terms of the Oaktree Lease Documents.

153.                        “Oaktree Lease Agreement” means that certain Equipment Lease Agreement dated September 11, 2014, by and between Oaktree and Molycorp Minerals, LLC, as the same may have been amended, restated, supplemented, or otherwise modified to date.

154.                        “Oaktree Lease Document Claims” means all Claims arising under or in connection with the Oaktree Lease Documents.

155.                        “Oaktree Lease Documents” means the Oaktree Lease Agreement together with all other agreements, documents, and instruments executed in connection therewith.

156.                        “Oaktree Liens” means the security interests and liens granted to Oaktree to secure the obligations under the DIP Facility and under the Oaktree Prepetition Facilities.

157.                        “Oaktree Magnequench Facility” means the lending facility provided under (a) that certain Credit Agreement dated as of September 11, 2014, by and among Magnequench, Inc. (as borrower), lender parties thereto from time to time, and Oaktree, as agent, as the same may have been amended, restated, supplemented, or otherwise modified to date; and (b) all other agreements, documents, and instruments executed in connection therewith.

158.                        “Oaktree Magnequench Facility Claim” means all Claims arising under or in connection with the Oaktree Magnequench Facility.

159.                        “Oaktree Maximum Distribution” means (A) $513,645,257.93 plus (B) any unpaid fees of Oaktree’s professionals, costs, and expenses that have accrued through the Effective Date.

160.                        “Oaktree Molycorp, Inc. Downstream Intercompany Allocation” means 35.29% of the Molycorp, Inc. Downstream Intercompany Amount.

17

161.                        “Oaktree Parent Facility” means the lending facility provided under (a) that certain credit agreement, dated as of September 11, 2014, by and among Parent (as borrower), lenders parties thereto from time to time, and the Oaktree Agent, as the same may have been amended, restated, supplemented, or otherwise modified to date; and (b) all other agreements, documents, and instruments executed in connection therewith.

162.                        “Oaktree Parent Facility Claim” means all Claims arising under or in connection with the Oaktree Parent Facility.

163.                        “Oaktree Prepetition Claims” means all (a) Oaktree Lease Document Claims, (b) Oaktree Magnequench Facility Claims and (c) Oaktree Parent Facility Claims.

164.                        “Oaktree Prepetition Facilities” means the Oaktree Parent Facility and the Oaktree Magnequench Facility.

165.                        “Oaktree Stand-Alone Reorganization Distribution” means (a) 92.5% of the Reorganized Parent Common Equity, subject to dilution by the MIP; (b) the Oaktree Molycorp, Inc. Downstream Intercompany Allocation and (c) Cash equal to Oaktree’s Pro Rata share of the value of the assets of Molycorp Metals & Alloys, Inc., after satisfaction of Allowed Secured Claims, Priority Claims and Administrative Claims against such Plan Debtor.

166.                        “Ordinary Course Administrative Claim” means an Administrative Claim arising from, or with respect to, the sale of goods or rendition of services in the ordinary course of the applicable Plan Debtor’s business on, or after, the Petition Date, including Intercompany Claims incurred in the ordinary course of the Plan Debtors’ businesses.  Ordinary Course Administrative Claims include Administrative Claims of employees for wages, expense reimbursement, and health and welfare benefits.

167.                        “Ordinary Course Professionals Order” means the Order Authorizing the Retention and Payment of Professionals Utilized by the Debtors in the Ordinary Course of Business [Docket No. 224].

168.                        “Other Priority Claim” means any Claim against any Plan Debtor entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, other than (a) an Administrative Claim, (b) a Priority Tax Claim or (c) a DIP Facility Claim.

169.                        “Other Secured Claim” means any Secured Claim against a Plan Debtor other than (a) the Oaktree Prepetition Claims, (b) a 10% Notes Secured Claim or (c) a DIP Facility Claim.

170.                        “Parent” means Molycorp, Inc.

171.                        “Pari Passu Collateral” means “Collateral” as defined in the Pari Passu Collateral Agency Agreement.

172.                        “Pari Passu Collateral Agency Agreement” means that certain Collateral Agency Agreement, dated as of June 11, 2012 (as the same may have been supplemented (including pursuant to the Oaktree Joinder (as defined in the DIP Order)), modified, extended,

18

renewed, restated and/or replaced at any time, and as modified by the DIP Order, by and among Parent, the 10% Notes Guarantors (as defined in the DIP Order), the 10% Notes Indenture Trustee, the Oaktree Agent (as defined in the DIP Order) and the Pari Passu Collateral Agent.

173.                        “Pari Passu Collateral Agent” means Wells Fargo Bank, National Association.

174.                        “PBGC” means the Pension Benefit Guaranty Corporation.

175.                        “Petition Date” means June 25, 2015.

176.                        “Plan” means this joint plan of reorganization proposed by the Plan Debtors to the extent applicable to each Plan Debtor.

177.                        “Plan Alternatives” has the meaning ascribed to it in the Introduction.

178.                        “Plan Debtors” means, collectively, the following Entities:  Parent; Magnequench, Inc.; Magnequench International, Inc.; Magnequench Limited; MCP Callco ULC; MCP Canada Holdings ULC; MCP Canada Limited Partnership; MCP Exchangeco Inc.; Molycorp Chemicals & Oxides, Inc.; Molycorp Luxembourg Holdings S.à r.l.; Molycorp Metals & Alloys, Inc.; Molycorp Minerals Canada ULC; Molycorp Rare Metals Holdings, Inc.; Molycorp Rare Metals (Utah), Inc.; and Neo International Corp.

179.                        “Plan Documents” means the Plan, the Disclosure Statement, the Disclosure Statement Order, the Bid Procedures, the Bid Procedures Order, the Confirmation Order, the Downstream Businesses Sale Agreements and the other documents included in the Plan Supplement or entered into in connection with the consummation of the Plan, each as may be altered, amended, modified, or supplemented in accordance with the terms hereof and each of which shall be subject to the Oaktree Consent Right and the Creditors’ Committee Consent Right, as applicable.  For the avoidance of doubt, in the event of any conflict or inconsistency between the Disclosure Statement, the Plan and the Bid Procedures, the Bid Procedures will control only with respect to the Bid Procedures.

180.                        “Plan Supplement” means the compilation of documents, schedules and exhibits to be Filed no later than seven days prior to the Voting Deadline (unless otherwise provided in the Plan) and that will include, to the extent applicable, the material Downstream Businesses Sale Agreements (or the forms thereof provided to Qualified Bidders (as defined in the Bid Procedures Order)), the Wind Down Budget, the Wind-Down Officer Agreement, the draft forms of New Certificates of Incorporation, the draft forms of New By Laws, the size and composition of the New Board, the Reorganized Parent Common Equity Holder Agreement, the Schedule of Rejected Executory Contracts or Unexpired Leases, the Schedule of Assumed Executory Contracts and Unexpired Lease, a list of Retained Causes of Action and the Restructuring Transactions Exhibit, each as may thereafter be altered, amended, modified, or supplemented in accordance with the terms hereof and each of which shall be subject to the Oaktree Consent Right.

181.                        “Post-Effective Date Plan Debtors” means (a) if the Downstream Businesses Sale Trigger occurs, the Wind-Down Plan Debtors, or (b) if the Downstream Businesses Sale Trigger does not occur, the Reorganized Plan Debtors.

19

182.        “Prime Clerk” means Prime Clerk, LLC, in its capacity as notice, claims, and solicitation agent for the Debtors.

183.        “Priority Claim” means Priority Tax Claims and Other Priority Claims.

184.        “Priority Tax Claim” means a Claim that is entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code.

185.        “Pro Rata” means, when used in reference to a distribution of property to holders of Allowed Claims, a proportionate distribution of property so that the ratio of (a)(i) the amount of property distributed on account of an individual Allowed Claim to (ii) the amount of such individual Allowed Claim is the same as the ratio of (b)(i) the amount of property distributed to all such Allowed Claims to (ii) the total amount of all Allowed Claims entitled to receive such distribution.  Until all Disputed Claims in a Class are resolved, Disputed Claims shall be treated as Allowed Claims in their Face Amount for purposes of calculating Pro Rata distributions of property to holders of Allowed Claims in such Class.

186.        “Professional” means (a) any professional employed in the Chapter 11 Cases pursuant to sections 327, 328, 363, or 1103 of the Bankruptcy Code, and (b) any professional or other Entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

187.        “Proof of Claim” means a proof of Claim Filed with the Bankruptcy Court or Prime Clerk in connection with the Chapter 11 Cases.

188.        “Purchaser” means the purchaser or purchasers of any of the Debtors’ assets as part of the Downstream Businesses Sale.

189.        “Recharacterized Intercompany Claims” means, subject to the terms and conditions of the Committee Settlement Agreement, the deemed recharacterization of Claim No. 367 (Filed by Magnequench International, Inc. Against Molycorp, Inc.), Claim No. 368 (Filed by Magnequench, Inc. Against Molycorp, Inc.), Claim No. 391 (Filed by Molycorp, Inc. Against Molycorp Luxembourg Holdings S. R.L.), Claim No. 427 (Filed by Molycorp Minerals Canada ULC Against MCP Exchangeco, Inc.), and Claim No. 435 (Filed by Molycorp, Inc. Against MCP Exchangeco, Inc.) as equity solely for purposes of calculating distributions to third party creditors under the Plan in accordance with the terms of the Committee Settlement Agreement.

190.        “Released Parties” means, collectively, the following Entities:  (a) the Plan Debtors; (b) the Non-Debtor Affiliates; (c) the Creditors’ Committee and the members thereof (solely in their capacity as such); (d) the DIP Facility Agent; (e) the DIP Lenders; (f) Oaktree; (g) National Union (however, with respect to the Directors and Officers, all releases granted by the Directors and Officers in favor of National Union shall be limited to any and all claims that the Debtors’ estates asserted or could have asserted in the Adversary Proceeding or claims for insurance coverage based on the claims the Debtors and their estates released in the Committee Settlement Agreement); (h) the Ad Hoc 10% Noteholders; (i) the 10% Notes Indenture Trustee (solely in its capacity as such); (j) Pari Passu Collateral Agent (solely in its capacity as such); and (k) with respect to each of the foregoing Entities (a)-(j), such Entity’s current and former affiliates and such Entity’s and such affiliates’ respective Representatives (each in their capacity

20

as such); and (l) the Directors and Officers; provided, however, that the Molycorp Minerals Debtors shall not be a Released Party hereunder.

191.        “Releasing Parties” means, collectively: (a) the Plan Debtors; (b) the Non-Debtor Affiliates, (c) the DIP Agent; (d) the DIP Lenders; (e) Oaktree; (f) the Creditors’ Committee and the members thereof (solely in their capacity as such); (g) all Holders of Claims that are deemed to accept the Plan; (h) all Holders of Claims who either (1) vote to accept or (2) receive a ballot but abstain from voting on the Plan; (i) all Holders of Claims entitled to vote who vote to reject the Plan that do not elect on their Ballot to opt-out of the Third Party Release; (j) all Holders of Claims that are deemed to reject the Plan but do not send a notice to the Plan Debtors to opt out of the Third Party Releases; (k) all other Holders of Claims and Interests to the extent permitted by law; (l) the Ad Hoc 10% Noteholders; (m) the 10% Notes Indenture Trustee (solely in its capacity as such); (n) the Pari Passu Collateral Agent (solely in its capacity as such); and (o) with respect to each of the foregoing Entities, such Entity’s current and former affiliates and such Entity’s and such affiliates’ respective Representatives (each in their capacities as such); provided, however, that the Molycorp Minerals Debtors shall not be a Releasing Party hereunder.

192.        “Requested Findings” means the findings delineated as 1-7 that are contained in Section IV.A, provided that notwithstanding anything herein to the contrary, none of the Requested Findings shall be conditions to confirmation of the Plan, and the Plan may be confirmed even if the Court declines to make any of the Requested Findings if all other conditions to confirmation have been satisfied.

193.        “Remaining Assets” means any assets remaining after the consummation of the Downstream Businesses Sale, including the Excluded Assets.

194.        “Reorganized Plan Debtor” means, if the Downstream Businesses Sale Trigger does not occur, on and after the Effective Date, subject to the Restructuring Transactions, each Plan Debtor as to which the Plan is confirmed.

195.        “Reorganized Parent” means, if the Downstream Businesses Sale Trigger does not occur, on and after the Effective Date, the parent of the Reorganized Plan Debtors, which Entity may be either a Reorganized Plan Debtor or a newly formed Entity.

196.        “Reorganized Parent Common Equity” means, if the Downstream Businesses Sale Trigger does not occur, all of the equity interests of common equity of Reorganized Parent, $0.001 par value per share, authorized pursuant to the New Certificate of Incorporation of the Reorganized Parent, including such equity interests to be issued pursuant to the Plan.

197.        “Reorganized Parent Common Equity Holder Agreement” means an agreement to be entered into on the Effective Date governing the rights and protections of the holders of the Reorganized Parent Common Equity, a form of which shall be filed with the Plan Supplement and shall be subject to the Oaktree Consent Right and the Creditors’ Committee Consent Right.

198.        “Representatives” means, with respect to any Entity, any successor, predecessor, assign, any current or former officer, director, partner, limited partner, general partner,

21

shareholder, member, subsidiary, managed account or fund, manager, trustee, management company, investment manager, affiliate, principal, employee, agent, attorney, advisor, investment banker, financial advisor, accountant, consultant, fund advisor, or any other professional of such Entity.

199.        “Restructuring Transactions” means, collectively, those mergers, consolidations, restructurings, asset transfers, dispositions, liquidations, or dissolutions that the Plan Debtors, in consultation with Oaktree, or the Post-Effective Date Plan Debtors determine to be necessary or appropriate in connection with the Plan or the Plan Debtors’ emergence from the Chapter 11 Cases, subject to the Oaktree Consent Right.

200.        “Restructuring Transactions Exhibit” means an exhibit, which shall be included in the Plan Supplement, which sets forth the Restructuring Transactions the Plan Debtors intend to implement on the Effective Date.

201.        “Retained Causes of Action” means, if the Downstream Businesses Sale occurs, the list of claims and Causes of Action to be retained by the Wind-Down Plan Debtors, which for the avoidance of doubt shall not include any claims or Causes of Action otherwise released pursuant to the terms of the Plan.

202.        “RM” means Parent’s rare metals Downstream Business.

203.        “Run-off Insurance” means directors’ and officers’ liability insurance and employment practices liability insurance for a six (6) year period covering events occurring at or prior to the Effective Date.

204.        “Schedule of Assumed Executory Contracts and Unexpired Leases” means, if the Downstream Businesses Sale Trigger occurs, a schedule that will be Filed as part of the Plan Supplement, in form and substance reasonably satisfactory to the Plan Debtors and the Purchaser(s), of all Executory Contracts and Unexpired Leases that the Plan Debtors intend to assume or assume and assign pursuant to the Downstream Businesses Sale Agreement(s).

205.        “Schedule of Rejected Executory Contracts and Unexpired Leases” means, if the Downstream Businesses Sale Trigger does not occur, a schedule that will be Filed as part of the Plan Supplement and will include a list of all Executory Contracts and Unexpired Leases that the Plan Debtors intend to reject as of the Effective Date.

206.        “Schedules” means the schedules of assets and liabilities and the statements of financial affairs Filed by the Debtors on or about August 20, 2015, as required by section 521 of the Bankruptcy Code, as the same may have been or may be amended, restated, modified or supplemented.

207.        “SEC” means the Securities and Exchange Commission created pursuant to the Securities Exchange Act of 1934.

208.        “Second Amended Plan” means the Debtors’ Second Amended Joint Plan of Reorganization, filed on January 21, 2016 [Docket No. 1153].

22

209.        “Section 510(b) Claim” means any Claim against any Plan Debtor arising from rescission of a purchase or sale of a security of any Plan Debtor or an Affiliate of any Plan Debtor, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution Allowed under section 502 of the Bankruptcy Code on account of such a Claim.

210.        “Secured Claim” means a Claim that is secured by a lien on property in which an Estate has an interest, or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder’s interest in the applicable Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to sections 506(a) and, if applicable, 1129(b) of the Bankruptcy Code.

211.        “Securities Act of 1933” means the Securities Act of 1933 and the rules and regulations promulgated pursuant thereto.

212.        “Securities Exchange Act of 1934” means the Securities Exchange Act of 1934 and the rules and regulations promulgated pursuant thereto.

213.        “Stand-Alone Reorganization” means, if the Downstream Businesses Sale Trigger does not occur, the stand-alone reorganization around the Downstream Businesses.

214.        “Subordinated Convertible Notes” means those certain 5.00% convertible notes due 2017 and issued under that certain Debenture dated June 11, 2012, by and between Neo Materials Technologies Inc. and Computershare Trust Company of Canada (as trustee), for which, pursuant to that certain indenture dated June 11, 2012, by and between Parent and Computershare Trust Company of Canada (as trustee), Parent provided an unsecured payment guaranty, payment of which is subordinated to the payment in full of the 10% Notes.

215.        “Subordinated Convertible Notes Claim” means a Claim arising from the Subordinated Convertible Notes and the Subordinated Convertible Notes Indentures.

216.        “Subordinated Convertible Notes Indentures” means that certain Debenture dated June 11, 2012, by and between Neo Materials Technologies Inc. and Computershare Trust Company of Canada (as trustee); and that certain indenture dated June 11, 2012, by and between Parent and Computershare Trust Company of Canada (as trustee).

217.        “Subordinated Convertible Notes Indenture Trustee” means Computershare Trust Company of Canada, in its capacity as trustee under the Subordinated Convertible Notes Indentures.

218.        “Subsidiary Plan Debtor” means any Plan Debtor other than Parent.

219.        “Subsidiary Plan Debtor Equity Interests” means, as to a particular Subsidiary Plan Debtor, any Interests in such Plan Debtor.

220.        “Tax” means (a) any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, employment, payroll, withholding, property, excise, severance, stamp, occupation, premium, environmental, escheat or windfall profit tax, custom, duty or other tax,  governmental fee or

23

other like assessment or charge of any kind whatsoever (together in each instance with any interest, penalty, addition to tax or additional amount) imposed by any federal, state, local, provincial or foreign taxing authority; or (b) any liability for payment of any amounts of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of any such amounts is determined by reference to the liability of any other Entity.

221.        “Third Party Release” means the Releases by Holders of Claims and Interests set forth in Section IX.E.

222.        “Unimpaired” means, with respect to a Class of Claims or Interests, a Claim or an Interest that is Unimpaired within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code.

223.        “U.S. Trustee” means the United States Trustee for the District of Delaware.

224.        “Voting Deadline” means March 25, 2016 at 5:00 p.m., Eastern Time, which is the deadline for submitting ballots to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code.

225.        “Wind-Down Budget” means, if the Downstream Businesses Sale Trigger occurs, a budget, which shall be included in the Plan Supplement after the conclusion of the Auction, estimating the funds necessary to administer the Plan with respect to the Plan Debtors and their Estates and wind-down any Plan Debtors remaining in existence after the consummation of the Downstream Businesses Sale, including, without limitation, an estimate of post-Effective Date anticipated receipts and recoverable assets, the costs of holding and liquidating the Plan Debtors’ remaining property, making distributions required by the Plan, and all Taxes on any sale, transfer, liquidation or other disposition or recovery and on the deemed or actual distribution of the proceeds thereof.

226.        “Wind-Down Plan Debtors” means, if the Downstream Businesses Sale Trigger occurs, the Plan Debtors still in existence after the Effective Date.

227.        “Wind-Down Officer” means the Entity appointed by the Plan Debtors, subject to the Oaktree Consent Right, and identified at or prior to the Confirmation Hearing to be the sole officer, director and/or member (as applicable) of each of the Wind-Down Plan Debtors as of the Effective Date to wind up the affairs of the Wind-Down Plan Debtors.

228.        “Wind-Down Officer Agreement” means the agreement governing the terms and conditions of the employment of the Wind-Down Officer, dated as of the Effective Date, in the form included in the Plan Supplement.

229.        “Wind-Down Reserve” means the reserve(s) established from the Plan Debtors’ Cash on hand on the Effective Date and the Downstream Businesses Sale Net Proceeds prior to making any distributions under the Plan, to fund the Wind-Down Budget.

24

B.            Rules of Interpretation and Computation of Time

1.             Rules of Interpretation

For purposes of the Plan and unless otherwise provided herein the following rules of interpretation apply:  (a) whenever it is appropriate from the context, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) unless otherwise provided in the Plan, any reference in the Plan to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or Exhibit Filed, or to be Filed, means such document or Exhibit, as it may have been or may be amended, modified, or supplemented in accordance with the terms hereof; (d) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors, assigns, and Affiliates; (e) all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of, or to, the Plan; (f) the words “herein,”, “hereof,” “hereunder,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (g) the words “includes” and “including” are not limiting; (h) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of, or to affect, the interpretation of the Plan; (i) subject to the provisions of any contract, certificates of incorporation, by-laws, similar constituent documents, instruments, releases, or other agreements or documents entered into or delivered in connection with the Plan, the rights and obligations arising under the Plan will be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and the Bankruptcy Rules; and (j) the rules of construction set forth in section 102 of the Bankruptcy Code will apply to the Plan.

2.             Computation of Time

In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) will apply.

3.             Reference to Monetary Figures

All references in the Plan to monetary figures refer to the lawful currency of the United States of America, unless otherwise expressly provided.

4.             Appendices, Plan Documents, and Plan Supplement

All Plan Documents, the Plan Supplement, all Exhibits, and any appendices, supplements, or annexes to the Plan or any Plan Document, or any Plan Supplement document, are incorporated into the Plan by reference and are a part of the Plan as if set forth herein.

25

ARTICLE II.
ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS

A.            Administrative Claims

1.             General

Except as further specified in Section II.A and subject to the Administrative Claims Bar Date and the procedures set forth in Article VIII and unless otherwise agreed by the Holder of an Administrative Claim and the applicable Plan Debtor or the Post-Effective Date Plan Debtors, as applicable, each Holder of an Allowed Administrative Claim (other than DIP Facility Claims and postpetition Intercompany Claims)  will receive Cash equal to the Allowed amount of such Administrative Claim on either (a) the latest to occur of (i) the Effective Date or as soon thereafter as practicable, (ii) the date such Claim becomes an Allowed Administrative Claim or as soon thereafter as practicable, and (iii) such other date as may be agreed upon by the Post-Effective Date Plan Debtors and the Holder of such Claim; or (b) on such other date as the Bankruptcy Court may order.

2.             Statutory Fees

All fees payable pursuant to 28 U.S.C. § 1930 after the Effective Date shall be paid by the applicable Post-Effective Date Plan Debtor, in accordance therewith until the earlier of the conversion or dismissal of the applicable Chapter 11 Case under section 1112 of the Bankruptcy Code or the closing of the applicable Chapter 11 Case pursuant to section 350(a) of the Bankruptcy Code.

3.             DIP Facility Claims

On the Effective Date, the DIP Facility Claims shall be (a) Allowed in full, in the amount of no less than $142,471,550.18 (plus any unpaid fees, costs, and expenses), and (b) shall not be subject to any avoidance, reductions, set off, offset, recharacterization, subordination (whether equitable, contractual, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, or any other challenges under any applicable law or regulation by any Entity.

In full and final satisfaction of all DIP Facility Claims, the DIP Lenders shall receive on the Effective Date or as soon thereafter as reasonably practicable (a) if the Downstream Businesses Sale Trigger occurs, payment in full, in Cash, or (b) if the Downstream Businesses Sale Trigger does not occur, (i) the Oaktree DIP Financing Distribution and (ii) with respect to the balance of the DIP Facility Claims, their Pro Rata share of the Oaktree Stand-Alone Reorganization Distribution.  For the avoidance of doubt, all fees, costs, and expenses required to be paid under the terms of the DIP Facility, including without limitation, the fees of the DIP Facility Agent, shall be paid in Cash.

4.             Ordinary Course Administrative Claims

Each Plan Debtor or Post-Effective Date Plan Debtor (as applicable) will pay its Ordinary

26

Course Administrative Claims (other than Intercompany Claims which shall be subject to the treatment set forth in Section III.B.8) in accordance with the terms and conditions of the particular transaction giving rise to each Ordinary Course Administrative Claim.  The payment of Ordinary Course Administrative Claims will occur without further action by the Holders of such Ordinary Course Administrative Claims or further approval by the Bankruptcy Court.  Holders of the foregoing Ordinary Course Administrative Claims will not be required to File or serve any request for payment of such Administrative Claims.

5.             Professional Compensation

a.             Final Fee Applications

Professionals asserting a Fee Claim for services rendered before the Effective Date must (a) File a Final Fee Application no later than 30 days after the Effective Date and (b) serve it on the Post-Effective Date Plan Debtors and such other Entities required under the Bankruptcy Rules, the Fee Order, the Confirmation Order, or other order of the Bankruptcy Court.  Objections to any Fee Claim must be Filed and served on the Post-Effective Date Plan Debtors, and the Entity asserting the Fee Claim no later than 60 days after the Effective Date.  To the extent necessary to effectuate solely the timing and notice provisions of this Section II.A.5 of the Plan, in the event of a conflict the Confirmation Order will amend and supersede any previously entered order of the Bankruptcy Court.  Allowed Fee Claims not paid on or prior to the Effective Date, shall be paid as soon as reasonably practicable after such Fee Claim becomes an Allowed Fee Claim, in full in Cash by the Post-Effective Date Plan Debtors (and may be paid from Cash available at any Reorganized Plan Debtor or Non-Debtor Affiliate or combination thereof, (as determined by the Reorganized Plan Debtors), provided however in no event shall such requirement to pay such Allowed Fee Claims from Cash available at any Reorganized Plan Debtor, Non-Debtor Affiliate or combination thereof in any way limit, impair or waive any objection to allowance of any Fee Claim.

Any Entity that may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date pursuant to the Ordinary Course Professionals Order without further Bankruptcy Court review or approval (except as provided in the Ordinary Course Professionals Order).

b.             Creditors’ Committee Legal Fee Cap

The fees and expenses of the Creditors’ Committee’s legal professionals incurred on and after the Committee Settlement Effective Date with respect to Creditors’ Committee Legal Fee Cap Matters shall be subject to the Creditors’ Committee Legal Fee Cap.  Any amounts incurred by the Creditors’ Committee’s legal professionals on and after the Committee Settlement Effective Date with respect to the Creditors’ Committee Legal Fee Cap Matters in excess of the Creditors’ Committee Legal Fee Cap shall be disallowed unless and until, if the Downstream Businesses Sale Trigger occurs, Oaktree has received payment of the Oaktree Maximum Distribution amount in full in Cash.

27

6.             Post-Effective Date Professionals’ Fees and Expenses

Except as otherwise specifically provided in the Plan, on and after the Effective Date, the Post-Effective Date Plan Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented fees and expenses of the Professionals incurred by the Post-Effective Date Plan Debtors on or after the Effective Date, in each case, related to implementation and consummation of the Plan.  Upon the Effective Date, any requirement that the Post-Effective Date Plan Debtors’ Professionals comply with sections 327 through 331 of the Bankruptcy Code or any order of the Bankruptcy Court entered before the Effective Date governing the retention of, or compensation for services rendered by, the Post-Effective Date Plan Debtors’ Professionals after the Effective Date shall terminate, and the Post-Effective Date Plan Debtors may employ or pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

B.            Administrative Claims Bar Date

Except as otherwise provided in Article II and section 503(b)(1)(D) of the Bankruptcy Code, requests for payment of Administrative Claims (other than (1) DIP Facility Claims, (2) Fee Claims, (3) Ordinary Course Administrative Claims, (4) fees payable pursuant to 28 U.S.C. § 1930 and (5) Claims pursuant to section 503(b)(9) of the Bankruptcy Code) must be Filed and served on the Post-Effective Date Plan Debtors pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Claims Bar Date.  Absent further Court order, Holders of Administrative Claims that are required, but fail, to File and serve a request for payment of such Administrative Claims on or before the Administrative Claims Bar Date will be forever barred, stopped, and enjoined from asserting such Administrative Claims against the Plan Debtors or their property.  Objections to a request for the payment of an Administrative Claim, if any, must be Filed and served on the Post-Effective Date Plan Debtors and the Entity asserting such Administrative Claim no later than the Administrative Claims Objection Deadline.

Holders of Claims pursuant to section 503(b)(9) of the Bankruptcy Code against any Plan Debtor must File their Claims by the applicable bar date in the Bar Date Order.

C.            Priority Tax Claims

Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, and unless otherwise agreed by the Post-Effective Date Plan Debtors and the Holder of a Priority Tax Claim, each Holder of an Allowed Priority Tax Claim will receive, at the option of the Plan Debtors (subject to the Oaktree Consent Right) or the Post-Effective Date Plan Debtors, as applicable, in full satisfaction of its Allowed Priority Tax Claim that is due and payable on or before the Effective Date, (i) Cash in an amount equal to the amount of such Allowed Priority Tax Claim or (ii) Cash in the aggregate amount of such Allowed Priority Tax Claim payable in annual equal installments commencing on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim (or as soon as practicable thereafter) and ending no later than five (5) years after the Petition Date.

28

Notwithstanding the foregoing, any Claim on account of any penalty arising with respect to, or in connection with, an Allowed Priority Tax Claim that does not compensate the Holder for actual pecuniary loss will be treated as a General Unsecured Claim, and the Holder (other than as the Holder of a General Unsecured Claim) may not assess or attempt to collect such penalty from the Post-Effective Date Plan Debtors or their respective property.

ARTICLE III.
CLASSIFICATION OF CLAIMS AND INTERESTS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified and thus are excluded from the Classes of Claims and Interests set forth in this Article III.

A.            Summary of Classification

Pursuant to sections 1122 and 1123 of the Bankruptcy Code and as set forth herein, the Plan places Claims and Interests in the below Classes for voting and distribution purposes.  A Claim or Interest (1) is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class, and (2) is classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such other Class.  A Claim or Interest is also classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or an Allowed Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for the purposes of Confirmation by acceptance of the Plan by an Impaired Class of Claims; provided, however, that in the event no Holder of a Claim with respect to a specific Class for a particular Plan Debtor timely submits a Ballot in compliance with the Disclosure Statement Order indicating acceptance or rejection of this Plan, such Class will be deemed to have accepted this Plan pursuant to the Confirmation Order.  The Plan Debtors may seek Confirmation of this Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests.

For administrative convenience, the Plan organizes the Plan Debtors into four (4) groups (each, a “Plan Debtor Group”) and assigns a letter to each Plan Debtor Group and a number to each Class of Claims against or Interests in each Plan Debtor in each Plan Debtor Group.  Notwithstanding this organizing principle, the Plan is a separate plan of reorganization or liquidation for each Plan Debtor.  Claims against or Interests in a Plan Debtor belonging to a Plan Debtor Group consisting of more than one Plan Debtor shall be deemed to be classified in a single Class for all purposes under the Bankruptcy Code, including voting.  To the extent a Holder has a Claim that may be asserted against more than one Plan Debtor in a Plan Debtor Group, the vote of such Holder in connection with such Claims shall be counted as a vote of such Claim against each Plan Debtor in such Plan Debtor Group.  For consistency, similarly designated Classes of Claims and Interests are assigned the same number across each of the Plan Debtor Groups.  Any non-sequential enumeration of the Classes is intentional to maintain consistency.  Claims against and Interests in the Plan Debtors are classified as follows:

29

Letter	Plan Debtor Group
A	Parent
Molycorp, Inc.
DIP Facility Guarantors
B	MCP Callco ULC
MCP Exchangeco Inc.
Molycorp Luxembourg Holdings S.à r.l.
C	[reserved]
D	Downstream Plan Debtors
Magnequench International Inc.
Magnequench Limited
Magnequench, Inc.
MCP Canada Holdings ULC
MCP Canada Limited Partnership
Molycorp Chemicals & Oxides, Inc.
Molycorp Minerals Canada ULC
Molycorp Rare Metals Holdings, Inc.
Molycorp Rare Metals (Utah), Inc.
Neo International Corp.
E	De Minimis Plan Debtors
Molycorp Metals & Alloys, Inc.

#	Designation
1	Other Priority Claims
2	Other Secured Claims
3	Oaktree Prepetition Claims
4	10% Notes Secured Claims
5	General Unsecured Claims
6	Subordinated Convertible Notes Claims
7	Section 510 Claims
8	Intercompany Claims
9	Parent Interests
10	Subsidiary Plan Debtor Equity Interests

1.             Class Identification

The classification of Claims and Interests against each Plan Debtor (as applicable) under the Plan is as set forth below.

Class(es)	Designation	Impairment	Entitled to Vote
1A – 1E	Other Priority Claims	Unimpaired	Deemed to Accept
2A – 2E	Other Secured Claims	Unimpaired	Deemed to Accept
3A – 3E	Oaktree Prepetition Claims	Impaired	Entitled to Vote
4A	10% Notes Secured Claims	Impaired	Entitled to Vote
5A – 5E	General Unsecured Claims	Impaired / Unimpaired(2)	Entitled to Vote / Deemed to Accept /

(2)                                 Impairment of General Unsecured Claims varies by individual Debtor.  See Section III.B.5 of the Plan and Section I.F of the Disclosure Statement for further information.

30

Deemed to Reject
6A	Subordinated Convertible Notes Claims	Impaired	Deemed to Reject
7A – 7E	Section 510 Claims	Impaired	Deemed to Reject
8A – 8E	Intercompany Claims	Unimpaired	Deemed to Accept
9A	Parent Interests	Impaired	Deemed to Reject
10B – 10E	Subsidiary Plan Debtor Equity Interests	Impaired / Unimpaired	Deemed to Accept

B.            Classified Claims

1.             Other Priority Claims (Classes 1A through 1E)

a.             Classification:  Classes 1A, 1B, 1D and 1E consist of all Other Priority Claims against the respective Plan Debtors.

b.             Treatment:  Except to the extent that that a Holder of an Allowed Other Priority Claim agrees to a less favorable treatment, each Holder of an Allowed Other Priority Claim shall receive on account of, and in full and complete settlement, release and discharge of such Claim, payment in full in Cash on (i) the Effective Date or as soon thereafter as practicable; (ii) if after the Effective Date, the date on which such Other Priority Claim becomes an Allowed Other Priority Claim or as soon thereafter as practicable; or (iii) such other date as may be ordered by the Bankruptcy Court.

c.             Voting:  Classes 1A, 1B, 1D and 1E are Unimpaired.  Each Holder of an Allowed Other Priority Claim is conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.  Holders of Other Priority Claims are not entitled to vote to accept or reject the Plan.

2.             Other Secured Claims (Classes 2A through 2E)

a.             Classification:  Classes 2A, 2B, 2D and 2E consist of all Other Secured Claims against the respective Plan Debtors.

b.             Treatment:  Except to the extent that a Holder of an Allowed Other Secured Claim agrees to a less favorable treatment, each Holder of an Allowed Other Secured Claim shall receive, at the option of the Plan Debtors (and subject to the Oaktree Consent Right) or the Post-Effective Date Plan Debtors (as applicable), the following treatment:

(i)                                     payment in full in Cash, including the payment of any interest required under section 506(b) of the Bankruptcy Code, on the Effective Date or as soon as practicable thereafter or, if payment is not then due, in accordance with the payment terms of any

2

applicable agreement;

(ii)                                  receipt of the collateral securing any such Allowed Other Secured Claim and payment of any interest required under section 506(b) of the Bankruptcy Code, each on the Effective Date or as soon thereafter as reasonably practicable; or

(iii)          such other treatment that renders an Allowed Other Secured Claim Unimpaired on the later of the Effective Date and the date on which such Other Secured Claim becomes an Allowed Other Secured Claim.

c.             Voting:  Classes 2A, 2B, 2D and 2E are Unimpaired.  Holders of Other Secured Claims conclusively are presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.  Holders of Other Secured Claims are not entitled to vote to accept or reject the Plan.

3.             Oaktree Prepetition Claims (Classes 3A through 3E)

a.             Classification:  Classes 3A, 3B, 3D and 3E consist of all Oaktree Prepetition Claims.

b.             Allowance:  On the Effective Date, the Oaktree Prepetition Claims shall be Allowed in full and shall not be subject to any avoidance, reductions, set off, offset, recharacterization, subordination (whether equitable, contractual, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, or any other challenges under any applicable law or regulation by any Entity, subject to the terms and conditions of the Committee Settlement Agreement.  The Oaktree Prepetition Claims shall be Allowed in the aggregate amount of no less than $385,941,936.97, plus accrued but unpaid interest, professionals’ fees that have accrued through the Effective Date, and expenses arising under the Oaktree Prepetition Facilities, the Oaktree Lease Documents, and the DIP Order, and which shall include the Oaktree Early Payment Premium Claims in the amount of no less than $113,704,568.78, subject to the terms and conditions of the Committee Settlement Agreement.

c.             Treatment:

(i)            If the Downstream Businesses Sale Trigger does not occur, subject to the terms and conditions of the Committee Settlement Agreement, Holders of the Oaktree Prepetition Claims shall receive on the Effective Date, or as soon thereafter as reasonably practicable, in full and final satisfaction, settlement, release and discharge of, and in exchange for, such Claims, their Pro Rata share of the Oaktree Stand-Alone Reorganization Distribution.  Any Cash that the Holders of the Oaktree Prepetition Claims are entitled to on account of the Oaktree Molycorp, Inc. Downstream Intercompany Allocation will be contributed to the Reorganized Plan Debtors.

(ii)           If the Downstream Businesses Sale Trigger occurs, subject to the terms and conditions of the Committee Settlement Agreement, Holders of the Oaktree Prepetition Claims shall receive on the Effective Date in full and final satisfaction, settlement, release and discharge of, and in exchange for, such Claims, their Pro Rata share of the Oaktree Downstream

3

Businesses Sale Distribution.

(iii)          Prior to the Effective Date, all reasonable and documented fees and expenses incurred by Oaktree in connection with or related to the Plan Debtors, the Reorganized Plan Debtors, the Chapter 11 Cases, the Oaktree Prepetition Facilities and the Oaktree Lease Documents shall be paid in Cash in accordance with the terms of the DIP Order.

(iv)          Oaktree shall not be entitled to receive more than the Oaktree Maximum Distribution.

(v)           Notwithstanding anything herein to the contrary, nothing herein shall be deemed to satisfy, cancel, or discharge any Claims that Oaktree has against the Molycorp Minerals Debtors, including without limitation, the Oaktree Prepetition Claims.

d.             Voting:  Classes 3A, 3B, 3D and 3E are Impaired.  Holders of Allowed Claims in Classes 3A, 3B, 3D and 3E are entitled to vote to accept or reject the Plan.

4.             10% Notes Secured Claims (Class 4A)

a.             Classification:  Class 4A consists of all 10% Notes Secured Claims.

b.             Allowance:  Subject to the terms and conditions of the 10% Noteholder Group Settlement, the 10% Notes Claims shall be allowed in the amount of $687.2 million.

c.             Treatment:

(i)            Holders of Allowed 10% Notes Secured Claims in Class 4A shall receive their Pro Rata share of (A) 64.71% of the Molycorp, Inc. Downstream Intercompany Amount and (B) if the Downstream Businesses Sale Trigger occurs, the net remaining portion of the Downstream Businesses Sale Net Proceeds that are allocable to the 10% Notes Secured Claims following satisfaction of all the DIP Facility Claims, the Oaktree Prepetition Claims and all other structurally senior Claims or Interests with respect to such proceeds.

(ii)           On the Effective Date, the fees and expenses of the 10% Notes Indenture Trustee shall be paid from the cash recovery allocable to the 10% Noteholders on account of their allowed secured claim.

(iii)          Notwithstanding anything herein to the contrary, nothing herein shall be deemed to satisfy, cancel or discharge any Claims the 10% Notes Indenture Trustee, Pari Passu Collateral Agent or 10% Noteholders have against the Molycorp Minerals Debtors, including without limitation, Claims with respect to the 10% Notes Documents.

d.             Voting:  Class 4A is Impaired.  Holders of Allowed Claims in Class 4A are entitled to vote to accept or reject the Plan.

5.             General Unsecured Claims (Classes 5A, 5B, 5D and 5E)

a.             Classification:  Classes 5A, 5B, 5D and 5E consist of all General

4

Unsecured Claims.

b.             Allowance:

(i)            Subject to the terms and conditions of the Committee Settlement Agreement, (a) the Convertible Notes Claims with respect to the 3.25% Convertible Senior Notes due 2016 shall be allowed in the amount of $210,051,095.97, (b) the Convertible Notes Claims with respect to the 6.00% Convertible Senior Notes due 2017 shall be allowed in the amount of $390,262,734.00, and (c) the Convertible Notes Claims with respect to the 5.50% Convertible Senior Notes due 2018 shall be allowed in the amount of $152,215,658.00.  The 10% Notes Deficiency Claim shall be allowed in the amount of $680.7 million.

c.             Treatment:

(i)            Unless otherwise agreed by the Holder of an Allowed General Unsecured Claim and the applicable Plan Debtor or Post-Effective Date Plan Debtors, as applicable, each Holder of an Allowed General Unsecured Claim in Classes 5A, 5B (in the event of a Downstream Businesses Sale), 5D and 5E shall receive, in each case subject to the terms and conditions of the Committee Settlement Agreement, in full satisfaction, settlement, release and discharge of such Claim, a distribution equal to the following:

A.                                    (1) in the case of each Holder of an Allowed General Unsecured Claim in Class 5A:

(a) if the Downstream Businesses Sale Trigger occurs, its Pro Rata share of: (i) the Class 5A Sale Distribution; (ii) the Class 5A Insurance Payment; and (iii) notwithstanding anything to the contrary in Section III.B.4.c all other remaining value of the Plan Debtors’ Estates remaining after (1) receipt of payment by Oaktree of the Oaktree Maximum Distribution, and (2) payment pursuant to the terms hereof in full in Cash of the  (i) Administrative Claims (other than the DIP Facility Claims), (ii) Priority Tax Claims, (iii) Other Priority Claims, (iv) General Unsecured Claims against the Downstream Plan Debtors, (v) the Wind-down Reserve and (vi) any other Allowed Claims or Interests to the extent senior in priority of payment to Class 5A Claims; and

(b) if the Downstream Businesses Sale Trigger does not occur, its Pro Rata share of the: (i) Class 5A Stand-Alone Distribution and (ii) Class 5A Insurance Payment; provided, that each Holder of an Allowed Claim in Class 5A in an amount less than $1,000,000 shall be a Class 5 Cash Out Creditor if they fail to opt-out of receiving Cash instead of Class 5A Equity by and pursuant to the Class 5A Cash Election Procedure and Deadline.

5

B.                                    in the case of each Holder of an Allowed General Unsecured Claim in Class 5B, (1) if the Downstream Businesses Sale Trigger occurs, Cash equal to 100% of the Allowed General Unsecured Claim within 60 days after the later of:  (a) the Effective Date of the Plan, and (b) the date on which the Claim is Allowed by order of the Bankruptcy Court, and (2) if the Downstream Businesses Sale Trigger does not occur, no distributions shall be made.

C.                                    in the case of each Holder of an Allowed General Unsecured Claim in Class 5D, Cash equal to 100% of the Allowed General Unsecured Claim within 60 days after the later of:  (1) the Effective Date of the Plan, and (2) the date on which the Claim is Allowed by order of the Bankruptcy Court;

D.                                    in the case of each Holder of an Allowed General Unsecured Claim in Class 5E against Molycorp Metals & Alloys, Inc., a Pro Rata share of Cash equal to such Holder’s Pro Rata share of the value of the assets of Molycorp Metals & Alloys, Inc., after satisfaction of such Plan Debtor’s Secured Claims, Priority Claims and Administrative Claims in accordance with the priorities of the Bankruptcy Code, and payable within 60 days after the later of:  (a) the Effective Date of the Plan, and (b) the date on which the Claim is Allowed by order of the Bankruptcy Court..

d.             Voting:  Classes 5A, 5B and 5E are Impaired.  Holders of Allowed Claims in Class 5A are entitled to vote to accept or reject the Plan.  Holders of Allowed Claims in Class 5E against Molycorp Metals & Alloys, Inc. are entitled to vote to accept or reject the Plan.  Holders of Allowed Claims in Class 5D are Unimpaired and are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code and therefore are not entitled to vote to accept or reject the Plan.  If the Downstream Businesses Sale Trigger does not occur, Holders of Allowed Claims in Class 5B are Impaired and are conclusively presumed to have rejected the Plan under section 1126(g) of the Bankruptcy Code.  If the Downstream Businesses Sale Trigger does occur, Holders of Allowed Claims in Class 5B are Unimpaired and are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.  In either case, Holders of Allowed Claims in Class 5B are not entitled to vote to accept or reject the Plan.  All other Holders of Allowed General Unsecured Claims are conclusively presumed to have rejected the Plan under section 1126(g) of the Bankruptcy Code and therefore are not entitled to vote to accept or reject the Plan.

6.             Subordinated Convertible Notes Claims (Class 6A)

a.             Classification:  Class 6A consists of all Subordinated Convertible Notes Claims.

b.             Treatment:  Holders of Subordinated Convertible Notes Claims will receive no distributions under the Plan on account of such Claims.

6

c.             Voting:  Class 6A is Impaired.  Holders of Subordinated Convertible Notes Claims are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Holders of Subordinated Convertible Notes Claims are not entitled to vote to accept or reject the Plan.

7.             Section 510(b) Claims (Classes 7A, 7B, 7D and 7E)

a.             Classification:  Classes 7A, 7B, 7D and 7E consist of all Section 510(b) Claims.

b.             Treatment:  Holders of Section 510(b) Claims will receive no distributions under the Plan on account of such Claims.

c.             Voting:  Classes 7A, 7B, 7D and 7E are Impaired.  Holders of Section 510(b) Claims are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Holders of Section 510(b) Claims are not entitled to vote to accept or reject the Plan.

8.             Intercompany Claims (Classes 8A, 8B, 8D and 8E)

a.             Classification:  Classes 8A, 8B, 8D and 8E consist of all Intercompany Claims.

b.             Treatment:  No property will be distributed to the Holders of Allowed Intercompany Claims.  The Plan shall take into account all Allowed Intercompany Claims when calculating distributions to be made to third party creditors.  Pursuant to the 9019 Settlement, except to the extent ordered by the Court at or prior to the Confirmation Hearing, the Recharacterized Intercompany Claims will be deemed recharacterized as equity solely for purposes of calculating distributions to third party creditors under this Plan; provided that the Debtors may determine, in good faith, not to support the recharacterization of the Recharacterized Intercompany Claims as part of the 9019 Settlement, provided, further, however, the Creditors’ Committee shall retain the right to seek to recharacterize the Recharacterized Intercompany Claims irrespective of the Debtors’ determination. Notwithstanding the foregoing treatment of Intercompany Claims solely for purposes of calculating distributions to third-party creditors, at the Plan Debtors’ (subject to the Oaktree Consent Right) or Post-Effective Date Plan Debtors’ option, as applicable, Intercompany Claims shall (i) be reinstated on the Effective Date, (ii) receive no distribution or (iii) be eliminated on the Effective Date, including by way of capital contribution.

c.             Voting:  Holders of Intercompany Claims are deemed to have accepted the Plan.

9.             Parent Interests (Class 9A)

a.             Classification:  Class 9A consists of all Parent Interests.

b.             Treatment:  On the Effective Date, all Parent Interests shall be cancelled and extinguished.  Holders of Parent Interests shall receive no distributions under the Plan on

7

account of their Interests.

c.             Voting:  Class 9A is Impaired.  Holders of Parent Interests are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code, and are not entitled to vote to accept or reject the Plan.

10.          Subsidiary Plan Debtor Equity Interests (Classes 10B, 10D and 10E)

a.             Classification:  Classes 10B, 10D and 10E consist of all Subsidiary Plan Debtor Equity Interests.

b.             Treatment:  The Plan takes into account Allowed Subsidiary Plan Debtor Equity Interests when calculating distributions to be made to third-party creditors.  Notwithstanding the foregoing treatment of Subsidiary Plan Debtor Equity Interests for purposes of calculating distributions to third-party creditors, Holders of Subsidiary Plan Debtor Equity Interests shall receive no distributions under the Plan on account of their Interests, subject to Section IV.G of the Plan.  At the option of the Plan Debtors (subject to the Oaktree Consent Right) or the Wind-Down Officer, as applicable, Subsidiary Plan Debtor Equity Interests may be reinstated or cancelled and extinguished in accordance with the provisions of Section IV.G.

c.             Voting:  Classes 10B, 10D and 10E are Unimpaired.  Holders of Subsidiary Plan Debtor Equity Interests are deemed to have accepted the Plan.

C.                                    Special Provisions Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan will affect the Plan Debtors’ or the Post-Effective Date Plan Debtors’ rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any Unimpaired Claims.

D.                                    Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing will be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

E.                                    Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class contains Claims or Interests eligible to vote, and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Plan will be presumed accepted by the Holders of such Claims or Interests in such Class pursuant to the Confirmation Order.

F.                                     Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

The Plan Debtors will seek Confirmation of the Plan pursuant to section 1129(b) of the

8

Bankruptcy Code with respect to any rejecting Class of Claims or Interests.  The Plan Debtors reserve the right to modify the Plan in accordance with Article XI to the extent, if any, Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

ARTICLE IV.
MEANS FOR IMPLEMENTATION OF THE PLAN

A.                                    9019 Settlement

The Bankruptcy Court shall consider the approval of the 9019 Settlement in connection with the Plan pursuant to the standards under Bankruptcy Rule 9019.

1.             The Committee Settlement Agreement

In exchange for the distributions set forth herein with respect to Holders of Claims in Class 5A, including without limitation, the Class 5A Equity, the Class 5A Stand-Alone Cash Distribution, the Class 5 Cash Out Option, the Class 5A Sale Distribution, the Class 5A Insurance Payment and the Indenture Trustees Allowed Fee Payment, the Adversary Proceeding shall be dismissed with prejudice against Oaktree and the Directors and Officers.  The Creditors Committee and its Representatives, Oaktree and its Representatives, the Plan Debtors and their Representatives, the Directors and Officers, and National Union shall be deemed to have provided and received the mutual full and final releases from all claims and Causes of Action, including without limitation, those claims and Causes of Action that may be asserted on behalf of the Plan Debtors’ Estates as more fully set forth in Section IV.N hereof.  In addition, pursuant to the Committee Settlement Agreement, all Avoidance Actions and all other claims of the Plan Debtors against Holders of Claims in Class 5 shall be released; provided, however, that notwithstanding anything to the contrary herein, no release shall be granted to Holders of Claims in Class 5 that object to the Plan.  All other claims and Causes of Action not released pursuant to the Plan shall vest in the Reorganized Plan Debtors as more fully set forth in Section IV.N.

The Committee Settlement Agreement is conditioned on Oaktree’s Claims being allowed in full in the amount of no less than the Oaktree Maximum Distribution.  The Committee Settlement Agreement also provides that for all purposes the value of the Reorganized Parent Common Equity distributed under the Plan be calculated using the Plan Debtors’ midpoint valuation of $417 million.

In addition, the Committee Settlement Parties have agreed to, and the Court is requested to make, the following Requested Findings, which for the avoidance of doubt, shall not be conditions to confirmation of the Plan, and the Plan may be confirmed even if the Court declines to make any of the Requested Findings if all other conditions to confirmation have been satisfied:

(a)                                 The Holders of Claims in Class 5A are entitled to receive the Class 5A Insurance Payment.

(b)                                 The Convertible Notes Claims shall be allowed in the amounts set forth in Section III.B.5.b.

9

(c)                                  If the Downstream Businesses Sale Trigger occurs, to the extent legally permissible, and notwithstanding anything to the contrary in Section III.B.4.b all other remaining value of the Plan Debtors’ Estates remaining after (1) receipt of payment by Oaktree of the Oaktree Maximum Distribution Amount, and (2) payment pursuant to the terms hereof in full in Cash of the  (i) Administrative Claims (other than the DIP Facility Claims), (ii) Priority Tax Claims, (iii) Other Priority Claims, (iv) General Unsecured Claims against the Downstream Plan Debtors and (v) the Wind-down Reserve, shall be distributed to the Holders of Claims in Class 5A.

(d)                                 The Recharacterized Intercompany Claims shall be deemed recharacterized as equity solely for purposes of calculating distributions under this Plan to third-party creditors and the Plan will take into account all Recharacterized Intercompany Claims solely for purpose of calculating distributions to third party creditors; provided, that the Debtors may determine, in good faith, not to support the recharacterization of the Recharacterized Intercompany Claims as part of the Committee Settlement Agreement, provided, further, however, the Creditors’ Committee shall retain the right, to seek to recharacterize the Recharacterized Intercompany Claims irrespective of the Debtors’ determination.

(e)                                  If the Downstream Businesses Sale Trigger occurs, the payments to Oaktree shall be made from the following sources: (a) first, from the Oaktree Molycorp Minerals Allocation Amount; and (b) second, from the proceeds from the sale of the Downstream Entities.

(f)                                   If the Downstream Businesses Sale Trigger occurs, the DIP Facility Claims shall be deemed to be satisfied prior to the Oaktree Prepetition Claims, and the DIP Facility Claims shall be deemed satisfied first through its Allowed Administrative Claims against MCP Exchangeco Inc. and Molycorp Luxembourg Holdings S.à r.l.

(g)                                  If the Downstream Businesses Sale Trigger occurs, after payment of the Oaktree Maximum Distribution Amount in full in Cash and after the following amounts required to be paid under the Plan have been paid in full in cash (i) Administrative Claims (other than the DIP Facility Claims), (ii) Priority Tax Claims, (iii) Other Priority Claims, (iv) General Unsecured Claims against the Downstream Plan Debtors and (v) the Wind-down Reserve, the Oaktree Liens shall be released on the DIP Loan Disbursement Account (as defined in the DIP Order) and the Parent’s unencumbered Cash accounts for the benefit of the Holders of Claims in Class 5A.

Any amounts incurred by the Creditors’ Committee’s legal professionals on and after the Committee Settlement Effective Date with respect to the Creditors’ Committee Legal Fee Cap Matters in excess of the Creditors’ Committee Legal Fee Cap shall be disallowed unless and until, if the Downstream Businesses Sale Trigger has occurred, Oaktree has received payment of the Oaktree Maximum Distribution amount in full in Cash.

10

As part of the Committee Settlement Agreement, the Plan Debtors shall pay the Indenture Trustees Allowed Fee Payment on account of the Indenture Trustees Allowed Fees.

As part of the Committee Settlement Agreement, upon emergence, the Reorganized Plan Debtors will have no Oaktree-related debt and no preferred equity will be outstanding. The Reorganized Plan Debtors are entitled to seek and obtain debt from parties unrelated to Oaktree on emergence or from any party thereafter provided such capital raises comply with the minority equityholder protections set forth in Section IV.D.2 hereof.

As part of the Committee Settlement Agreement, and in settlement of the claims asserted in the Adversary Proceeding against the Directors and Officers, National Union shall pay the Class 5A Insurance Payment on the Effective Date to the Estate of the Parent for the sole benefit of the Class 5A Creditors.  As part of the Committee Settlement Agreement, the Creditors’ Committee shall be deemed to grant a release, on behalf of the Plan Debtors’ Estates and the Molycorp Minerals Debtors’ estates, to the Directors and Officers (regardless of whether such directors or officers are named as defendants in the Adversary Proceeding) and National Union from any and all claims asserted in the Adversary Proceeding and any and all claims that the Plan Debtors’ estates or the Molycorp Minerals Debtors’ estates could have asserted against such Directors and Officers based on events occurring prior to the Petition Date as more fully set forth in Article IX.  In addition, National Union shall have the National Union Consent Right and the Directors and Officers named as defendants in the Adversary Proceeding shall have the Directors and Officers Consent Right.

Neither approval of the settlement with National Union nor receipt of the National Union Payment by the Class 5A Creditors shall be conditions to confirmation of the Plan, provided, however, that National Union’s obligation to make the Class 5A Insurance Payment shall be conditioned solely on the Bankruptcy Court approving the Creditors’ Committee’s releases of the Directors and Officers and National Union described above, the Plan Debtors Release set forth in Section IX.D, the Third Party Releases set forth in Section IX.E, the Molycorp Minerals Debtors Release set forth in Section IX.F, the Exculpation of the Directors and Officers set forth in Section IX.G, and the Injunction set forth in Section IX.H.

2.             Class 5 Cash Out Option

Within two (2) Business Days of the Confirmation Date, a notice shall be sent to all Holders of Allowed Claims in Class 5A notifying them of the Class 5A Cash Election Procedure and Deadline and explaining certain elections that such Holders may make, as applicable, through electronic submission to Prime Clerk.

In connection with implementing the Class 5 Cash Out Option, Holders of Allowed Claims in Class 5A may elect through Prime Clerk to have their Claim reduced in amount, which each such Holder will determine in its sole discretion.  In the event of a Class 5 Cash Out Oversubscription, Cash shall be distributed from the Class 5A Stand-Alone Distribution to Class 5A Cash Out Creditors in order of smallest Claim to largest Claim until all funds in the Class 5A Stand-Alone Cash Distribution are depleted; provided, that the Reorganized Plan Debtors may (i) with the consent of the Creditors’ Committee, determine that more Cash will be provided to allow additional Class 5 Cash Out Creditors to receive Cash distributions at the Imputed Value of Class 5A Equity or (ii) distribute Class 5A Equity to Class 5 Cash Out Creditors in accordance with the Plan.  Furthermore, if a Holder of an Allowed Class 5A Claim elects to reduce its Claim amount and such Holder does not receive Cash (or receives a combination of Cash and Class 5A Equity) on account of its reduced Claim, such Holder’s Claim will be reinstated to its original

11

Allowed amount and any distributions of Class 5A Equity will be based on such reinstated amount.  For the avoidance of doubt, Holders of Allowed Claims in Class 5A shall be required to elect that all or none of their Allowed Claims receive Cash in connection with electing to be treated as a Class 5 Cash Out Creditor, no partial elections shall be allowed

3.             The 10% Noteholder Group Settlement(3)

The 10% Noteholder Group Settlement contemplates, among other things, the sale and purchase of certain assets owned by the Molycorp Minerals Debtors for a purchase price of $1,000,000 and the assumption of certain liabilities.  Solely to the extent necessary and applicable, the full terms of the 10% Noteholder Group Settlement shall be deemed incorporated herein by reference.  For the avoidance of doubt, the Purchased Assets (as defined in the Credit Bid APA) shall not include and the Credit Bid shall expressly exclude, among other things the Downstream Transferred Assets, the Fee-Owned Real Estate, the Molycorp Minerals Intercompany Amount; the Inventory Proceeds; all assets that will be owned directly or indirectly by the Reorganized Parent pursuant to the Plan; and the Oaktree Equipment.

The Credit Bid APA shall provide that approval of the Molycorp Minerals Sale pursuant to the Credit Bid APA shall not be a condition to confirmation of the Plan.

The Credit Bid APA shall also include a condition that the Molycorp Minerals Sale will only be approved to the extent that such sale does not have an adverse impact on the confirmation of the Plan with respect to the Downstream Plan Debtors or any of the Downstream Transferred Assets.

The Credit Bid APA shall provide that Oaktree shall receive its pro rata share (35.283%) of the total number of common units issued by any acquisition vehicle formed to acquire any of the Purchased Assets.

a.             Process for Consummating the Credit Bid

The applicable Molycorp Minerals Debtors and the Ad Hoc 10% Noteholders shall execute the Credit Bid APA and file it with the Bankruptcy Court no later than 12:00 pm ET on March 28, 2016.

The Sale Documentation shall be reasonably acceptable to the Ad Hoc 10% Noteholders, the Debtors and Oaktree; provided however that with respect to Oaktree, whether the Sale Documentation is “reasonably acceptable” shall mean whether it is in form and substance consistent with the terms of the 10% Noteholder Group Settlement (including without limitation paragraph 2 of the 10% Noteholder Group Settlement, the Plan, and the Prepetition Collateral Agency Agreement and related prepetition security documents).  The Creditors’ Committee expressly reserves the right to object to the terms of the Credit Bid APA and the sale order approving the Credit Bid solely to the extent such terms are inconsistent with the terms of the 10% Noteholders Settlement and that such terms negatively impact distributions to or treatment of

(3)                                 Capitalized terms used in this Section IV.A.3 of the Plan and not otherwise defined have the meanings given to them in the 10% Noteholder Group Settlement.

12

Claims in Class 5A and the Parties agree that any objections of the Creditors’ Committee under these provisions may be raised with the Bankruptcy Court at the hearing with respect to such matters.

In connection with the Credit Bid, the Debtors, subject to Paragraph 5 of the 10% Noteholder Group Settlement and the Fee Arrangement, shall work in good faith with the Ad Hoc 10% Noteholders to effectuate the transfer of the Specified Mineral Properties in connection with consummation of the Credit Bid, including taking reasonable steps necessary to transfer Molycorp Minerals’ unpatented mining claims and to “sever” any mineral rights from the fee-owned surface real estate and to contest any objections to such “severing.”

Unless otherwise ordered by the Bankruptcy Court, at the Sale and Confirmation Hearing, as defined in the Bid Procedures Order, the Debtors shall seek approval of the Credit Bid pursuant to the Bid Procedures Order and under section 363 of the Bankruptcy Code, provided, however, that, notwithstanding anything in the 10% Noteholder Group Settlement to the contrary, so long as the Debtors use commercially reasonable efforts to obtain approval of the Credit Bid in good faith, approval by the Bankruptcy Court of the Credit Bid and/or the Mineral Rights Transfer shall not be a condition to the 10% Noteholder Group Settlement or a condition to confirmation of the Plan, provided, further, however, that to the extent the Bankruptcy Court does not approve the Credit Bid and/or the Mineral Rights Transfer or any other portion of the Molycorp Minerals Sale pursuant to the Credit Bid, the parties agree that (i) only those assets approved to be sold pursuant to the Credit Bid shall be sold pursuant to the terms of the Credit Bid APA, and thereafter, (ii) the Debtors shall not take any action to effectuate a sale, transfer, or distribution of the Purchased Assets remaining, including without limitation, to the extent applicable, the Specified Mineral Properties, or the fee-owned real estate, and (iii) the Molycorp Minerals Debtors  may convert their cases from chapter 11 to chapter 7 of the Bankruptcy Code.

Pending consummation of the Molycorp Minerals Sale, the Inventory Proceeds and the Molycorp Minerals Intercompany Amount shall be held at Molycorp Minerals, and approximately $4.7 million of such funds shall be set aside to fund the costs set forth on Exhibit 3 to the 10% Noteholder Group Settlement, which includes (i) $400,000 for the costs and expenses of seeking approval of the Credit Bid and the Molycorp Minerals Sale pursuant to the Credit Bid APA, (ii) an initial amount of $2.1 million, to fund Mountain Pass carrying costs, costs associated with the termination of the remaining employees at Molycorp Minerals and the wind-down and/or chapter 7 costs associated with the remaining assets of Molycorp Minerals not sold pursuant to the Credit Bid or otherwise transferred pursuant to the terms of the 10% Noteholder Group Settlement and (iii) following consent by Oaktree and the Ad Hoc 10% Noteholders or automatically upon consummation of the Mineral Rights Transfer, the balance of the costs set forth on Exhibit 3 to the 10% Noteholder Group Settlement.

The Ad Hoc 10% Noteholders agree that notwithstanding anything to the contrary in the 10% Noteholder Group Settlement, the schedule for confirmation of the Plan with respect to the Plan Debtors shall continue on the schedule set forth in the Order (A) Authorizing Service of the Supplemental Solicitation Materials and (B) Scheduling Certain Revised Dates and Deadlines in Connection with Confirmation of the Plan of Reorganization [Docket No. 1391].

13

b.                                      Certain Other Transfers between Molycorp Minerals and the Plan Debtors

The Ad Hoc 10% Noteholders shall consent to the transfer pursuant to the Plan of the Downstream Transferred Assets, in each case, to the Reorganized Parent or an entity that will be directly or indirectly controlled by the Reorganized Parent, free and clear of any lien, claim, interest or pledge.  If the Plan is consummated without transfer of the Downstream Transferred Assets, the 10% Noteholder Group Settlement shall remain effective.

As soon as reasonably practicable after the consummation of the Molycorp Minerals Sale, the balance of the Molycorp Minerals Intercompany Amount and the Inventory Proceeds not used to fund the Minerals Wind-down Expense Reserve shall be distributed on a pro rata basis to Oaktree and the 10% Noteholders.

Nothing in the 10% Noteholder Group Settlement shall affect Oaktree’s ownership of the Oaktree Equipment and in accordance with the Bid Procedures, Oaktree shall have a reasonable amount of time following the closing of the Molycorp Minerals Sale to remove (as it may determine in its sole discretion) the Oaktree Equipment in accordance with the terms of Oaktree Lease Documents.

c.                                       Procedures for Minerals’ Chapter 11 Case

The parties agree that the Plan shall be withdrawn as to the Molycorp Minerals Debtors.

The parties agree to work in good faith until April 8, 2016 to determine whether a chapter 11 plan for the Molycorp Minerals Debtors can be confirmed.  If the Parties determine, in good faith, that a chapter 11 plan for the Molycorp Minerals Debtors cannot be confirmed, the Molycorp Minerals Debtors may convert their cases from chapter 11 to chapter 7 of the Bankruptcy Code on or after that date.

d.                                      Support for the Plan and Mutual Releases

The Ad Hoc 10% Noteholders agree to take all actions reasonably necessary to support the confirmation of the Plan, including withdrawing (to the extent necessary) any objections that have been filed to the Plan and that all such objections are resolved.  The Ad Hoc 10% Noteholders agree not to direct the 10% Notes Indenture Trustee, and Wells Fargo, as Collateral Agent, to object to any part of the Plan and/or the Committee Settlement Agreement.  Each 10% Noteholder that is a signatory to the 10% Noteholder Group Settlement agrees to vote in favor of the Plan and agrees that on March 28, 2016, counsel to the Ad Hoc 10% Noteholders will file a declaration setting forth the amount and number of votes previously submitted by the Ad Hoc 10% Noteholders and providing that such votes shall instead be deemed as votes to accept the Plan.

Without limiting paragraph 14 of the 10% Noteholder Group Settlement, the Ad Hoc 10% Noteholders agree to support approval of the Class 5A Stand-Alone Distribution, including but not limited to, the amount of the Class 5A Equity or the allocation of the Class 5A Equity among the members of Class 5A, the Class 5A Stand-Alone Cash Distribution, the Class 5A Insurance Payment, and the Class 5 Cash Out Option.

14

The Ad Hoc 10% Noteholders also agree to support and take all actions reasonably necessary to support the granting of Debtor Releases by the Molycorp Minerals Debtors in connection with the Committee Settlement Agreement set forth in the Plan (including if such releases are sought outside of the Plan) and the approval of the Third Party Release in the Plan.

The Ad Hoc 10% Noteholders and their respective affiliates and advisors (each in their capacity as such), the 10% Notes Indenture Trustee and its advisors (solely in their capacity as such), and Wells Fargo, as Collateral Agent, and its advisors (solely in their capacity as such), shall each be included as a Released Party and as a Releasing Party; provided, however, that the 10% Notes Indenture Trustee or Wells Fargo, as Collateral Agent, shall not be included as a Released Party and as a Releasing Party if it objects (or, with respect to the 10% Notes Indenture Trustee, fails to withdraw its objection prior to the commencement of the Sale and Confirmation Hearing) to the terms of the Committee Settlement Agreement or to the 10% Noteholder Group Settlement as incorporated in the Plan.

The Plan is hereby deemed revised to provide that (i) all fees and expenses of the Ad Hoc 10% Noteholders incurred in connection with these cases shall be paid upon consummation of the Plan in an amount up to $5,000,000; (ii) the fees and expenses of the 10% Notes Indenture Trustee shall be paid from the cash recovery allocable to the 10% Noteholders on account of their allowed secured claim; and (iii) to the extent legally permissible, the Ad Hoc 10% Noteholders may submit any fees and expenses above $5,000,000 for reimbursement to be paid out of the cash recovery allocable to the 10% Noteholders.  Except as set forth in paragraph 18 of the 10% Noteholder Group Settlement, none of the 10% Noteholders, the Ad Hoc 10% Noteholders, the 10% Notes Indenture Trustee, the Collateral Agent, or any of their Representatives shall have any further right to seek payment of any fees, expenses, costs, or indemnification, from any of the Debtors, the Reorganized Plan Debtors, or any Released Party.  For the avoidance of doubt, neither the foregoing nor any release, exculpation or other provision of the Plan is intended to and shall not impair the rights of the 10% Notes Indenture Trustee or any of it Representatives as to the 10% Noteholders reserved under Section IV.L of the Plan.

e.                                       Other Terms of the 10% Noteholder Group Settlement

The Debtors shall withdraw the Motion of the Debtors for an Order Authorizing Them to Surcharge Certain Collateral Pursuant to Section 506(c) of the Bankruptcy Code, with prejudice.

The Ad Hoc 10% Noteholders shall withdraw the Motion of Ad Hoc 10% Noteholders to Compel the Debtors to Comply with the Bidding Procedures Order or, Alternatively, to Convert the Molycorp Minerals Debtors’ Cases to Liquidations Under Chapter 7, as moot.

The 10% Noteholders claim shall be allowed in the amount of $687.2 million, provided, however, that the 10% Notes Deficiency Claim in Class 5A shall not be allowed in an amount that exceeds $680.7 million.

The obligations of the Ad Hoc 10% Noteholders in paragraphs 14, 15, 16, and 20 of the 10% Noteholder Group Settlement shall not be conditioned on Bankruptcy Court approval or on consummation of the Molycorp Minerals Sale.  The express obligations of the Creditors’ Committee in paragraphs 13, 25 and 26 of the 10% Noteholder Group Settlement shall not be

15

conditioned on approval of the releases by the Molycorp Minerals Debtors referred to in paragraph 16 of the 10% Noteholder Group Settlement.

Provided that the Sale Documentation is consistent with this 10% Noteholder Group Settlement, Oaktree shall not object on the basis that the terms of 10% Noteholder Group Settlement or the parties’ performance hereunder, and the submission of the Credit Bid, the terms thereof including the terms of the Credit Bid APA, and the actions of the 10% Noteholders and the Collateral Agent in connection therewith do not comply with the Collateral Agency Agreement, the Security Agreement, the Deed of Trust, or the Bid Procedures and Oaktree shall take all actions reasonably requested to support the approval of the Credit Bid and the Credit Bid APA and the Mineral Rights Transfer in accordance with the terms of the 10% Noteholder Group Settlement.

The Debtors, subject to the Fee Arrangement, shall seek approval of the 10% Noteholder Group Settlement at the Sale and Confirmation Hearing, whether as part of an order confirming the Plan or separate order, and such order or portion of the Confirmation Order concerning the 10% Noteholder Group Settlement as applicable, shall be acceptable to the Ad Hoc 10% Noteholders, Oaktree and the Debtors.

The Debtors, the Creditors’ Committee, Oaktree, and the Ad Hoc 10% Noteholders agree to support, and will not object to, approval of the Credit Bid, the Credit Bid APA, and the 10% Noteholder Group Settlement by the Court, and, prior to such approval, shall take no steps contrary to obtaining approval of the Credit Bid, the Credit Bid APA, and the 10% Noteholder Group Settlement.

The Creditors’ Committee will not seek a finding that payments to advisors of the Ad Hoc 10% Noteholders prior to the Petition Date were preferences, nor seek to disallow, subordinate, or designate the votes associated with the claims of the Ad Hoc 10% Noteholders on such grounds, or any other grounds.

The valid and perfected liens of the Ad Hoc 10% Noteholders and Oaktree shall continue in full force and effect on all assets of Molycorp Minerals Debtors other than the Transferred Downstream Assets, and after consummation of the Credit Bid, the Purchased Assets and the Transferred Downstream Assets.

B.            Certain Transfers Between Molycorp Minerals and the Plan Debtors

1.             Payment of the Molycorp Minerals Intercompany Amount

On the date the Court enters an order approving the 10% Noteholder Group Settlement or as soon thereafter as reasonably practicable, the Plan Debtors, the Post-Effective Date Plan Debtors or the Non-Debtor Affiliates, as applicable, shall pay the Molycorp Minerals Intercompany Amount to Molycorp Minerals.

2.             Transfer of the Downstream Transferred Assets

In accordance with the terms of the 10% Noteholder Group Settlement, on or as soon as reasonably practicable after the entry of the Confirmation Order, Molycorp Minerals shall

16

transfer the Downstream Transferred Assets to the Plan Debtors, one of the Plan Debtors’ Non-Debtor Affiliates, the Reorganized Parent or an entity that will be directly or indirectly controlled by the Reorganized Parent, free and clear of any lien, claim, interest or pledge.

The Confirmation Order shall authorize the Debtors to pay the Molycorp Minerals Intercompany Amount to Molycorp Minerals and to effectuate the transfer of the Downstream Transferred Assets in accordance with the terms of the Plan as part of the settlements and compromises contained in the Plan.  As soon thereafter as reasonably practicable after the entry of the Confirmation Order, all of the transactions necessary to implement the transfer of the Downstream Transferred Assets shall be consummated.

All matters and transactions necessary to effectuate the transfer of the Downstream Transferred Assets, and any partnership, membership, or shareholder action required by the applicable Debtors or any of any Non-Debtor Affiliate in connection with such transfer will be deemed to have occurred and will be in effect, without any requirement of further action by those authorized to act on behalf of the applicable Debtors.  Upon entry of the Confirmation Order, the appropriate officers or managing members of each Debtor or Non-Debtor Affiliate, as applicable, shall be authorized and directed to issue, execute, deliver, file, and/or record any contracts, agreements, instruments, or other documents contemplated by, or necessary or desirable to effect, the transfer of the Downstream Transferred Assets in accordance with the terms of the Plan, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the transfer of the Downstream Transferred Assets, in each case in the name of and on behalf of the applicable Debtor or Non-Debtor Affiliate.  Such authorizations and approvals will be effective notwithstanding any requirements under non-bankruptcy law.

If the transfer of the Downstream Transferred Assets is not approved in connection with confirmation of the Plan, the Debtors may seek approval and consummation of such transfer outside of a chapter 11 plan pursuant to section 363 of the Bankruptcy Code.

C.                                    Downstream Businesses Sale

The Plan Debtors will only proceed with a Downstream Businesses Sale if the Existing Board concludes that acceptance of one or more Qualified Bids for all of the Assets of the Downstream Businesses is value-maximizing for the Plan Debtors’ estates.  If the Downstream Businesses Sale Trigger occurs, the Plan Debtors shall consummate the Downstream Businesses Sale pursuant to the terms of this Plan, and the Confirmation Order shall authorize the Plan Debtors to enter into and perform under the Downstream Businesses Sale Agreements.

Notwithstanding anything herein to the contrary, Oaktree shall have the right to seek to credit bid in accordance with the terms of the Bid Procedures, and parties shall have the right to object to any such credit bid. Any such credit bid shall comply with the terms of the Bid Procedures.  On the Effective Date, all of the transactions contemplated by the Downstream Businesses Sale Agreements shall be consummated.

Except as otherwise explicitly provided herein, on the Effective Date, substantially all of the Plan Debtors’ property shall be sold and transferred to one or more Purchasers in accordance with the terms of the Downstream Businesses Sale Agreements and this Plan in exchange for the

17

consideration set forth in the Downstream Businesses Sale Agreements.  Any property of the Plan Debtors’ Estates that is not transferred under the Downstream Businesses Sale Agreements or distributed on the Effective Date pursuant to the terms of this Plan shall revest in the Post-Effective Date Plan Debtors for liquidation and distribution to creditors in accordance with the terms of the Plan.

Unless otherwise expressly provided under the terms of a particular Downstream Businesses Sale Agreement, all matters and transactions provided for in the Downstream Businesses Sale Agreements, and any partnership, membership, or shareholder action required by the Plan Debtors or the Post-Effective Date Plan Debtors in connection with the Downstream Businesses Sale Agreements, will be deemed to have occurred and will be in effect, without any requirement of further action by those authorized to act on behalf of the Plan Debtors or the Post-Effective Date Plan Debtors.  On or (as applicable) prior to the Effective Date, the appropriate officers or managing members of each Plan Debtor or Post-Effective Date Plan Debtor, as applicable, shall be authorized and directed to issue, execute, deliver, file, and/or record any contracts, agreements, instruments, or other documents contemplated by the Downstream Businesses Sale Agreements (or necessary or desirable to effect the transactions contemplated by the Downstream Businesses Sale Agreements), and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Downstream Businesses Sale Agreements, in each case in the name of and on behalf of such Plan Debtor or Post-Effective Date Plan Debtor.  Such authorizations and approvals will be effective notwithstanding any requirements under non-bankruptcy law.

To the extent there are material amendments to the Downstream Businesses Sale Agreements prior to the Confirmation Hearing, the Plan Debtors shall File such revised Downstream Businesses Sale Agreements prior to the Confirmation Hearing.  After the Confirmation Date, the Plan Debtors are authorized, subject to the Oaktree Consent Right, to enter into non-material amendments to the Downstream Businesses Sale Agreements in accordance with their terms and in furtherance of the transactions contemplated thereby without the need for further notice or Court approval.

D.            The Stand-Alone Reorganization

If the Plan Debtors do not effectuate the Downstream Businesses Sale with respect to the Downstream Businesses, or if the Downstream Businesses Sale Trigger does not occur, the Plan Debtors shall consummate the Stand-Alone Reorganization.  The following provisions shall govern a Stand-Alone Reorganization.

1.             Third Party Financing

On the Effective Date, one or more of the Reorganized Plan Debtors shall be permitted to enter into any financing or other debt arrangement with third-parties unrelated to Oaktree and provided that any such capital raise complies with the minority protections described in Section IV.D.2 below.

18

2.             Reorganized Parent Common Equity

On the Effective Date, subject to the terms and conditions of the Committee Settlement Agreement, (a) 92.5% of the Reorganized Parent Common Equity will be issued, directly or indirectly, to Oaktree in partial satisfaction of its Allowed Claims, and (b) the Class 5A Equity will be issued, directly or, subject to the consent of the Creditors’ Committee which shall not be unreasonably withheld, indirectly, to the Holders of Allowed Claims in Class 5A, each of which will be subject to dilution for the MIP.

Each share of the Reorganized Parent Common Equity issued and distributed pursuant to the Plan will be duly authorized, validly issued, and fully paid non-assessable.  Each distribution and issuance referred to herein will be governed by the terms and conditions set forth herein applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing such distribution or issuance, which terms and conditions will bind each Entity receiving such distribution or issuance.

The Reorganized Parent Common Equity Holder Agreement will provide the following protections for the minority holders of the Reorganized Parent Common Equity:

(1)                                                                                 preemptive rights in the event of a capital raise (debt or equity) with at least 15 days prior written notice, subject to a customary right to complete an issuance prior to satisfaction of such notice requirement;

(2)                                                                                 customary tag-along rights;

(3)                                                                                 a requirement that any dividends, sale proceeds, share repurchase, or other distributions on account of the Reorganized Parent Common Equity made by the Reorganized Parent to any holder of the Reorganized Parent Common Equity must be made to all holders pro rata;

(4)                                                                                 registration rights, following an initial public offering of the Reorganized Parent, for each holder of the Reorganized Parent Common Equity holding at least 5% of the then-outstanding Reorganized Parent Common Equity;

(5)                                                                                 a requirement that any transactions (including debt incurrences or issuances of senior securities, but exclusive of other transactions for which preemptive rights are applicable) between the Reorganized Plan Debtors, on the one hand, and Oaktree or any affiliate thereof (excluding the Reorganized Plan Debtors and their respective subsidiaries), on the other hand, be at arms’ length, on market terms and that, for transactions involving payments or value in excess of $5 million, the Reorganized Parent obtain an opinion from an independent financial advisor that the consideration to be received in the transaction is fair to the Reorganized Plan Debtors, provided that Oaktree agrees that neither Oaktree Capital Management LP nor any investment fund managed by Oaktree Capital Management LP, nor any entity within the corporate structure of Oaktree

19

Capital Management LP will charge a fee with respect to the management of, or similar services provided to, the Reorganized Plan Debtors, but may seek reimbursement of actual costs and expenses;

(6)                                                                                 sharing of audited annual consolidated financial statements, and unaudited quarterly consolidated financial statements, subject to appropriate confidentiality restrictions, to the ten (10) largest holders of more than 0.1% of the common stock;

(7)                                                                                 provisions in the governing documents providing that, to the fullest extent permitted by applicable law, a director of the Reorganized Parent shall not be liable to the Reorganized Parent or any holder of the Reorganized Parent Common Equity for monetary damages for a breach of fiduciary duty as a director; and

(8)                                                                                 no amendments or modifications to the Reorganized Parent’s organizational or governing documents that may disproportionately adversely affect the Class 5A Equity without the consent of a majority of the holders of the Class 5A Equity.

3.             Section 1145 Exemption

To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable non-bankruptcy law, the offering, issuance, and distribution of (a) the Reorganized Parent Common Equity, (b) the Molycorp Silmet Equity and (c) any other securities issued and distributed pursuant to the Plan will be exempt from, among other items, the registration and prospectus delivery requirements of section 5 of the Securities Exchange Act of 1933 and any other applicable state and federal law requiring registration and/or delivery of a prospectus prior to the offering, issuance, distribution, or sale of securities subject to the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an “underwriter” in section 2(a)(11) of the Securities Act of 1933.  To the extent that such exemption under section 1145 is not available with respect to the offering, issuance and distribution of any of the Reorganized Parent Common Equity, Molycorp Silmet Equity and any other securities issued and distributed pursuant to the Plan, such offering, issuance and/or distribution, as applicable, will be made pursuant to the exemption set forth in Section 4(a)(2) of the Securities Act or another exemption thereunder.  In addition, any securities contemplated by the Plan and any and all agreements incorporated therein, including the Reorganized Parent Common Equity and the Molycorp Silmet Equity, will be subject to (i) compliance with any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such securities or instruments; (ii) the restrictions, if any, on the transferability of such securities and instruments, including those set forth in the New Corporate Governance Documents; and (iii) applicable regulatory approval, if any.  The Reorganized Parent Common Equity and the Molycorp Silmet Equity will be distributed pursuant to the Plan.

20

4.                                      Corporate Governance for Reorganized Parent and the Other Reorganized Plan Debtors

a.             New Corporate Governance Documents

As of the Effective Date and with such changes as may be necessary to conform to the applicable law of the state of incorporation, the New Corporate Governance Documents will be in the form included in the Plan Supplement.  Among other items, the New Corporate Governance Documents of each Reorganized Plan Debtor will prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code.  After the Effective Date and subject to the terms and conditions of the applicable constituent documents and as permitted under applicable state law, each Reorganized Plan Debtor may amend or restate its respective New Corporate Governance Documents.

b.             Insurance

On or prior to the Effective Date, the Plan Debtors will obtain Run-off Insurance for the Plan Debtors and for the benefit of the Plan Debtors’ current and former directors and officers, and covering those persons who are currently covered by the Plan Debtors’ directors’ and officers’ liability and employment practices liability insurance policies on terms not less favorable than such existing insurance coverage; provided that the Plan Debtors shall not pay for the Run-off Insurance an amount in excess of 200% of the annual premium currently paid as of the date hereof by the Plan Debtors for such insurance; provided, further, that if the premium of such Run-off Insurance exceeds the forgoing cap, the Plan Debtors shall obtain as much comparable insurance as possible for a premium equal to the cap.

c.             The New Board

The initial board of directors of Reorganized Parent will be constituted with such number of members as determined by Oaktree and otherwise disclosed pursuant to section 1129(a)(5) of the Bankruptcy Code.

Reorganized Parent’s New Board will identify and select the directors for the New Board for each of the direct and indirect subsidiaries of Reorganized Parent.

After the initial appointment of the New Board for each of the Reorganized Plan Debtors in accordance with this Section IV.D.5.c, the Reorganized Plan Debtors will appoint their respective boards of directors in accordance with the terms of the New Corporate Governance Documents.

d.             Senior Management

If the Downstream Businesses Sale Trigger does not occur, the existing officers of the Plan Debtors as of the Petition Date will remain in their current capacities as officers of the Reorganized Plan Debtors, subject to the ordinary rights and powers of the New Board to remove or replace them in accordance with the New Corporate Governance Documents.

21

5.             Vesting of Assets in the Reorganized Plan Debtors

If the Downstream Businesses Sale Trigger does not occur, except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated herein, on the Effective Date, all property in each Estate, all Causes of Action (not otherwise released pursuant to the terms of the Plan), and any property acquired by any of the Plan Debtors pursuant to the Plan will vest in each respective Reorganized Plan Debtor, free and clear of all liens, Claims, charges, or other encumbrances.  On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Plan Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

6.             Reinstatement and Continuation of Insurance Policies

If the Downstream Businesses Sale Trigger does not occur, from and after the Effective Date, each of the Plan Debtors’ insurance policies (and related documents) in existence as of the Effective Date will be continued in accordance with its terms and, to the extent applicable, will be deemed assumed by the applicable Reorganized Plan Debtor pursuant to section 365 of the Bankruptcy Code and Article VI.

7.             Continued Corporate Existence

Except as otherwise provided in the Plan, including pursuant to the Restructuring Transactions, each Plan Debtor will continue to exist after the Effective Date as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Plan Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended by the Plan or otherwise, including pursuant to the Restructuring Transactions, and to the extent such documents are amended, such documents are deemed to be approved pursuant to the Plan and require no further action or approval.

E.            Wind-Down and Liquidation of Assets after the Effective Date

1.         The Wind-Down Plan Debtors

Subject to Section IV.G, if the Downstream Businesses Sale Trigger occurs, the Wind-Down Plan Debtors shall continue to exist after the Effective Date for the purposes of making distributions to the Holders of Allowed Claims under the Plan, and to take any other steps in furtherance thereof or as may be reasonably necessary or appropriate to wind-down the affairs of the Wind-Down Plan Debtors and their Estates, including filing and prosecuting objections to Claims not otherwise Allowed as of the Effective Date.  The principal purpose of the Wind-Down Plan Debtors shall be to liquidate, collect and maximize the Cash value of their respective Remaining Assets, and make distributions on account of Allowed Claims in accordance with the terms of the Plan.

22

The Wind-Down Officer shall be authorized to merge, consolidate, liquidate or dissolve any of the Wind-Down Plan Debtors, as the Wind-Down Officer deems appropriate and in accordance with the other provisions of this Plan.

2.             Assets of the Wind-Down Plan Debtors

Subject to Section IV.G, on or after the Effective Date, the Remaining Assets of the Plan Debtors that will become Wind-Down Plan Debtors, including all assets of such Plan Debtors or their Estates which are neither distributed nor abandoned by such Plan Debtors on the Effective Date, shall be deemed transferred, dividended, or assigned to such Wind-Down Plan Debtor(s) as the Wind-Down Officer deems appropriate.  On the Effective Date, or as soon thereafter as reasonably practicable, the Wind-Down Plan Debtors shall liquidate or abandon the Remaining Assets to the extent practicable.

3.             Wind-Down Reserve

The activities and operations of the Wind-Down Plan Debtors and the Wind-Down Officer shall be funded through the Wind-Down Reserve to be established on the Effective Date, in accordance with the terms of the Wind-Down Budget, to fund the winding down of the affairs of the Wind-Down Plan Debtors and the other items reflected in the Wind-Down Budget.  The Wind-Down Reserve shall be funded as of the Effective Date from the Plan Debtors’ Cash on hand and the Downstream Businesses Sale Net Proceeds, and thereafter from time to time, from the Cash proceeds of the liquidation of any Remaining Assets.

4.             Wind-Down Officer

If the Downstream Businesses Sale Trigger occurs, on the Effective Date, all existing officers and directors of the Plan Debtors shall resign or be deemed to have resigned and the Wind-Down Officer shall be appointed as the sole director, officer and/or member (as applicable) of each of the Wind-Down Plan Debtors to wind up the affairs of the Wind-Down Plan Debtors.

The identity of the Wind-Down Officer shall be disclosed prior to the commencement of the Confirmation Hearing and will be subject to the approval of the Bankruptcy Court in the Confirmation Order.  After the Effective Date, the Wind-Down Officer may be removed and/or replaced by a successor in accordance with the terms of the Wind-Down Officer Agreement.

The Wind-Down Officer shall be deemed the representative of the Estates under section l123(b)(3)(B) of the Bankruptcy Code, and shall have all rights associated therewith.  Pursuant to the terms of the Wind-Down Officer Agreement, the Wind-Down Officer shall have all duties, powers, and standing authority necessary to implement the Plan and to administer and liquidate the assets of the Wind-Down Plan Debtors for the benefit of the holders of Allowed Claims, and shall be entitled to indemnification and exculpation from the Wind-Down Plan Debtors.

The compensation of the Wind-Down Officer shall be as specified in the Wind-Down Officer Agreement and shall be paid by the Wind-Down Plan Debtors, subject to and consistent with the Wind-Down Budget.  The Wind-Down Officer shall also be entitled to reimbursement of reasonable expenses, which expenses shall include the reasonable fees and expenses of

23

attorneys and/or accountants and other professionals retained by the Wind-Down Officer, as more fully described in the Wind-Down Officer Agreement.

As soon as practicable after final distributions under the Plan, the Wind-Down Officer shall wind up the affairs of the Wind-Down Plan Debtors, pay all applicable Taxes, file final tax returns, arrange for storage of its records and dissolve the Wind-Down Plan Debtors pursuant to applicable law.  As soon as practicable thereafter, the Wind-Down Officer shall File with the Bankruptcy Court a final report of distributions and perform such other duties as are specified in the Plan, whereupon the Wind-Down Officer shall have no further duties under the Plan.

5.             Insurance

On or prior to the Effective Date, the Plan Debtors will obtain Run-off Insurance for the Wind-Down Plan Debtors and for the benefit of the Wind-Down Plan Debtors’ current and former directors and officers, and covering those persons who are currently covered by the Plan Debtors’ directors’ and officers’ liability and employment practices liability insurance policies on terms not less favorable than such existing insurance coverage, on terms not less favorable than such existing insurance coverage; provided that the Plan Debtors shall not pay for the Run-off Insurance an amount in excess of 200% of the annual premium currently paid as of the date hereof by the Plan Debtors for such insurance; provided, further, that if the premium of such Run-off Insurance exceeds the forgoing cap, Parent shall obtain as much comparable insurance as possible for a premium equal to the cap.

6.             Corporate Governance Documents

The certificate of incorporation, by-laws or similar corporate constituent documents of each applicable Plan Debtor that is to become a Wind-Down Plan Debtor shall be deemed amended, to the extent necessary, in order to effectuate the provisions of this Article IV, and to the extent such documents are deemed amended, such amendments are deemed to be approved pursuant to the Plan and require no further action or approval of any kind or nature.

F.            General Corporate Actions

Upon entry of the Confirmation Order and, as applicable, the satisfaction or waiver of all conditions precedent in Sections X.A and X.B in accordance with the terms hereof and the occurrence of the Effective Date, all transactions contemplated by the Plan will be deemed authorized, approved, and ratified without any requirement for further action by Holders of Claims or Interests, directors, managers, or officers of the Plan Debtors, the Post-Effective Date Plan Debtors, or any other Entity, including the following actions, as may be appropriate depending on whether or not the Downstream Businesses Sale Trigger occurs:  (i) the rejection or assumption, or assumption and assignment, as applicable, of Executory Contracts or Unexpired Leases; (ii) the consummation of the Downstream Businesses Sale if the Downstream Businesses Sale Trigger occurs, (iii) the selection of the managers and officers for the Post-Effective Date Plan Debtors; (iv) entry into the New Corporate Governance Documents; (v) the issuance and distribution of the Reorganized Parent Common Equity and the Molycorp Silmet Equity as provided herein; and (vi) all other acts or actions contemplated, or reasonably necessary or appropriate to promptly consummate the transactions contemplated by the Plan

24

(whether to occur before, on, or after the Effective Date), including the Restructuring Transactions.  All matters provided for in the Plan involving the company structure of the Plan Debtors, and any company action required by the Plan Debtors in connection therewith, will be deemed to have occurred on, and will be in effect as of, the Effective Date, without any requirement of further action by the security holders, directors, managers, authorized persons, or officers of the Plan Debtors.  On or (as applicable) prior to the Effective Date, the appropriate officers, managers, or authorized persons of the Plan Debtors (including, any president, vice-president, chief executive officer, treasurer, general counsel, or chief financial officer thereof) will be authorized and directed to issue, execute and deliver the agreements, documents, securities, certificates of incorporation, certificates of formation, bylaws, operating agreements, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the Plan Debtors including, to the extent applicable (i) the Downstream Businesses Sale Agreements, (ii) the New Corporate Governance Documents, and (iii) any and all other agreements, documents, securities and instruments relating to the foregoing.  The authorizations and approvals contemplated by this Section IV.E will be effective notwithstanding any requirements under non-bankruptcy law.

G.                                   Restructuring Transactions

1.                                      Restructuring Transactions Generally

While the Plan Debtors are not seeking, and will not effectuate a substantive consolidation of their respective Estates, on or after the Confirmation Date, the applicable Plan Debtors or Post-Effective Date Plan Debtors may enter into such Restructuring Transactions, including, but not limited to, those described in any Restructuring Transactions Exhibit to the Plan that may be Filed with the Court and may take such actions as the applicable Plan Debtors (subject to the Oaktree Consent Right) or Post-Effective Date Plan Debtors determine to be necessary or appropriate to effect, in accordance with applicable non-bankruptcy law, a corporate restructuring of their respective businesses or simplify the overall corporate structure of the Post-Effective Date Plan Debtors; provided that each Estate shall remain responsible for the payment of its respective quarterly fees to the office of the U.S. Trustee pursuant to 28 U.S.C. § 1930 until the applicable Plan Debtor’s case is closed, dismissed or converted to another chapter of the Bankruptcy Code.  Without limiting the foregoing, unless otherwise provided by the terms of a Restructuring Transaction, all such Restructuring Transactions will be deemed to occur on the Effective Date and may include one or more mergers, consolidations, restructurings, reorganizations, transfers, dispositions, conversions, liquidations, or dissolutions, as may be determined by the Plan Debtors (subject to the Oaktree Consent Right) or the Post-Effective Date Plan Debtors to be necessary or appropriate.  The actions to effect these transactions may include (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, reorganization, transfer, disposition, conversion, liquidation, or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable state law and such other terms to which the applicable Entities may agree; (b) on terms consistent with the terms of the Plan and having such other terms to which the applicable Entities may agree, the execution and delivery of appropriate instruments of transfer, conversion, assignment, assumption, or delegation of any asset, property, right, liability, duty, or obligation; (c) pursuant to applicable state law, the filing of appropriate certificates or articles of merger, consolidation, conversion, dissolution, or change in corporate form; (d) the

25

inclusion of one or more Non-Debtor Affiliates as co-proponents of the Plan and the issuance of such Entities’ equity securities in accordance with the terms of the Plan; and (e) the taking of all other actions that the applicable Entities determine to be necessary or appropriate, including (i) making filings or recordings that may be required by applicable state law in connection with such transactions and (ii) any appropriate positions on one or more tax returns (e.g., worthlessness deductions).

Any Restructuring Transaction (i) may, without any further action by the stockholders or directors of any of the Plan Debtors or the Post-Effective Date Plan Debtors, be effected on, or subsequent to, the Effective Date; and (ii) must otherwise comply with the Plan.  For purposes of effectuating the Plan, none of the Restructuring Transactions contemplated herein will constitute a change of control under any agreement, contract, or document of the Plan Debtors.

2.                                      Obligations of Any Successor Corporation in a Restructuring Transaction

The Restructuring Transactions may result in substantially all of the respective assets, properties, rights, liabilities, duties, and obligations of certain of the Post-Effective Date Plan Debtors vesting in one or more surviving, resulting, or acquiring Entities.  In any case in which the surviving, resulting, or acquiring Entity in any such transaction is a successor to a Reorganized Plan Debtor, such surviving, resulting, or acquiring Entity will perform the obligations of the applicable Reorganized Plan Debtor pursuant to the Plan.

H.            Effectuating Documents; Further Transactions

On and after the Effective Date and without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan, the Post-Effective Date Plan Debtors and the managers, officers, authorized persons, and members of the boards of managers and directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, and to the extent applicable, the Downstream Businesses Sale Agreements, the Restructuring Transactions and the securities issued pursuant to the Plan in the name of, and on behalf of, the Post-Effective Date Plan Debtors.

I.             Sources of Cash for Plan Distributions

All consideration necessary for the Post-Effective Date Plan Debtors to make payments or distributions pursuant hereto shall be obtained through a combination of one or more of the following: (a) Cash on hand of the Plan Debtors, including Cash from business operations, or distributions from Non-Debtor Affiliates; (b) Net Proceeds of any asset sales, including the Downstream Businesses Sale, if applicable; (c) the Net Proceeds of any tax refunds and other causes of action; and (d) any other means of financing or funding that the Plan Debtors or the Reorganized Plan Debtors determine is necessary or appropriate (subject to the Oaktree Consent Right).  Further, the Plan Debtors (subject to the Oaktree Consent Right) and the Reorganized Plan Debtors shall be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Plan Debtors to satisfy their obligations

26

under the Plan.  Except as set forth herein, and subject to the Restructuring Transactions, any changes in intercompany account balances resulting from such transfers shall be accounted for and settled in accordance with the Plan Debtors’ historical intercompany account settlement practices and shall not violate the terms of the Plan or any orders entered by the Bankruptcy Court with respect to the Plan Debtors’ Cash management system or otherwise affect any distributions contemplated by the Plan.

J.             Exemption from Certain Taxes and Fees

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto, including in connection with the Downstream Businesses Sale or the transfer of the Downstream Transferred Assets, if applicable, will not be subject to any stamp, transfer, mortgage recording, or other similar tax or governmental assessment in the United States, and the Confirmation Order will direct and be deemed to direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment.  Such exemption specifically applies, without limitation, to (i) any transfer, sale or assignment pursuant to the Downstream Businesses Sale Agreements or in connection with the Downstream Transferred Assets; (ii) the creation of any mortgage, deed of trust, Lien, or other security interest; (iii) the making or assignment of any lease or sublease; (iv) any Restructuring Transaction; (v) the issuance, distribution, or sale of any of the Reorganized Parent Common Equity, the Molycorp Silmet Equity  and any other securities of the Plan Debtors or the Post-Effective Date Plan Debtors, or any of the foregoing; or (vi) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including the following:  (a) any merger or securities purchase agreements; (b) agreements of consolidation, restructuring, reorganization, transfer, disposition, conversion, liquidation, or dissolution; (c) deeds; (d) bills of sale; or (e) assignments executed in connection with any Restructuring Transaction occurring under the Plan.

K.            Reporting Obligations

There will be no requirement that the Post-Effective Date Plan Debtors File monthly operating reports, or any other type of report, with the Bankruptcy Court after the Effective Date.  The Post-Effective Date Plan Debtors shall provide a calculation of their disbursements to the U.S. Trustee on a quarterly basis until the entry of a final decree pursuant to Bankruptcy Rule 3022 to close the chapter 11 case of such Reorganized Plan Debtor.

L.            Cancellation of Securities and Agreements

On the Effective Date and except as otherwise specifically provided for in the Plan, the obligations of the Plan Debtors under (i) the Oaktree Prepetition Facilities, and the Oaktree Lease Documents, (ii) the 10% Notes Indenture, the Convertible Notes Indentures, the Subordinated Convertible Notes Indenture and the Pari Passu Collateral Agency Agreement, (iii) the DIP Facility, and (iv) any other agreement, certificate, share, certificate of designation, bylaws, certificate or articles of incorporation or similar document, note, bond, indenture, purchase right, or other instrument or document directly or indirectly evidencing or creating any

27

indebtedness or obligation of, or ownership interest, equity, or profits interest in, the Plan Debtors or any warrants, options, or other securities exercisable or exchangeable for, or convertible into, debt, equity, ownership, or profits interests in the Plan Debtors giving rise to any Claim or Interest (except the Subsidiary Plan Debtor Equity Interests), shall be cancelled solely as to the Plan Debtors, and the Post-Effective Date Plan Debtors shall have no continuing obligations thereunder and all such obligations shall be fully released, settled and compromised except as expressly provided herein, and, subject to Section VII.D.1 hereof, the Convertible Notes Indenture Trustees, the 10% Notes Indenture Trustee and the Pari Passu Collateral Agent shall be released from all duties thereunder solely with respect to the Plan Debtors, except with respect to any distributions to be made by such Convertible Notes Indenture Trustee or the 10% Notes Indenture Trustee pursuant to the Plan.  With respect to any agreement (including, without limitation, any applicable indenture) that governs the rights of the Holder of a Claim or Interest and will be cancelled hereunder solely as to the Plan Debtors, and notwithstanding the occurrence of the Effective Date, such agreement will continue in effect as to the Plan Debtors solely for purposes of:  (1) allowing such Holders to receive distributions under the Plan as provided herein; (2) allowing the Convertible Notes Indenture Trustees and the 10% Notes Indenture Trustee to make the distributions in accordance with the Plan; (3) preserving any rights of the Convertible Notes Indenture Trustees or the 10% Notes Indenture Trustee to payment of fees, expenses, and indemnification obligations solely as against any money or property distributable to the Holders under the relevant agreements, including any rights to priority of payment and/or to exercise charging liens on such distributions; (4) allowing the Convertible Notes Indenture Trustees to enforce any right to payment with respect to the Indenture Trustees Allowed Fee Payment; and (5) allowing the Convertible Notes Indenture Trustees or the 10% Notes Indenture Trustees to appear in the Chapter 11 Cases or any proceeding in which they are or may become a party with respect to items (1) through (4), as applicable.

M.           Release of Liens

Except as otherwise provided herein or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, liens, pledges, or other security interests of any nature against any property of the Estates will be fully released, settled, and compromised and all rights, titles, and interests of any Holder of such mortgages, deeds of trust, liens, pledges, or other security interests of any nature against any property of the Estates will revert to the Post-Effective Date Plan Debtors and their successors and assigns. The Post-Effective Date Plan Debtors will be authorized to file any necessary or desirable documents to evidence such release in the name of such parties holding mortgages, deeds of trust, liens, pledges, or other security interests of any nature against any property of the Estates.

In addition, except as otherwise provided herein or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date subject to and concurrently with satisfaction of the Oaktree Prepetition Claims in accordance with the terms hereof, and subject to the transfer of the Molycorp Silmet Equity contemplated by the 10% Noteholder Group Settlement solely with respect to Molycorp Silmet, Oaktree shall release the Non-Debtor Prepetition Oaktree Guarantors from all obligations under the existing Oaktree

28

Prepetition Facilities and Oaktree Lease Documents, including but not limited to (1) any guarantees that the Non-Debtor Prepetition Oaktree Guarantors are party to, (2) any equity pledge agreements that Non-Debtor Prepetition Oaktree Guarantors are party to (or deemed party to by operation of applicable law) or the owners of their equity are party to with respect to their equity and (3) any other mortgages, deeds of trust, liens, pledges or other security interests of any nature against any property of the Non-Debtor Prepetition Oaktree Guarantors.  Further, except as otherwise provided herein or specifically provided for in the Plan, on the Effective Date and concurrently with receipt of all distributions on account of DIP Facility Claims in accordance with the terms hereof, the DIP Lenders shall consent to the release of any claims and the termination of any liens or negative pledges executed or incurred by any Plan Debtor or Non-Debtor Affiliate in connection with the DIP Facility in connection with the extinguishment of the facility.  The Post-Effective Date Plan Debtors will be authorized to file any necessary or desirable documents to evidence the releases and terminations set forth in this Section IV.L in the name of Oaktree.

N.            Preservation of Causes of Action

Except as provided in the Plan or in any contract, instrument, release, or other agreement entered into, or delivered in connection with, the Plan, in accordance with section 1123(b) of the Bankruptcy Code and to the fullest extent possible under applicable law, the Post-Effective Date Plan Debtors will retain and may enforce, and will have the sole right to enforce, any claims, demands, rights, and Causes of Action that any Plan Debtor or Estate may hold against any Entity other than Oaktree or any of its Representatives or any other Released Parties.  The Post-Effective Date Plan Debtors or their successors may pursue, or not pursue, such retained claims, demands, rights or Causes of Action, as they deem appropriate in their discretion.  A list of such retained Causes of Action shall be included in the Plan Supplement.

All claims and Causes of Action, including without limitation any Avoidance Actions of the Plan Debtors against any Holder of Claim in Class 5 shall be released and shall not vest in the Post-Effective Date Plan Debtors; provided, however, that notwithstanding anything to the contrary herein, no release shall be granted to Holders of Claims in Class 5 that object to the Plan.

O.            Administrative Consolidation

The classification and manner of satisfying all Claims and Interests under the Plan take into consideration the rights of holders of Claims and Interests, whether arising under contract, law, or equity, that a holder of a Claim or Interest may have against each of the Plan Debtors.  Holders of Claims or Interests against more than one Plan Debtor are classified in consolidated classes of Claims against and Interests in all Plan Debtors in Section III.A for administrative convenience with respect to voting and the making of distributions on account of Claims and Interests.  The Confirmation Order will approve this administrative consolidation.

Such administrative consolidation will have no effect on (a) the legal and corporate structures of the Plan Debtors; (b) pre- and post-Effective Date guarantees, liens, and security interests that are required to be maintained (i) in connection with contracts or leases that were entered into during the Chapter 11 Cases or (ii) Executory Contracts or Unexpired Leases that have been, or will be, assumed or assumed and assigned pursuant to the Plan; (c) Interests

29

between and among the Plan Debtors; (d) distributions from any insurance policies or proceeds of such policies; (e) the revesting of assets in the separate Post-Effective Date Plan Debtors; and (f) the responsibility of each Estate for the payment of its respective quarterly fees to the office of the U.S. Trustee pursuant to 28 U.S.C. § 1930 until the applicable Plan Debtor’s case is closed, dismissed or converted to another chapter of the Bankruptcy Code.  In addition, such administrative consolidation will not constitute a waiver of the mutuality requirement for setoff under section 553 of the Bankruptcy Code.

P.            Payment of Indenture Trustee Allowed Fees

As part of the Committee Settlement Agreement, without any further notice to or action, order, or approval of the Bankruptcy Court, the Reorganized Plan Debtors shall pay on the Effective Date the Indenture Trustees Allowed Fee Payment to the Convertible Notes Indenture Trustees and the Subordinated Convertible Notes Indenture Trustee on account of the Indenture Trustees Allowed Fees.

ARTICLE V.
TREATMENT OF COMPENSATION AND BENEFITS PROGRAMS

A.            MIP

If the Downstream Businesses Sale Trigger does not occur, the New Board shall adopt the MIP.

B.            Employee Compensation and Benefits Programs

If the Downstream Businesses Sale Trigger does not occur, from and after the Effective Date, the Reorganized Plan Debtors shall, subject to the Oaktree Consent Right, continue (or continue as modified or replaced) their Compensation and Benefits Programs.   Nothing herein shall preclude the Plan Debtors or the Reorganized Plan Debtors from making any changes to or terminating any of their Compensation and Benefits Programs in accordance with applicable law.  However, unless otherwise ordered by the Bankruptcy Court, the Reorganized Plan Debtors shall continue to pay all retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, at the level established pursuant to subsection (e)(1)(B) or (g) of section 1114 of the Bankruptcy Code, for the duration of the period the applicable Debtor has obligated itself to provide such benefits.

C.            Magnequench Pension Plan

If the Downstream Businesses Sale Trigger does not occur, MII will assume and continue the Magnequench Pension Plan, and will continue to fund the Magnequench Pension Plan in accordance with the minimum funding standards under applicable law, pay all required insurance premiums to the PBGC and continue to administer and operate the Magnequench Pension Plan in accordance with its terms and the provisions of ERISA.

If the Downstream Businesses Sale does not occur, the contingent Claims filed by the PBGC shall be deemed withdrawn and expunged from the Claims register; provided that neither the Plan, the Confirmation Order nor section 1141 of the Bankruptcy Code shall be construed as

30

discharging, releasing or relieving any party, in any capacity, from any liability with respect to the Magnequench Pension Plan under any law, government policy or regulatory provision.  In addition, if the Downstream Businesses Sale does not occur, the PBGC and the Magnequench Pension Plan shall not be enjoined or precluded from enforcing such liability or responsibility against any party with such liability or responsibility as a result of any of provisions for satisfaction, release, injunction, exculpation, and discharge of Claims in the Plan, Confirmation Order or the Bankruptcy Code.

D.                                    Workers’ Compensation Programs

From and after the Effective Date, the Post-Effective Date Plan Debtors will continue to pay valid Claims under (i) all applicable workers’ compensation laws in jurisdictions in which the Reorganized Plan Debtors operate; and (ii) the Plan Debtors’ written contracts, agreements, agreements of indemnity, self-insurer workers’ compensation bonds, policies, programs, and plans for workers’ compensation and workers’ compensation insurance.  All Proofs of Claims on account of workers’ compensation will be deemed withdrawn automatically and without any further notice to, or action, order, or approval of, the Bankruptcy Court.  Nothing in the Plan (i) will limit, diminish, or otherwise alter the Plan Debtors’ or Reorganized Plan Debtors’ defenses, Causes of Action, or other rights under applicable non-bankruptcy law with respect to any such contracts, agreements, policies, programs, and plans; and (ii) will be deemed to impose any obligations on the Plan Debtors or Reorganized Plan Debtors in addition to what is provided for under applicable law.

ARTICLE VI.
TREATMENT OF EXECUTORY
CONTRACTS AND UNEXPIRED LEASES

A.                                    Assumption of Executory Contracts or Unexpired Leases

If the Downstream Businesses Sale Trigger occurs, except as otherwise provided herein, in the Downstream Businesses Sale Agreements, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan or the Downstream Businesses Sale Agreements, and as of the Effective Date, each Plan Debtor will be deemed to have rejected each Executory Contract or Unexpired Lease to which such Plan Debtor is a party, unless such Executory Contract or Unexpired Lease (i) was previously assumed or rejected; (ii) was previously expired or terminated pursuant to its own terms; (iii) is the subject of a motion or notice to assume or assume and assign Filed on or before the Confirmation Date, including in connection with the Downstream Businesses Sale; or (iv) is designated specifically, or by category, as an Executory Contract or Unexpired Lease on the Schedule of Assumed Executory Contracts and Unexpired Leases.

If the Downstream Businesses Sale Trigger does not occur, except as otherwise provided herein or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan and as of the Effective Date, each Reorganized Plan Debtor will be deemed to have assumed each Executory Contract or Unexpired Lease to which such Reorganized Plan Debtor is a party, unless such Executory Contract or Unexpired Lease (i) was previously assumed or rejected; (ii) was previously expired or terminated pursuant to its own

31

terms; (iii) is the subject of a motion or notice to reject Filed on or before the Confirmation Date; or (iv) is designated specifically, or by category, as an Executory Contract or Unexpired Lease on the Schedule of Rejected Executory Contracts and Unexpired Leases.

In accordance with the 10% Noteholder Settlement Agreement, the Executory Contracts and Unexpired Leases set forth on the Schedule of Assumed Executory Contracts and Unexpired Leases filed with the Plan Supplement shall be assumed by the applicable Molycorp Minerals Debtors and assigned to the Reorganized Parent or an entity directly or indirectly controlled by the Reorganized Parent.

The Confirmation Order will constitute an order of the Bankruptcy Court under sections 365 and 1123(b) of the Bankruptcy Code approving the assumptions or assumptions and assignments or rejections described above as of the Effective Date.  Unless otherwise indicated, all assumptions, assumptions and assignments, and rejections of Executory Contracts and Unexpired Leases in the Plan will be effective as of the Effective Date.  Each Executory Contract and Unexpired Lease assumed or assumed and assigned pursuant to the Plan, or by Bankruptcy Court order, will vest in and be fully enforceable by the applicable Reorganized Plan Debtor or assignee in accordance with its terms, except as such terms may have been modified by order of the Bankruptcy Court.

Notwithstanding the foregoing paragraph or anything contrary herein, the Plan Debtors reserve the right to alter, amend, modify, or supplement the Executory Contracts and Unexpired Leases identified for assumption or rejection in the Plan Supplement prior to the Effective Date.

B.                                    Cure of Defaults for Assumed Executory Contracts or Unexpired Leases

Any Executory Contracts or Unexpired Leases to be assumed (or assumed and assigned) pursuant to the Plan, or otherwise, that are, or may be, alleged to be in default, will be satisfied solely by payment of the Cure Cost or by an agreed-upon waiver or discharge of the Cure Cost on the Effective Date or as soon thereafter as practicable or on such other terms as the Plan Debtors (subject to the Oaktree Consent Right) and the counterparties to each such Executory Contract or Unexpired Lease may otherwise agree.  In the event of a dispute regarding:  (i) the amount of any Cure Cost; (ii) the ability to provide “adequate assurance of future performance” within the meaning of section 365(b) of the Bankruptcy Code (if applicable) under the Executory Contract or the Unexpired Lease to be assumed and/or assumed and assigned; or (iii) any other matter pertaining to assumption (or assumption and assignment), then such Cure Costs will be paid following the entry of a Final Order resolving the dispute and approving the assumption and assignment of such Executory Contracts or Unexpired Leases or as may be agreed upon by the Plan Debtors (subject to the Oaktree Consent Right), or the Post-Effective Date Plan Debtors, as applicable, and the counterparty to such Executory Contract or Unexpired Lease.

The Plan Debtors shall provide notices of proposed assumption (or proposed assumption and assignment) and proposed cure amounts to be sent to applicable Executory Contract or Unexpired Lease counterparties, together with procedures for objecting thereto and resolution of disputes by the Bankruptcy Court in accordance with the Bid Procedures Order.  Any objection by a contract or lease counterparty to a proposed assumption (or assumption and assignment) or related cure amount must be Filed, served, and actually received by the Plan Debtors no later

32

than the date on which objections to Confirmation are due (or such other date as may be provided in the applicable assumption notice).  Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or assumption and assignment or cure amount will be deemed to have assented to such assumption or assumption and assignment and related Cure Cost (if any).

Prior to the Effective Date, the Plan Debtors (subject to the Oaktree Consent Right), or after the Effective Date, the Post-Effective Date Plan Debtors, may settle any dispute regarding the amount of any Cure Cost without any further notice to any party or any action, order, or approval of the Bankruptcy Court.  In addition, prior to the Effective Date and prior to the entry of a Final Order resolving any dispute and approving the assumption or assumption and assignment of such Executory Contract or Unexpired Lease, the Plan Debtors reserve the right to reject any Executory Contract or Unexpired Lease which is subject to dispute.

Notwithstanding anything to the contrary herein, neither the Plan Debtors nor the Post-Effective Date Plan Debtors shall assume any indemnification obligation in place as of the Effective Date, whether in the Bylaws, Certificates of Incorporation, Limited Liability Agreements, other organizational or formation documents, board resolutions, management or indemnification agreements or employee contracts for the Plan Debtors’ current and former Directors and Officers but rather any such obligation shall, to the extent arising out of events which occurred prior to the Petition Date, be treated as a General Unsecured Claim, subject to the applicable provisions of the Bankruptcy Code.

C.                                    Claims Based on Rejection of Executory Contracts and Unexpired Leases

Unless otherwise provided by an order of the Bankruptcy Court, any Proofs of Claim based on the rejection of the Plan Debtors’ Executory Contracts or Unexpired Leases pursuant to the Plan or otherwise, must be Filed with the Prime Clerk no later than the later of (i) thirty (30) days after the effective date of rejection of such Executory Contract or Unexpired Lease and (ii) the Claims Bar Date established in the Chapter 11 Cases.

Any Holder of a Claim arising from the rejection of an Executory Contract or Unexpired Lease for which a Proof of Claims was not timely Filed as set forth in the immediately preceding paragraph will not (i) be treated as a Holder of a Claim hereunder, (ii) be permitted to vote to accept or reject the Plan, or (iii) participate in any distribution in the Chapter 11 Cases on account of such Claim, and such Claim will be deemed fully satisfied, released, settled, and compromised and be subject to the provisions of Section IX.G of the Plan, notwithstanding anything in the Schedules or a Proof of Claim to the contrary.

D.                                    Preexisting Obligations to the Plan Debtors Under Executory Contracts or Unexpired Leases

Rejection or repudiation of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise will not constitute a termination of preexisting obligations owed to the Plan Debtors under such contracts or leases.  In particular, notwithstanding any non-bankruptcy law to the contrary, the Plan Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance

33

obligations on goods previously purchased, or services previously received, by the contracting Plan Debtors from counterparties to rejected or repudiated Executory Contracts or Unexpired Leases.

E.                                    Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in the Plan, each assumed Executory Contract or Unexpired Lease will include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all Executory Contracts or Unexpired Leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.  Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Plan Debtors during the Chapter 11 Cases will not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

F.                                     Assignments Related to the Restructuring Transactions

As of the effective time of an applicable Restructuring Transaction, any Executory Contract or Unexpired Lease to be held by any Plan Debtor or another surviving, resulting, or acquiring Entity in an applicable Restructuring Transaction, will be deemed assigned to the applicable Entity, pursuant to section 365 of the Bankruptcy Code.

ARTICLE VII.
PROVISIONS GOVERNING DISTRIBUTIONS

A.                                    Timing and Calculation of Amounts to be Distributed

Except as otherwise provided in the Plan, on the Effective Date, or as soon as reasonably practicable thereafter, each Holder of an Allowed Claim against the Plan Debtors will receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class from the Disbursing Agent.  On each Distribution Date, Distributions also will be made, pursuant to Section VIII.B, to Holders of Claims that previously were Disputed Claims that were allowed after the most recent Distribution Date. Such periodic Distributions also shall be in the full amount that the Plan provides for Allowed Claims in the applicable Class.  Distribution Dates shall occur no less frequently than once per year.

In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but will be deemed to have been completed as of the required date.  If, and to the extent that, there are Disputed Claims, distributions on account of any such Disputed Claims will be made pursuant to the provisions set forth in Article VIII.  Except as otherwise provided herein, Holders of Claims will not be entitled to interest, dividends, or accruals on the distributions provided for herein, regardless of whether such distributions are delivered on or at any time after the Effective Date.

34

Reorganized Parent Common Equity will be deemed to be issued as of the Effective Date to the Holders of Claims entitled to receive Reorganized Parent Common Equity hereunder without the need for further action by any Disbursing Agent, Reorganized Parent, or any other Plan Debtor, including without limitation the issuance or delivery (or both) of any certificate evidencing any such shares, units, or interests, as applicable, of Reorganized Parent Common Equity.

B.                                    Distribution on Account of Claims Allowed After the Effective Date

Distributions to Holders of Claims that become Allowed Claims after the Effective Date will be made in accordance with this Article VII.  Distributions made after the Effective Date to Holders of Disputed Claims that are not Allowed Claims as of the Effective Date, but which later become Allowed Claims will be deemed to have been made on the Effective Date.

C.                                    Rights and Powers of Disbursing Agent

1.                                      Powers of the Disbursing Agent

The Disbursing Agent will be empowered to, as applicable, (a) affect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated under the Plan; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.  A Disbursing Agent will not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

2.                                      Expenses Incurred On or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement Claims (including reasonable attorney fees and expenses) made by the Disbursing Agent will be paid in Cash by the Post-Effective Date Plan Debtors.

35

D.                                    Delivery of Distributions and Undeliverable or Unclaimed Distributions

1.                                      Delivery of Distributions

Distributions to holders of Allowed Claims will be made by a Disbursing Agent (a) at the addresses set forth on the respective proofs of Claim Filed by holders of such Claims; (b) at the addresses set forth in any written certification of address change delivered to the Disbursing Agent (including pursuant to a letter of transmittal delivered to a Disbursing Agent) after the date of Filing of any related Proof of Claim; (c) at the addresses reflected in the applicable Plan Debtor’s Schedules if no Proof of Claim has been Filed and the Disbursing Agent has not received a written notice of a change of address; or (d) if clauses (a) through (c) are not applicable, at the last address directed by such Holder in a Filing made after such Claim becomes an Allowed Claim.

Distributions to Oaktree or such Entity as otherwise designated by Oaktree will (a) be made by the Disbursing Agent to Oaktree or such Entity as otherwise designated by Oaktree for the benefit of Oaktree and (b) be deemed completed when received by Oaktree or such Entity as otherwise designated by Oaktree; provided, however that unless otherwise agreed to the by the DIP Facility Agent, distributions to Holders of DIP Facility Claims will (a) be made by the Disbursing Agent to the DIP Facility Agent for the benefit of Holders of DIP Facility Claims and (b) be deemed completed when made by the Disbursing Agent to the DIP Facility Agent.

Distributions to Holders of 10% Notes Claims will (a) be made by the Disbursing Agent to the Pari Passu Collateral Agent or the 10% Notes Indenture Trustee, as applicable, for the benefit of Holders of 10% Notes Claims and (b) be deemed completed when made by the Disbursing Agent to the Pari Passu Collateral Agent or the 10% Notes Indenture Trustee, as applicable.

Notwithstanding any provision contained in this Plan to the contrary, distributions pursuant to the Plan and/or the 10% Noteholder Group Settlement to the 10% Noteholders or Oaktree of any cash that is Pari Passu Collateral or cash proceeds of Pari Passu Collateral will be made by the Disbursing Agent to the Pari Passu Collateral Agent, which shall transmit such cash to Holders of Allowed Claims secured by the Pari Passu Collateral in accordance with the terms of the Pari Passu Collateral Agency Agreement; provided, however, that prior to making such distribution to Holders of Allowed Claims secured by the Pari Passu Collateral, the Pari Passu Collateral Agent may reserve an amount up to $100,000 to be held as security and indemnity and applied against all future fees, costs, expenses and liabilities incurred by the Pari Passu Collateral Agent in such capacity.  The distribution provisions contained in the Pari Passu Collateral Agency Agreement shall continue in effect to the extent necessary to authorize the Pari Passu Collateral Agent to receive and make distributions to the Holders of Claims secured by the Pari Passu Collateral, as applicable, pursuant to this provision, and shall terminate completely solely as to the Plan Debtors upon completion of such distributions.

Distributions under this Plan to holders of Convertible Notes Claims and 10% Notes Claims shall be made to the Convertible Notes Indenture Trustees and 10% Notes Indenture Trustee, as applicable, which shall transmit such distributions to the Holders of such Convertible Notes Claims as provided in the Convertible Notes Indentures and the 10% Notes Claims as

36

provided in the 10% Notes Indenture.  Notwithstanding any provision contained in this Plan to the contrary, the distribution provisions contained in the Convertible Notes Indentures and the 10% Notes Indenture shall continue in effect to the extent necessary to authorize the Convertible Notes Indenture Trustees and 10% Notes Indenture Trustee to receive and make distributions to the Holders of Convertible Notes Claims and 10% Notes Claims, as applicable, and shall terminate completely solely as to the Plan Debtors upon completion of such distributions.  The Convertible Notes Indenture Trustees and 10% Notes Indenture Trustee may withhold such distributions consistent with the terms of the Convertible Notes Indentures and the 10% Notes Indenture, respectively, to satisfy all accrued and reasonably expected fees and expenses as to which they are entitled to assert priority of payment and/or exercise charging liens against such distributions under the applicable indentures.

2.                                      Distribution Record Date

A Disbursing Agent will have no obligation to recognize the transfer, or the sale, of any participation in, any Claim that occurs after the close of business on the Distribution Record Date and will be entitled for all purposes herein to recognize and make distributions only to those holders of Allowed Claims that are holders of such Claims, or participants therein, as of the close of business on the Distribution Record Date.

Except as otherwise provided in a Final Order of the Bankruptcy Court, the transferees of Claims that are transferred pursuant to Bankruptcy Rule 3001 on or prior to the Distribution Record Date will be treated as the holders of such Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to such transfer has not expired by the Distribution Record Date.

3.                                      Undeliverable Distributions

In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder will be made unless and until the Disbursing Agent has determined the then current address of such Holder, at which time such distribution will be made to such Holder without interest.  Any undeliverable distributions will be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of six (6) months from the Effective Date.  After such date, all unclaimed property or interests in property will revert to the Post-Effective Date Plan Debtors (notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim any Holder to such property or interest in property will be released, settled, compromised, and forever barred.

On each Distribution Date, the applicable Disbursing Agent will make all Distributions that became deliverable to Holders of Allowed Claims after the most recent Distribution Date; provided, however, that the applicable Disbursing Agent may, in its sole discretion, establish a record date prior to each Distribution Date, such that only Claims allowed as of the record date will participate in such periodic Distribution. Notwithstanding the foregoing, the applicable Disbursing Agent reserves the right, if it determines a distribution on any Distribution Date is uneconomical or unfeasible, or is otherwise unadvisable, to postpone a Distribution Date.

37

E.                                    Means of Cash Payments

Cash payments made pursuant to the Plan will be in U.S. currency by checks drawn on a domestic bank selected by the applicable Disbursing Agent or, at the option of the applicable Disbursing Agent, by wire or automated clearinghouse transfer from a domestic bank; provided, however, that Cash payments to foreign holders of Allowed Claims may be made, at the option of the applicable Disbursing Agent, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

F.                                     Establishment of Reserves

The Post-Effective Date Plan Debtors may establish any reserves that they deem necessary or advisable to make Distributions to holders of Disputed Claims as of the Effective Date or otherwise to satisfy their obligations under the Plan, including the creation of one or more reserves for Disputed Claims, which may be treated (in the discretion of the Post-Effective Date Plan Debtors), for U.S. federal income Tax purposes, as one or more disputed ownership funds within the meaning of Treasury Regulations section 1.468B-9(b)(1).

G.                                   Compliance with Tax Requirements

In connection with the Plan and all instruments issued in connection herewith and distributed hereunder, to the extent applicable, the Plan Debtors, the Post-Effective Date Plan Debtors, the Disbursing Agent or any other party issuing any instruments or making any distributions under the Plan shall comply with all applicable Tax withholding and reporting requirements imposed on them by any governmental unit, and all distributions pursuant to the Plan and all related agreements shall be subject to such withholding and reporting requirements. Each of the Plan Debtors, the Post-Effective Date Plan Debtors and the Disbursing Agent, as applicable, shall be authorized to take any actions that may be necessary or appropriate to comply with such withholding and reporting requirements, including applying a portion of any Cash distribution to be made under the Plan to pay applicable Tax withholding.  In the case of a non-Cash distribution that is subject to withholding, the distributing party may withhold an appropriate portion of such distributed property and sell such withheld property to generate Cash necessary to pay over the withholding tax.  Any amounts withheld pursuant to the immediately preceding sentence shall be deemed to have been distributed and received by the applicable recipient for all purposes of the Plan.  Notwithstanding any other provision of the Plan, each Holder of an Allowed Claim receiving a distribution pursuant to the Plan shall have the sole and exclusive responsibility for the satisfying and paying of any Tax obligations imposed on it by any governmental unit on account of such distribution, including income, withholding and other Tax obligations.  Any party issuing any instrument or making any distribution to the Plan has the right, but not the obligation, to not make a distribution until such Holder has made arrangements satisfactory to the issuing or disbursing party for the payment of any tax obligations.

Any party entitled to receive any property as an issuance or distribution under the Plan shall be required, if so requested, to deliver to the Disbursing Agent (or such other Entity designated by the Plan Debtors or the Post-Effective Date Plan Debtors, which Entity shall subsequently deliver to the Disbursing Agent) an appropriate Form W-9 or (if the payee is a foreign Entity) Form W-8, unless such Entity is exempt under the Internal Revenue Code and so

38

notifies the Disbursing Agent. Unless a properly completed Form W-9 or Form W-8, as appropriate, is delivered to the Disbursing Agent (or such other Entity), the Disbursing Agent, in its sole discretion, may (a) make a distribution net of any applicable withholding, including backup withholding, or (b) reserve such distribution.  If the Disbursing Agent reserves such distribution, and the Holder fails to comply with the requirement to deliver the Form W-9 or Form W-8 within 180 days after the Effective Date, such distribution shall be deemed undeliverable in accordance with Section VII.D.

H.                                   Surrender of Cancelled Instruments or Securities

As a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim evidenced by the notes, instruments, securities or other documentation cancelled as to the Plan Debtors pursuant to Article IV, the holder of such Claim must tender, the applicable notes, instruments, securities or other documentation evidencing such Claim to the applicable Disbursing Agent, together with any letter of transmittal required by such Disbursing Agent, and which in the case of the 10% Notes and the Convertible Notes shall be the global notes evidencing such securities held by the applicable indenture trustee.

Upon surrender of the Convertible Notes, the Convertible Notes Indenture Trustees shall cancel and destroy the Convertible Notes.  As soon as practicable after the surrender date, the Convertible Notes Indenture Trustees shall distribute to the Holder thereof such Holder’s pro rata share of the distribution, but subject to the rights of the Convertible Notes Indenture Trustees pursuant to the Convertible Notes Indentures to assert any rights to priority of payment and/or to exercise charging liens against such distribution.  Pending such surrender, any distributions pursuant to the Plan on account of any such Claim will be treated as an undeliverable distribution pursuant to Section VII.D.

I.                                        Claims Paid or Payable by Third Parties

1.                                      Claims Paid by Third Parties

Any Claim will be deemed satisfied in full or in part (as applicable) without a Claims objection having to be Filed by the Plan Debtors or Post-Effective Date Plan Debtors (as applicable) and without any further order or approval of the Bankruptcy Court, to the extent that the Holder of such Claim (i) receives payment in full or in part (as applicable) on account of such Claim from an Entity that is not a Plan Debtor and (ii) does not object to notice thereof within 21 days from service of such notice.  To the extent a Holder of a Claim receives, on account of such Claim, both a distribution under the Plan and a payment from a party that is not a Plan Debtor on account of such Claim, the Plan Debtors or Post-Effective Date Plan Debtors (as applicable) will serve a notice of such duplicative payment and such Holder must, within 21 days of receipt thereof, either (i) repay or return the distribution to the Post-Effective Date Plan Debtors to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the Allowed amount of such Claim or (ii) file an objection setting forth the reasons that the Holder asserts that such distribution does not have to be returned.

39

2.                                      Claims Payable by Third Parties

No distributions under the Plan will be made on account of an Allowed Claim that is payable pursuant to one of the Plan Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy.  If the Plan Debtors believe a Holder of an Allowed Claim has recourse to an insurance policy and intend to withhold a distribution pursuant to this Article VII, the Plan Debtors shall cause the Disbursing Agent to provide written notice to such Holder as to what the Plan Debtors believe to be the nature and scope of applicable insurance coverage.  To the extent that one or more of the Plan Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

J.                                      Setoffs

Except with respect to claims of a Plan Debtor or Reorganized Plan Debtor released pursuant to the Plan or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Post-Effective Date Plan Debtors or, as instructed by the applicable Post-Effective Date Plan Debtor, a Disbursing Agent may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and the Distributions to be made pursuant to the Plan on account of such Claim (before any Distribution is made on account of such Claim) the claims, rights and Causes of Action of any nature that the applicable Plan Debtor or Reorganized Plan Debtor may hold against the Holder of such Allowed Claim.  Neither the failure to effect a setoff nor the allowance of any Claim hereunder will constitute a waiver or release by the applicable Plan Debtor or Reorganized Plan Debtor of any claims, rights and Causes of Action that the Plan Debtor or Reorganized Plan Debtor may possess against such a Claim holder.

K.                                   Fractional Plan Distributions

Notwithstanding anything to the contrary contained herein, no Distributions of fractional shares or fractions of dollars (whether in Cash or Reorganized Parent Common Equity) will be made.  Fractional shares and fractions of dollars will be rounded to the nearest whole unit (with any amount equal to or less than one-half share or one-half dollar, as applicable, to be rounded down).

L.                                    Allocation Between Principal and Accrued Interest

Except as otherwise provided in the Plan, the aggregate consideration paid to Holders with respect to their Allowed Claims shall be treated pursuant to the Plan as allocated first to the principal amount of such Allowed Claims (to the extent thereof as determined for U.S. federal income tax purposes) and, thereafter, to interest and the remaining portion, if any, of such Allowed Claims.

40

ARTICLE VIII.
RESOLUTION OF DISPUTED CLAIMS

A.                                    Resolution of Disputed Claims

1.                                      Allowance of Claims

On or after the Effective Date, the Post-Effective Date Plan Debtors will have and will retain any and all rights and defenses that the Plan Debtors had with respect to any Claim, except with respect to any Claim deemed Allowed as of the Effective Date.  Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date (including, without limitation, the Confirmation Order), no Claim will become an Allowed Claim unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy Code or the Bankruptcy Court has entered a Final Order, including, without limitation, the Confirmation Order, in the Chapter 11 Cases allowing such Claim.

2.                                      Prosecution of Objections to Claims

Except as otherwise set forth in the Plan, the Plan Debtors or the Post-Effective Date Plan Debtors (as applicable) will have the exclusive authority to File objections to Claims, settle, compromise, withdraw, or litigate to judgment objections to any and all Claims, regardless of whether such Claims are in a Class or otherwise.  From and after the Effective Date, the Post-Effective Date Plan Debtors may settle or compromise any Disputed Claim without any further notice to, or action, order, or approval of, the Bankruptcy Court.  From and after the Effective Date, the Post-Effective Date Plan Debtors will have the sole authority to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order or approval of the Bankruptcy Court.

3.                                      Deadline to File Objections to Claims

Any objections to Claims not otherwise Allowed under the Plan or by a Final Order, must be Filed no later than the Claims Objection Bar Date; provided, however, the Post-Effective Date Plan Debtors may seek authorization to extend the Claims Objection Bar Date for some or all Disputed Claims for cause through the Filing of a motion with the Bankruptcy Court.

4.                                      Claims Estimation

Prior to the Effective Date, the Plan Debtors, and on or after the Effective Date, the Post-Effective Date Plan Debtors, may, at any time, request that the Bankruptcy Court estimate the maximum or Allowed amount of (a) any Disputed Claim pursuant to applicable law and (b) any contingent or unliquidated Claim pursuant to applicable law, including, without limitation, section 502(c) of the Bankruptcy Code, regardless of whether the Plan Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction under 28 U.S.C. §§ 157 and 1334 to estimate any Disputed Claim, contingent Claim, or unliquidated Claim, including during the litigation concerning any objection to any Claim or during the pendency of any appeal relating to

41

any such objection.  Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register but that is subject to appeal or has not been the subject of a Final Order, will be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court.  In the event that the Bankruptcy Court estimates any Disputed Claim, contingent Claim, or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim for all purposes under the Plan, including for purposes of distributions, and the Plan Debtors or the Post-Effective Date Plan Debtors, as applicable, may elect to pursue additional objections to the ultimate distribution on such Claim.  If the estimated amount constitutes a maximum limitation on such Claim, the Plan Debtors or the Post-Effective Date Plan Debtors, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate distribution on account of such Claim.  Notwithstanding section 502(j) of the Bankruptcy Code, in no event will any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before 21 days after the date on which such Claim is estimated; provided that the foregoing limitation shall not apply to Westchester Fire Insurance Company, Ironshore Indemnity, Inc., Lexon Insurance Company and Bond Safeguard Insurance Company, who shall be entitled to seek such reconsideration within the time limits prescribed by applicable law, if any.  All of the aforementioned Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

B.                                    Distributions on Account of Disputed Claims Once Allowed

Notwithstanding any other provisions of the Plan, no payments or distributions will be made on account of a Claim until such Claim becomes an Allowed Claim.  Distributions on account of Disputed Claims that become Allowed Claims after the Effective Date shall be in accordance with Article VII of the Plan.

C.                                    Authority to Amend Schedules

The Plan Debtors or the Post-Effective Date Plan Debtors (as applicable) will have the authority to amend the Schedules with respect to any Claim for which a Proof of Claim has not been filed and to make distributions based on such amended Schedules without approval of the Bankruptcy Court.  If any such amendment to the Schedules reduces the amount of a Claim or changes the nature or priority of a Claim, the Plan Debtor or Reorganized Plan Debtor will provide the holder of such Claim with notice of such amendment and such holder will have 30 days to File an objection to such amendment with the Bankruptcy Court.  If no such objection is Filed, the Plan Debtor or Reorganized Plan Debtor may proceed with distributions based on such amended Schedules without approval of the Bankruptcy Court; provided, however, that notwithstanding the foregoing, if any such amendments to the Schedules (i) is a new Claim in Class 5A in an amount in excess of $200,000, or (ii) increases the amount of a Claim in Class 5A by twenty percent (20%), such amendment must be approved by order of the Bankruptcy Court.

42

D.                                    Disallowance of Claims

All Claims of any Entity from which property is sought by the Plan Debtors under section 542, 543, 550, or 553 of the Bankruptcy Code or that the Plan Debtors allege is a transferee of a transfer that is avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code will be disallowed if (i) the Entity, on the one hand, and the Plan Debtors, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turnover any property or monies under any of the aforementioned sections of the Bankruptcy Code and (ii) such Entity or transferee has failed to turnover such property by the date set forth in such agreement or Final Order.

E.                                    Expungement or Adjustment to Claims Without Objection

Any Claim that has been paid, satisfied, or superseded may be expunged on the Claims Register by the Plan Debtors or the Post-Effective Date Plan Debtors, as applicable, and any Claim that has been amended in accordance with the provisions of this Plan and the Bankruptcy Code may be adjusted thereon by the Plan Debtors or the Post-Effective Date Plan Debtors, in both cases, without a Claims objection having to be Filed and without any further notice to, or action, order, or approval of, the Bankruptcy Court.

F.                                     Amendments to Claims

Unless otherwise provided herein, on or after the Effective Date, a Claim may not be Filed or amended without the prior authorization of the Bankruptcy Court or the Post-Effective Date Plan Debtors, and any such new or amended Claim Filed will be deemed disallowed without any further notice to or action, order, or approval of the Bankruptcy Court.

EXCEPT AS OTHERWISE AGREED BY THE PLAN DEBTORS, ANY AND ALL PROOFS OF CLAIM FILED AFTER THE APPLICABLE CLAIMS BAR DATE WILL BE DEEMED DISALLOWED AND EXPUNGED AS OF THE EFFECTIVE DATE WITHOUT ANY FURTHER NOTICE TO OR ACTION, ORDER OR APPROVAL OF THE BANKRUPTCY COURT, AND HOLDERS OF SUCH CLAIMS MAY NOT RECEIVE ANY DISTRIBUTIONS ON ACCOUNT OF SUCH CLAIMS, UNLESS SUCH LATE PROOF OF CLAIM IS DEEMED TIMELY FILED BY A FINAL ORDER OF THE BANKRUPTCY COURT.

ARTICLE IX.
SETTLEMENT, DISCHARGE
RELEASE, INJUNCTION AND RELATED PROVISIONS

A.                                    Compromise and Settlement of Claims, Interests, and Controversies

The Plan incorporates and implements the 9019 Settlement which reflects a compromise and settlement of all claims and Causes of Action, including the claims and Causes of Action asserted in the Adversary Proceeding, that the Plan Debtors may have or could have asserted or that may have been asserted on the Plan Debtors’ behalf, or by any Holder of a Claim or Interest, against Oaktree, the Directors and Officers, National Union and the Holders of Claims in Class 5 other than Holders of Claims in Class 5 who object to the Plan.  The releases reflect a critical

43

component of the 9019 Settlement, without which the Committee Settlement Parties would not have agreed to support the Plan.  In particular, Oaktree has agreed to support a plan that not only equitizes the Oaktree Prepetition Claims and the Oaktree DIP Facility Claims in a Stand-Alone Reorganization but that also provides significant value to the Holders of Claims in Class 5.  As part of the 9019 Settlement, and subject to the terms and conditions of the Committee Settlement Agreement, Holders of Claims in Class 5A will receive 7.5% of the Reorganized Parent Common Equity and $2 million in Cash in a Stand-Alone Reorganization, and 7.5% of the Downstream Businesses Sale Net Proceeds if the Downstream Businesses Sale Trigger occurs.  Oaktree has also agreed to the various other consideration described in Article IV and this Article IX.  In addition, National Union, subject to the terms and conditions of the Committee Settlement Agreement, has agreed to provide the Holders of Claims in Class 5A with the Class 5A Insurance Payment in reliance upon receiving a release from the Molycorp Minerals Debtors’ estates as set forth in Section IX.F.  Accordingly, the Plan is also being proposed pursuant to Bankruptcy Rule 9019.  In consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan, including the releases set forth in this Article IX, will constitute a good faith compromise and settlement of all claims or controversies relating to the rights that a Holder of a Claim or Interest may have against any of the Plan Debtors or any the Released Parties.  As of the Effective Date, the entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims or controversies and the Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the Plan Debtors, the Post-Effective Date Plan Debtors, the Molycorp Minerals Debtors and their respective property and Claim and Interest Holders and is fair, equitable and reasonable.

B.                                    Subordinated Claims

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise.  Pursuant to section 510 of the Bankruptcy Code, the Plan Debtors or the Post-Effective Date Plan Debtors, as applicable, reserve the right to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto. Notwithstanding anything herein to the contrary, and as provided in Section III.B.7, no Holder of a Section 510(b) Claim will receive any distribution on account of such Section 510(b) Claim, and all Section 510(b) Claims will be extinguished.

C.                                    Discharge of Claims

Except as provided in the Plan or in the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan will be in exchange for, and in complete satisfaction, discharge, and release of, all Claims, including any interest accrued on Claims from the Petition Date to the full extent permitted by section 1141 of the Bankruptcy Code.  Except as provided in the Plan or in the Confirmation Order, Confirmation will, as of the Effective Date, discharge the Plan Debtors from all Claims or other Liabilities that arose on or before the Effective Date and all debts of the kind specified in section 502(g), 502(h) or 502(i) of

44

the Bankruptcy Code to the full extent permitted by section 1141 of the Bankruptcy Code, whether or not (a) a Proof of Claim based on such debt is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (b) a Claim based on such debt is Allowed pursuant to section 502 of the Bankruptcy Code, or (c) the holder of a Claim based on such debt has accepted the Plan.

As of the Effective Date and in accordance with the foregoing and except as provided in the Plan or the Confirmation Order, the Confirmation Order will be a judicial determination of a discharge of all Claims, including any debts and Liabilities against the Plan Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge will void any judgment obtained against a Plan Debtor at any time to the extent that such judgment relates to a discharged Claim.

D.                                    Plan Debtor Release

NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, ON AND AS OF THE EFFECTIVE DATE, FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THE RELEASED PARTIES, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, INCLUDING:  (1) THE SETTLEMENT, RELEASE, AND COMPROMISE OF DEBT AND INTERESTS, (2) THE SERVICES IN FACILITATING THE RESTRUCTURING AND THE EXPEDITIOUS IMPLEMENTATION OF THE RESTRUCTURING CONTEMPLATED HEREBY, AND (3) ALL OTHER GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THEM, EACH OF THE PLAN DEBTORS, THE POST-EFFECTIVE DATE PLAN DEBTORS, AS APPLICABLE, AND THE PLAN DEBTORS’ ESTATES CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER DISCHARGE AND RELEASE AND WILL BE DEEMED TO HAVE PROVIDED A FULL DISCHARGE AND RELEASE TO EACH RELEASED PARTY AND HOLDERS OF CLAIMS IN CLASS 5 THAT DO NOT OBJECT TO THE PLAN (AND EACH SUCH PARTY WILL BE DEEMED FULLY RELEASED AND DISCHARGED BY THE PLAN DEBTORS, THE POST-EFFECTIVE DATE PLAN DEBTORS, AS APPLICABLE, AND THE PLAN DEBTORS’ ESTATES) AND THEIR RESPECTIVE PROPERTY FROM (AND THE PLAN DEBTORS, THEIR ESTATES, AND THE POST-EFFECTIVE DATE PLAN DEBTORS ARE DEEMED TO COVENANT WITH, AND TO, THE RELEASED PARTIES NOT TO SUE OR OTHERWISE SEEK RECOVERY ON ACCOUNT OF) ANY AND ALL CLAIMS, OBLIGATIONS, DEBTS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION (INCLUDING WITHOUT LIMITATION ANY CAUSE OF ACTION IN THE ADVERSARY PROCEEDING OR UNDER ANY STATE OR FEDERAL SECURITIES LAWS AND FRAUDULENT TRANSFER LAWS), REMEDIES, AND LIABILITIES WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR WHICH COULD BE ASSERTED ON BEHALF OF THE PLAN DEBTORS OR THEIR ESTATES OR THE POST-EFFECTIVE DATE PLAN DEBTORS, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR ARISING IN THE FUTURE, IN LAW, EQUITY, OR OTHERWISE, THAT ANY OF THE PLAN DEBTORS, THEIR ESTATES, OR THE POST-EFFECTIVE DATE PLAN DEBTORS OR THEIR RESPECTIVE REPRESENTATIVES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF ANY HOLDER

45

OF CLAIM OR INTEREST OR OTHER ENTITY, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE PLAN DEBTORS, THEIR ESTATES, THE RESTRUCTURING TRANSACTIONS, THE CHAPTER 11 CASES, THE PURCHASE, SALE, OR RESCISSION OF THE PURCHASE OR SALE OF ANY SECURITY OF THE PLAN DEBTORS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS DEALT WITH IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN ANY PLAN DEBTOR AND ANY RELEASED PARTY, THE RESTRUCTURING OF CLAIMS AND INTERESTS PRIOR TO OR IN THE CHAPTER 11 CASES, THE NEGOTIATION, FORMULATION, OR PREPARATION OF THE DIP FACILITY, THE PLAN, THE DISCLOSURE STATEMENT, THE COMMITTEE SETTLEMENT AGREEMENT, THE 10% NOTEHOLDER GROUP SETTLEMENT, THE PLAN SUPPLEMENT, OR ANY PLAN DOCUMENT OR ANY RELATED AGREEMENTS, INSTRUMENTS, OR OTHER DOCUMENTS, OR UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE.  THE FOREGOING “PLAN DEBTOR RELEASE” WILL NOT OPERATE TO WAIVE OR RELEASE ANY CLAIMS, OBLIGATIONS, DEBTS, RIGHTS, SUITS, DAMAGES, REMEDIES, CAUSES OF ACTION, AND LIABILITIES OF ANY PLAN DEBTOR OR ANY RELEASED PARTY (1) ARISING UNDER ANY EXPRESS WRITTEN AGREEMENTS ENTERED INTO PURSUANT TO THE PLAN; OR (2) EXPRESSLY PRESERVED BY THE PLAN, THE PLAN SUPPLEMENT, OR RELATED DOCUMENTS, INCLUDING INTERCOMPANY CLAIMS.

PURSUANT TO BANKRUPTCY RULE 9019, ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL OF THE PLAN DEBTOR RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED HEREIN, AND THE BANKRUPTCY COURT’S FINDING THAT THE PLAN DEBTOR RELEASE IS: (1) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE RELEASED PARTIES; (2) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS SO RELEASED; (3) IN THE BEST INTERESTS OF THE PLAN DEBTORS AND THEIR ESTATES; (4) FAIR, EQUITABLE, AND REASONABLE; (5) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (6) A BAR TO ANY OF THE PLAN DEBTORS, THE PLAN DEBTORS’ ESTATES OR THE POST-EFFECTIVE DATE PLAN DEBTORS, AS APPLICABLE, ASSERTING ANY CLAIM OR CAUSE OF ACTION RELEASED PURSUANT TO THE PLAN DEBTOR RELEASE.

E.                                    Releases by Holders of Claims and Interests

NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, ON AND EFFECTIVE AS OF THE EFFECTIVE DATE, EACH RELEASING PARTY CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER DISCHARGES AND RELEASES EACH RELEASED PARTY (AND EACH ENTITY SO DISCHARGED AND RELEASED WILL BE DEEMED DISCHARGED AND RELEASED BY THE RELEASING PARTIES) FROM ANY AND ALL CLAIMS, INTERESTS, OBLIGATIONS, DEBTS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION (INCLUDING WITHOUT LIMITATION ANY CAUSE OF ACTION IN THE ADVERSARY

46

PROCEEDING OR UNDER ANY STATE OR FEDERAL SECURITIES LAWS AND FRAUDULENT TRANSFER LAWS), REMEDIES, AND LIABILITIES WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR WHICH COULD BE ASSERTED ON BEHALF OF THE PLAN DEBTORS OR THEIR ESTATES OR THE POST-EFFECTIVE DATE PLAN DEBTORS, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR ARISING, IN LAW, EQUITY OR OTHERWISE, THAT SUCH ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY), BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE PLAN DEBTORS, THE CHAPTER 11 CASES, THE PURCHASE, SALE, OR RESCISSION OF THE PURCHASE OR SALE OF ANY SECURITY OF THE PLAN DEBTORS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS DEALT WITH IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN ANY PLAN DEBTOR AND THE APPLICABLE RELEASING PARTY, THE RESTRUCTURING OF CLAIMS AND INTERESTS PRIOR TO OR IN THE CHAPTER 11 CASES, THE NEGOTIATION, FORMULATION, OR PREPARATION OF THE DIP FACILITY, THE RESTRUCTURING, THE PLAN, THE DISCLOSURE STATEMENT, THE COMMITTEE SETTLEMENT AGREEMENT, THE 10% NOTEHOLDER GROUP SETTLEMENT, THE PLAN DOCUMENTS, THE PLAN SUPPLEMENT, OR RELATED AGREEMENTS, INSTRUMENTS, OR OTHER DOCUMENTS. INCLUDING THE DOWNSTREAM BUSINESSES SALE AGREEMENTS (IF APPLICABLE), SOLICITATION OF VOTES WITH RESPECT TO THE PLAN OR UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE RELATED TO THE FOREGOING; PROVIDED, THAT THE FOREGOING “THIRD PARTY RELEASE” SHALL NOT OPERATE TO WAIVE OR RELEASE ANY CLAIMS, OBLIGATIONS, DEBTS, RIGHTS, SUITS, DAMAGES, REMEDIES, CAUSES OF ACTION, AND LIABILITIES OF ANY RELEASING PARTY (1) ARISING UNDER THE PLAN, PRESERVED BY THE PLAN (INCLUDING INTERCOMPANY CLAIMS) OR ANY AGREEMENT ENTERED INTO PURSUANT TO THE PLAN; OR (2) WITH RESPECT TO PROFESSIONALS’ FINAL FEE APPLICATIONS OR FEE CLAIMS IN THE CHAPTER 11 CASES.

PURSUANT TO BANKRUPTCY RULE 9019, ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL OF THE THIRD PARTY RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED HEREIN, AND FINDING THAT THE THIRD PARTY RELEASE IS (1) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE RELEASED PARTIES; (2) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE THIRD PARTY RELEASE; (3) IN THE BEST INTERESTS OF THE PLAN DEBTORS AND THEIR ESTATES; (4) FAIR, EQUITABLE AND REASONABLE; (5) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (6) A BAR TO ANY OF THE RELEASING PARTIES ASSERTING ANY CLAIM OR CAUSE OF ACTION RELEASED PURSUANT TO THE THIRD PARTY RELEASE.

47

F.                                     Molycorp Minerals Debtors Release

NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, ON AND AS OF THE EFFECTIVE DATE, FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THE MOLYCORP MINERALS DEBTORS RELEASED PARTIES, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, INCLUDING: (1) THE SETTLEMENT, RELEASE, AND COMPROMISE OF DEBT AND INTERESTS, (2) THE SERVICES IN FACILITATING THE RESTRUCTURING AND THE EXPEDITIOUS IMPLEMENTATION OF THE RESTRUCTURING CONTEMPLATED HEREBY, AND (3) ALL OTHER GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THEM, EACH OF THE MOLYCORP MINERALS DEBTORS AND THEIR ESTATES CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER DISCHARGE AND RELEASE AND WILL BE DEEMED TO HAVE PROVIDED A FULL DISCHARGE AND RELEASE TO EACH MOLYCORP MINERALS DEBTORS RELEASED PARTY (AND EACH SUCH PARTY WILL BE DEEMED FULLY RELEASED AND DISCHARGED BY THE MOLYCORP MINERALS DEBTORS AND THEIR ESTATES) AND THEIR RESPECTIVE PROPERTY FROM (AND THE MOLYCORP MINERALS DEBTORS AND THEIR ESTATES ARE DEEMED TO COVENANT WITH, AND TO, THE MOLYCORP MINERALS DEBTORS RELEASED PARTIES NOT TO SUE OR OTHERWISE SEEK RECOVERY ON ACCOUNT OF) ANY AND ALL CLAIMS, OBLIGATIONS, DEBTS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION (INCLUDING WITHOUT LIMITATION ANY CAUSE OF ACTION IN THE ADVERSARY PROCEEDING OR UNDER ANY STATE OR FEDERAL SECURITIES LAWS AND FRAUDULENT TRANSFER LAWS), REMEDIES, AND LIABILITIES WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR WHICH COULD BE ASSERTED ON BEHALF OF THE MOLYCORP MINERALS DEBTORS OR THEIR ESTATES, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, IN LAW, EQUITY, OR OTHERWISE, THAT ANY OF THE MOLYCORP MINERALS DEBTORS, OR THEIR ESTATES, OR THEIR RESPECTIVE REPRESENTATIVES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF ANY HOLDER OF CLAIM OR INTEREST OR OTHER ENTITY, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART:   (A) THE MOLYCORP MINERALS DEBTORS, THEIR ESTATES OR THEIR CHAPTER 11 CASES BEFORE THE DATE OF THE CONFIRMATION ORDER; (B) THE PURCHASE, SALE, OR RESCISSION OF THE PURCHASE OR SALE OF ANY SECURITY OF THE MOLYCORP MINERALS DEBTORS BEFORE THE DATE OF THE CONFIRMATION ORDER; (C) THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN ANY MOLYCORP MINERALS DEBTOR AND ANY MOLYCORP MINERALS DEBTORS RELEASED PARTY BEFORE THE DATE OF THE CONFIRMATION ORDER; (D) THE RESTRUCTURING OF CLAIMS AND INTERESTS PRIOR TO OR IN THEIR CHAPTER 11 CASES BEFORE THE DATE OF THE CONFIRMATION ORDER; (E) THE NEGOTIATION, FORMULATION, OR PREPARATION OF THE DIP FACILITY, THE PLAN, THE DISCLOSURE STATEMENT, THE COMMITTEE SETTLEMENT AGREEMENT, THE 10% NOTEHOLDER GROUP SETTLEMENT, THE PLAN SUPPLEMENT, OR ANY PLAN DOCUMENT OR ANY RELATED AGREEMENTS, INSTRUMENTS, OR OTHER DOCUMENTS; OR (F) UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER

48

OCCURRENCE TAKING PLACE BEFORE THE DATE OF THE CONFIRMATION ORDER.  THE FOREGOING “MOLYCORP MINERALS DEBTOR RELEASE” WILL NOT OPERATE TO WAIVE OR RELEASE ANY CLAIMS, OBLIGATIONS, DEBTS, RIGHTS, SUITS, DAMAGES, REMEDIES, CAUSES OF ACTION, AND LIABILITIES OF ANY MOLYCORP MINERALS DEBTOR OR ANY MOLYCORP MINERALS DEBTORS RELEASED PARTY (1) ARISING UNDER ANY EXPRESS WRITTEN AGREEMENTS ENTERED INTO PURSUANT TO THE PLAN; OR (2) EXPRESSLY PRESERVED BY THE PLAN, THE PLAN SUPPLEMENT, OR RELATED DOCUMENTS, INCLUDING INTERCOMPANY CLAIMS.

PURSUANT TO BANKRUPTCY RULE 9019, ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL OF THE FOREGOING RELEASE BY THE MOLYCORP MINERALS DEBTORS, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED HEREIN, AND THE BANKRUPTCY COURT’S FINDING THAT THE MOLYCORP MINERALS DEBTORS’ RELEASE IS: (1) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION; (2) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS SO RELEASED; (3) IN THE BEST INTERESTS OF THE MOLYCORP MINERALS DEBTORS AND THEIR ESTATES; (4) FAIR, EQUITABLE, AND REASONABLE; (5) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (6) A BAR TO ANY OF THE MOLYCORP MINERALS DEBTORS OR THEIR ESTATES, AS APPLICABLE, ASSERTING ANY CLAIM OR CAUSE OF ACTION RELEASED PURSUANT TO THE FOREGOING.

NOTWITHSTANDING ANY TERMS TO THE CONTRARY IN THE PLAN OR THE CONFIRMATION ORDER, THE FOREGOING RELEASES, DISCHARGES, INJUNCTIONS AND EXCULPATIONS WILL NOT OPERATE TO WAIVE OR RELEASE ANY CLAIMS, OBLIGATIONS, DEBTS, RIGHTS, SUITS, DAMAGES, REMEDIES, CAUSES OF ACTION AND LIABILITIES AGAINST THE MOLYCORP MINERALS DEBTORS.

G.                                   Exculpation

EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE PLAN OR PLAN SUPPLEMENT, NO EXCULPATED PARTY SHALL HAVE OR INCUR, AND EACH EXCULPATED PARTY IS HEREBY RELEASED AND EXCULPATED FROM ANY EXCULPATED CLAIM, OBLIGATION, CAUSE OF ACTION OR LIABILITY FOR ANY EXCULPATED CLAIM, EXCEPT FOR ACTUAL FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY FINAL ORDER OF A COURT OF COMPETENT JURISDICTION, BUT IN ALL RESPECTS SUCH ENTITIES SHALL BE ENTITLED TO REASONABLY RELY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBILITIES PURSUANT TO THE PLAN.

H.                                   Injunction

EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, ALL ENTITIES WHO HAVE HELD, HOLD, OR MAY HOLD CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES THAT (1) ARE SUBJECT TO

49

COMPROMISE AND SETTLEMENT PURSUANT TO THE TERMS OF THE PLAN; (2) HAVE BEEN RELEASED PURSUANT TO SECTION IX.D; (3) HAVE BEEN RELEASED PURSUANT TO SECTION IX.E; (4) HAVE BEEN RELEASED PURSUANT TO SECTION IX.F; (5) ARE SUBJECT TO EXCULPATION PURSUANT TO SECTION IX.G (BUT ONLY TO THE EXTENT OF THE EXCULPATION PROVIDED IN SECTION IX.G); OR (5) ARE OTHERWISE STAYED OR TERMINATED PURSUANT TO THE TERMS OF THE PLAN, ARE PERMANENTLY ENJOINED AND PRECLUDED, FROM AND AFTER THE EFFECTIVE DATE, FROM (1) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND, INCLUDING ON ACCOUNT OF ANY CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES THAT HAVE BEEN DISCHARGED, COMPROMISED OR SETTLED AGAINST THE PLAN DEBTORS, THE POST-EFFECTIVE DATE PLAN DEBTORS, OR ANY ENTITY SO DISCHARGED, RELEASED OR EXCULPATED (OR THE PROPERTY OR ESTATE OF ANY ENTITY, DIRECTLY OR INDIRECTLY, SO DISCHARGED, RELEASED OR EXCULPATED) ON ACCOUNT OF, OR IN CONNECTION WITH, OR WITH RESPECT TO, ANY DISCHARGED, RELEASED, SETTLED, COMPROMISED, OR EXCULPATED CLAIMS, INTERESTS, CAUSES OF ACTION OR LIABILITIES; (2) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST THE PLAN DEBTORS, THE POST-EFFECTIVE DATE PLAN DEBTORS, OR ANY ENTITY SO DISCHARGED, RELEASED OR EXCULPATED (OR THE PROPERTY OR ESTATE OF THE PLAN DEBTORS, THE POST-EFFECTIVE DATE PLAN DEBTORS, OR ANY ENTITY SO DISCHARGED, RELEASED OR EXCULPATED) ON ACCOUNT OF, OR IN CONNECTION WITH, OR WITH RESPECT TO, ANY SUCH DISCHARGED, RELEASED, SETTLED, COMPROMISED, OR EXCULPATED CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES; (3) CREATING, PERFECTING, OR ENFORCING ANY LIEN, CLAIM, OR ENCUMBRANCE OF ANY KIND AGAINST THE PLAN DEBTORS, THE POST-EFFECTIVE DATE PLAN DEBTORS, OR ANY ENTITY SO DISCHARGED, RELEASED OR EXCULPATED (OR THE PROPERTY OR ESTATE OF THE PLAN DEBTORS, THE POST-EFFECTIVE DATE PLAN DEBTORS, OR ANY ENTITY SO DISCHARGED, RELEASED OR EXCULPATED) ON ACCOUNT OF, OR IN CONNECTION WITH, OR WITH RESPECT TO, ANY SUCH DISCHARGED, RELEASED, SETTLED, COMPROMISED, OR EXCULPATED CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES; (4) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION, OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM THE PLAN DEBTORS, THE POST-EFFECTIVE DATE PLAN DEBTORS, OR ANY ENTITY SO DISCHARGED, RELEASED OR EXCULPATED (OR THE PROPERTY OR ESTATE OF THE PLAN DEBTORS, THE POST-EFFECTIVE DATE PLAN DEBTORS, OR ANY ENTITY SO DISCHARGED, RELEASED OR EXCULPATED) ON ACCOUNT OF, OR IN CONNECTION WITH, OR WITH RESPECT TO, ANY SUCH DISCHARGED, RELEASED, SETTLED, COMPROMISED, OR EXCULPATED CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES UNLESS SUCH HOLDER HAS OBTAINED ENTRY OF A FINAL ORDER AUTHORIZING SUCH SETOFF AS PROVIDED HEREIN; AND (5) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND AGAINST THE PLAN DEBTORS, THE POST-EFFECTIVE DATE PLAN DEBTORS, OR ANY ENTITY SO DISCHARGED, RELEASED OR

50

EXCULPATED (OR THE PROPERTY OR ESTATE OF THE PLAN DEBTORS, THE POST-EFFECTIVE DATE PLAN DEBTORS, OR ANY ENTITY SO DISCHARGED, RELEASED OR EXCULPATED) ON ACCOUNT OF, OR IN CONNECTION WITH, OR WITH RESPECT TO, ANY SUCH DISCHARGED, RELEASED, SETTLED, COMPROMISED, OR EXCULPATED CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES DISCHARGED, RELEASED, SETTLED, OR COMPROMISED PURSUANT TO THE PLAN.

NOTHING CONTAINED HEREIN WILL (1) PRECLUDE AN ENTITY FROM OBTAINING BENEFITS DIRECTLY AND EXPRESSLY PROVIDED TO SUCH ENTITY PURSUANT TO THE TERMS OF THE PLAN; OR (2) WILL BE CONSTRUED TO PREVENT ANY ENTITY FROM DEFENDING AGAINST CLAIMS OBJECTIONS OR COLLECTION ACTIONS WHETHER BY ASSERTING A RIGHT OF SETOFF, RECOUPMENT OR OTHERWISE TO THE EXTENT PERMITTED BY LAW.

ARTICLE X.
CONDITIONS PRECEDENT TO CONFIRMATION
AND CONSUMMATION OF THE PLAN

A.                                    Conditions to Confirmation

The following shall be conditions to Confirmation unless such conditions have been duly waived pursuant to Section X.C:

(1)                                 The Bankruptcy Court shall have entered the Disclosure Statement Order in form and substance acceptable to the Plan Debtors and Oaktree,

(2)                                 The Bankruptcy Court shall have entered the Bid Procedures Order in form and substance acceptable to the Plan Debtors and Oaktree;

(3)                                 The Bankruptcy Court shall have entered the Confirmation Order in form and substance acceptable to the Plan Debtors and Oaktree and, solely with respect to those issues contained in the Committee Settlement Agreement, subject to the Creditors’ Committee Consent Right the Directors and Officers Consent Right and the National Union Consent Right;

(4)                                 Each of the Documents Filed as part of the Plan Supplement shall be subject to the Oaktree Consent Right and, solely with respect to those issues contained in the Committee Settlement Agreement, subject to the Creditors’ Committee Consent Right;

(5)                                 If the Downstream Businesses Sale Trigger occurs, the Plan Debtors shall have executed the Downstream Businesses Sale Agreements and the Downstream Businesses Sale shall have been approved by the Bankruptcy Court; and

(6)                                 Notwithstanding anything else contained in the Plan or the Committee Settlement Agreement, it shall be a condition to Confirmation that the Bankruptcy Court shall approve the Committee Settlement Agreement pursuant to Bankruptcy Rule 9019, which condition may not be waived without the prior written consent of the Creditors’ Committee.

51

B.                                    Conditions Precedent to the Effective Date

The Effective Date shall not occur and the Plan shall not be consummated unless and until each of the following conditions have been satisfied or duly waived pursuant to Section X.C:

(1)                                 The Confirmation Order shall be in full force and effect and not be subject to any stay or injunction;

(2)                                 The DIP Facility maturity date shall not have occurred.

(3)                                 If the Downstream Businesses Sale Trigger occurs, all conditions to closing the Downstream Businesses Sale shall have been satisfied or waived in accordance with the terms of the Downstream Businesses Sale Agreements;

(4)                                 The final form of all Plan Documents and all Plan Supplement documents shall be in form and substance acceptable to the Plan Debtors, subject to the Oaktree Consent Right and, solely with respect to those issues contained in the Committee Settlement Agreement, the Creditors’ Committee Consent Right, the Directors and Officers Consent Right and the National Union Consent Right; provided that the order approving the 10% Noteholder Group Settlement or portion of the Confirmation Order concerning the 10% Noteholder Group Settlement as applicable, shall be acceptable to the Ad Hoc 10% Noteholders, Oaktree and the Debtors;

(5)                                 All governmental and material third party approvals and consents, including Bankruptcy Court approval, necessary in connection with the transactions contemplated by the Plan will have been obtained or entered, not be subject to unfulfilled conditions and be in full force and effect, and all applicable waiting periods will have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose materially adverse conditions on such transactions; and

(6)                                 All documents and agreements necessary to implement the Plan will have (a) been tendered for delivery and (b) been effected or executed by all Entities party thereto, or will be deemed executed and delivered by virtue of the effectiveness of the Plan as expressly set forth herein, and all conditions precedent to the effectiveness of such documents and agreements will have been satisfied or waived pursuant to the terms of such documents or agreements.

C.                                    Waiver of Conditions to Confirmation or the Effective Date

The conditions to the Effective Date set forth in Section X.B may be waived in whole or part in writing by the Plan Debtors (subject to Oaktree’s consent and, solely with respect to those issues contained in the Committee Settlement Agreement that are conditions to confirmation of the Plan, the consent of the Creditors’ Committee) at any time without an order of the Bankruptcy Court.

D.                                    Effect of Nonoccurrence of Conditions to the Effective Date

If the Effective Date does not occur, then (i) the Plan will be null and void in all respects; (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an

52

amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, will be deemed null and void; and (iii) nothing contained in the Plan or the Disclosure Statement will (a) constitute a waiver or release of any Claims or Interests, (b) prejudice in any manner the rights of the Plan Debtors or any other Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Plan Debtors or any other Entity.

E.                                    Request for Waiver of Stay of Confirmation Order

This Plan will serve as a motion seeking a waiver of the stay of the Confirmation Order imposed by Bankruptcy Rule 3020(e).  In the event any such objections to such request are timely Filed, a hearing with respect thereto will occur at the Confirmation Hearing.

ARTICLE XI.
MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.                                    Modification and Amendments

Subject to the limitations contained herein, the Plan Debtors, subject to the Oaktree Consent Right, the Creditors’ Committee Consent Right (solely with respect to those issues contained in the Committee Settlement Agreement) and the National Union Consent Right and Directors and Officers Consent Right (each solely with respect to those issues contained in Section IV of the Committee Settlement Agreement), reserve the right to modify the Plan as to material terms and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not re-solicit votes on such modified Plan.  For the avoidance of doubt, nothing herein shall affect Oaktree’s rights to withdraw its vote if there is any material change to the Plan, including with respect to valuation or allowance of the Oaktree Claims in an amount less than $513.8 million.  Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Plan Debtors expressly reserve their rights to, subject to the Oaktree Consent Right, alter, amend, or modify materially the Plan with respect to the Plan Debtors (one or more times) after Confirmation; and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan or remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order as may be necessary to carry out the purposes and intent of the Plan.  Any such modification or supplement will be considered a modification of the Plan and will be made in accordance with this Article XI.

B.                                    Effect of Confirmation on Modifications

Entry of a Confirmation Order will mean that (subject to the Oaktree Consent Right) all modifications or amendments to the Plan occurring after the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

53

C.                                    Revocation or Withdrawal of the Plan

Subject to the Oaktree Consent Right and the consent, which shall not be unreasonably withheld, of the Creditors’ Committee with respect to Parent, the Plan Debtors reserve the right to revoke or withdraw the Plan as to any Plan Debtor or all of the Plan Debtors prior to the Confirmation Date or at the Confirmation Hearing.  If the Plan Debtors revoke or withdraw the Plan as to any or all of the Plan Debtors, or if Confirmation or the Effective Date does not occur as to any or all of the Plan Debtors, then as to such Plan Debtors:  (i) the Plan will be null and void in all respects; (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, will be deemed null and void; and (iii) nothing contained in the Plan or Disclosure Statement will (a) constitute a waiver or release of any Claims or Interests against such Plan Debtors, (b) prejudice in any manner the rights of such Plan Debtors or any other Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Plan Debtors or any other Entity.  The revocation or withdrawal of the Plan with respect to one or more Plan Debtors shall not require re-solicitation of the Plan with respect to the remaining Plan Debtors.

ARTICLE XII.
RETENTION OF JURISDICTION

Unless otherwise provided in any contract, instrument, release agreement or document entered into in connection with implementation or consummation of the Plan, and notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on, and after the occurrence of, the Effective Date, the Bankruptcy Court will retain such exclusive jurisdiction over the Chapter 11 Cases and any matter related to the Chapter 11 Cases as is legally permissible, including exclusive jurisdiction over the following matters:

(1)                                 allow, disallow, determine, liquidate, classify, estimate, or establish the priority, or secured or unsecured status of, any Claim or Interest, including the resolution of any request for payment of any Administrative Claim or the resolution of any objections to the allowance, priority or classification of Claims or Interests;

(2)                                 grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan for periods ending on or before the Effective Date;

(3)                                 resolve any matters, related to the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which any Plan Debtor is a party or with respect to which any Plan Debtor or Reorganized Plan Debtor may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom, including any Cure Amount Claims;

(4)                                 ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

54

(5)                                 decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Plan Debtors that may be pending on the Effective Date;

(6)                                 enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents entered into, or delivered in connection with, the Plan, the Disclosure Statement, or the Confirmation Order;

(7)                                 resolve any cases, controversies, suits, or disputes that may arise in connection with the consummation, interpretation, or enforcement of the Plan or any contract, instrument, release, or other agreement or document that is entered into, or delivered pursuant to, the Plan or any Entity’s rights arising from, or obligations incurred in connection with, the Plan or such documents, including the Committee Settlement Agreement;

(8)                                 modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code, the Confirmation Order, or any contract, instrument, release, or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement, or the Confirmation Order or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document entered into, delivered, or created in connection with the Plan, the Disclosure Statement, or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan;

(9)                                 issue injunctions, enforce the injunctions contained in the Plan and the Confirmation Order, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with consummation, implementation, or enforcement of the Plan or the Confirmation Order;

(10)                          enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated or Distributions pursuant to the Plan are enjoined or stayed;

(11)                          determine such other matters that may arise in connection with, or relate to, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order;

(12)                          determine matters concerning state, local, and federal Taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code, including any Disputed Claims for Taxes; enforce all orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings entered in connection with the Chapter 11 Cases; and

(13)                          enter a final decree closing the Chapter 11 Cases.

To the extent that it is legally impermissible for the Bankruptcy Court to have exclusive

55

jurisdiction over any of the foregoing matters, the Bankruptcy Court will have non-exclusive jurisdiction over such matters to the extent legally permissible.

ARTICLE XIII.
MISCELLANEOUS PROVISIONS

A.                                    Immediate Binding Effect

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan, the Plan Documents, the Plan Supplement, and the Confirmation Order will be immediately effective and enforceable and deemed binding upon the Plan Debtors and any and all Holders of Claims or Interests (regardless of whether such Claims or Interests are deemed to have accepted or rejected the Plan), all Entities that are parties to, or are subject to, the settlements, compromises, releases, and injunctions described in the Plan, each Entity acquiring property under the Plan or the Confirmation Order, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Plan Debtors.  All Claims and debts will be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or debt has voted on the Plan.

B.                                    Additional Documents

The Plan Debtors and all Holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest will, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C.                                    Payment of Statutory Fees

Each of the Plan Debtors (prior to or on the Effective Date) or the applicable Post-Effective Date Plan Debtors (on and after the Effective Date) will pay all fees payable pursuant to section 1930(a) of the Judicial Code for each quarter (including any fraction thereof) until each of the respective Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first.

D.                                    Oaktree Fees and Expenses

Without any further notice to or action, order or approval of the Bankruptcy Court the Plan Debtors shall pay and continue to pay, when due and payable, Oaktree for all reasonable and documented professional fees and expenses incurred by Oaktree prior to the Effective Date in connection with or related to the Plan Debtors, the Reorganized Plan Debtors, the Chapter 11 Cases, the Oaktree Prepetition Facilities and the Oaktree Lease Documents, including without limitation, the reasonable and documented fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, as co-counsel to Oaktree, Morris, Nichols, Arsht & Tunnell LLP, co-counsel to Oaktree, and Centerview Partners, as financial advisors to Oaktree; provided, that after the Effective Date, the Post-Effective Date Plan Debtors shall not be obligated to nor shall they pay the fees and expenses of professionals representing Oaktree incurred after the Effective Date, provided, further, however, that the Reorganized Plan Debtors may retain and pay the fees and

56

expenses of any such professional post Effective Date.

E.                                    Dissolution of the Creditors’ Committee

On the Effective Date, the Creditors’ Committee will dissolve and the members of such committee will be released and discharged from all duties and obligations arising from or related to the Chapter 11 Cases; provided, that, the Creditors’ Committee will not be dissolved, and the members of the Creditors’ Committee will not be released or discharged of duties solely with respect to (i) any appeals or stays of any orders related to the Plan until such time as such orders become Final Orders (the “Committee Rights”), (ii) the Molycorp Minerals Debtors, unless and until such debtors’ chapter 11 cases are converted to cases under chapter 7 of the Bankruptcy Code (the “Minerals Committee Rights”), and (iii) any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or Filed and served after the Effective Date in accordance with the provisions of Section II.A.5 of the Plan (the “Fee Application Rights” together with the Committee Rights and the Minerals Committee Rights, the “Post-Effective Date Matters”); provided, further, that, the Creditors’ Committee will be dissolved and the members thereof discharged from all duties and obligations on the date upon which all services related the Post-Effective Date Matters are completed.  The Professionals retained by such committee and the members thereof will not be entitled to assert any claims for reasonable fees rendered or expenses incurred after the Effective Date, except for reasonable and documented fees rendered and expenses incurred in connection with the Post-Effective Date Matters but subject to the Creditors’ Committee Legal Fee Cap for the Creditors’ Committee Legal Fee Cap Matters.  The Bankruptcy Court shall retain jurisdiction over any disputes with respect to such fees and expenses, but otherwise such fees and expenses shall be paid by the Reorganized Plan Debtors without further application to the Bankruptcy Court; provided, however, that nothing herein shall in any way limit, impair or waive any objections (and all such objections are expressly reserved) to any fees or expenses incurred in connection with the Post-Effective Date Matters, including the reasonableness of such fees or expenses.

F.                                     Request for Expedited Determination of Taxes

The Post-Effective Date Plan Debtors may request an expedited determination under section 505(b) of the Bankruptcy Code with respect to applicable tax returns filed, or to be filed, on behalf of the Plan Debtors.

G.                                   Nonseverability of Plan Provisions

If, prior to Confirmation, any term or provision of the Plan is held by the Court to be invalid, void, or unenforceable, the Court shall be prohibited from altering or interpreting such term or provision to make it valid or enforceable, provided that at the request of the Plan Debtors and subject to the Oaktree Consent Right, the Creditors’ Committee Consent Right, the Directors and Officers Consent Right and the National Union Consent Right, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted provided that any such alteration or interpretation shall be acceptable to the Plan Debtors and Oaktree.  The Confirmation Order shall constitute a judicial determination and shall

57

provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is:  (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the Plan Debtors’ consent; and (3) nonseverable and mutually dependent.

H.                                   Headings

The headings used in the Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner affect the construction of the provisions of the Plan.

I.                                        Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan will be binding on, and will inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity.

J.                                      Service of the Plan Supplement and Disclosure Statement Exhibits

The Plan Supplement is not being Filed or served with copies of the Plan and the Disclosure Statement.  Once Filed, the Plan Debtors shall make available for review the Plan Supplement on their web site at https://cases.primeclerk.com/molycorp/.

K.                                   Service of Documents

Any pleading, notice or other document required by the Plan or Confirmation Order to be served on or delivered to the Plan Debtors, the Post-Effective Date Plan Debtors, the Creditors’ Committee, or the U.S. Trustee must be sent by overnight delivery service, facsimile transmission, courier service or messenger to the following:

Plan Debtors and the Post-Effective Date Plan Debtors

M. Blake Cleary (No. 3614)

Edmon L. Morton (No. 3856)

YOUNG CONAWAY STARGATT & TAYLOR LLP

1000 North King Street

Wilmington, Delaware 19801

Telephone:  (302) 571-6600

Facsimile:  (302) 571-1253

- and -

Paul D. Leake

Lisa Laukitis

George R. Howard

JONES DAY

222 East 41st Street

New York, New York 10017

Telephone:  (212) 326-3939

58

Facsimile:  (212) 755-7306

Brad B. Erens

Joseph M. Tiller

JONES DAY

77 West Wacker

Chicago, Illinois 60601

Telephone:  (312) 782-3939

Facsimile:  (312) 782-8585

Oaktree

Robert J. Dehney (No. 3578)

Gregory W. Werkheiser (No. 3553)

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

1201 North Market Street, 16th Floor

P.O. Box 1347

Wilmington, Delaware 19899

Telephone: (302) 658-9200

Facsimile: (302) 658-3989

- and-

Dennis F. Dunne

Samuel A. Khalil

MILBANK, TWEED, HADLEY & McCLOY LLP

28 Liberty Street

New York, NY 10005

Telephone: (212) 530-5000

Facsimile: (212) 530-5219

The Creditors’ Committee

William P. Bowden, Esq. (#2553)

Gregory A. Taylor, Esq. (#4008)

Benjamin W. Keenan (#4724)

Stacy L. Newman, Esq. (#5044)

ASHBY & GEDDES, P.A.

500 Delaware Avenue, 8th Floor

P.O. Box 1150

Wilmington, DE 19899

- and -

Luc A. Despins, Esq.

Andrew V. Tenzer, Esq.

John J. Ramirez, Esq.

59

PAUL HASTINGS LLP

75 East 55th Street

New York, NY 10022

Telephone: (212) 318-6000

Facsimile: (212) 319-4090

The U.S. Trustee

Office of the United States Trustee

Attn:  David Buchbinder

844 King Street, Suite 2313, Lockbox 35
Wilmington, Delaware 19801

Telephone:  (302) 573-6491

Facsimile:  (302) 573-6497

60

Dated: April 8, 2016	Respectfully submitted,

MOLYCORP, INC. (for itself and on behalf of its subsidiary Plan Debtors)

	By:	/s/ /s/ Michael F. Doolan
Name: Michael F. Doolan
Title: Executive Vice President & Chief Financial Officer of Molycorp, Inc.
COUNSEL:

M. Blake Cleary (No. 3614)
Edmon L. Morton (No. 3856)
Justin H. Rucki (No. 5304)
Ashley E. Jacobs (No. 5635)
YOUNG CONAWAY STARGATT & TAYLOR LLP
1000 North King Street
Wilmington, Delaware 19801
Telephone: (302) 571-6600
Facsimile: (302) 571-1253
- and -
Paul D. Leake
Lisa Laukitis
George R. Howard
JONES DAY
222 East 41st Street
New York, New York 10017
Telephone: (212) 326-3939
Facsimile: (212) 755-7306

Brad B. Erens
Joseph M. Tiller
JONES DAY
77 West Wacker
Chicago, Illinois 60601
Telephone: (312) 782-3939
Facsimile: (312) 782-8585

ATTORNEYS FOR PLAN DEBTORS

61

APPENDIX II

EFFECTIVE DATE NOTICE

UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

x
In re	:	Chapter 11
:
MOLYCORP, INC., et al.,(1)	:	Case No. 15-11357 (CSS)
:
Debtors.	:	(Jointly Administered)
:
:
x

NOTICE OF (I) OCCURRENCE OF THE EFFECTIVE DATE OF PLAN DEBTORS’
FOURTH AMENDED JOINT PLAN OF REORGANIZATION AND (II) BAR DATES
FOR CERTAIN ADMINISTRATIVE CLAIMS AND REJECTION DAMAGES CLAIMS

PLEASE TAKE NOTICE OF THE FOLLOWING:

1.                                      Confirmation of the Plan.  On April [  ], 2016, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an order [Docket No. [  ]] (the “Confirmation Order”) confirming the Plan Debtors’ Fourth Amended Joint Plan of Reorganization, filed [      ], 2016 [Docket No. [  ]] (as it may be further modified, the “Plan”).  Unless otherwise defined in this Notice, capitalized terms and phrases used herein have the meanings given to them in the Plan and the Confirmation Order.

The “Plan Debtors” and, as of the Effective Date, the “Reorganized Plan Debtors”, will mean all of the debtors in the above-captioned cases except for:  (1) PP IV Mountain Pass II, Inc.; (2) PP IV Mountain Pass Inc.; (3) RCF Speedwagon Inc.; (4) Molycorp Minerals, LLC; (5) Industrial Minerals, LLC; and (6) Molycorp Advanced Water Technologies, LLC (which the Plan refers to collectively as the “Molycorp Minerals Debtors”).

2.                                      Effective Date.  The Reorganized Plan Debtors hereby certify and give notice that the Plan became effective in accordance with its terms on [     ], 2016 (the “Effective Date”).

(1)                                 The Debtors are the following 21 entities (the last four digits of their respective taxpayer identification numbers, if any, follow in parentheses):  Molycorp, Inc. (1797); Industrial Minerals, LLC; Magnequench, Inc. (1833); Magnequench International, Inc. (7801); Magnequench Limited; Molycorp Advanced Water Technologies, LLC (1628); MCP Callco ULC; MCP Canada Holdings ULC; MCP Canada Limited Partnership; MCP Exchangeco Inc.; Molycorp Chemicals & Oxides, Inc. (8647); Molycorp Luxembourg Holdings S.à r.l.; Molycorp Metals & Alloys, Inc. (9242); Molycorp Minerals Canada ULC; Molycorp Minerals, LLC (4170); Molycorp Rare Metals Holdings, Inc. (4615); Molycorp Rare Metals (Utah), Inc. (7445); Neo International Corp.; PP IV Mountain Pass, Inc. (1205); PP IV Mountain Pass II, Inc. (5361); RCF IV Speedwagon Inc. (0845).

3.                                      Plan Injunction.  Confirmation of the Plan operates as an injunction against the commencement or continuation of any act or action to collect, recover, or set off against any Claim or Interest treated in the Plan from the Plan Debtors, the Reorganized Plan Debtors or their respective property or any actions to interfere with the implementation and consummation of the Plan, except as otherwise expressly permitted by the Plan or the Confirmation Order or by an order of the Bankruptcy Court.  The Bankruptcy Court shall have jurisdiction to determine and award damages and/or other appropriate relief at law or in equity for any violation of such injunction, including compensatory damages, professional fees and expenses, and exemplary damages for any willful violation of said injunction.

4.                                      Discharge of Claims.  Except as provided in the Plan or in the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan will be in exchange for, and in complete satisfaction, discharge, and release of, all Claims, including any interest accrued on Claims from the Petition Date to the full extent permitted by section 1141 of the Bankruptcy Code.  Except as provided in the Plan or in the Confirmation Order, Confirmation will, as of the Effective Date, discharge the Plan Debtors from all Claims and other Liabilities that arose on or before the Effective Date and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code to the full extent permitted by section 1141 of the Bankruptcy Code, whether or not (a) a Proof of Claim based on such debt has been Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (b) a Claim based on such debt is Allowed pursuant to section 502 of the Bankruptcy Code, or (c) the holder of a Claim based on such debt has accepted the Plan.

As of the Effective Date and in accordance with the foregoing and except as provided in the Plan or the Confirmation Order, the Confirmation Order will be a judicial determination of a discharge of all Claims, including any debts and Liabilities against the Plan Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge will void any judgment obtained against the Plan Debtors or Reorganized Plan Debtors at any time to the extent that such judgment relates to a discharged Claim.

5.                                      Enforcement of the Bar Date Order.  Except as specifically set forth in the Plan, the Confirmation Order and this Notice, the Bar Date Order remains in full force and effect, including, without limitation, the establishment of October 13, 2015 as the Bar Date for the Filing of General Unsecured Claims and Claims arising under section 503(b)(9) of the Bankruptcy Code.

6.                                      Administrative Claims Bar Date.  Pursuant to Section II.B of the Plan, except as otherwise provided in Article II of the Plan, section 503(b)(1)(D) of the Bankruptcy Code and the Bar Date Order, and subject to any exceptions specifically set forth in the Confirmation Order, requests for payment of Administrative Claims (other than (1) DIP Facility Claims, (2) Fee Claims, (3) Ordinary Course Administrative Claims, (4) fees payable pursuant to 28 U.S.C. § 1930, (5) Professionals asserting a Fee Claim for services rendered before the Effective Date and (6) Claims pursuant to section 503(b)(9) of the Bankruptcy Code) must be Filed and served on the Reorganized Plan Debtors pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than [       ], 2016 or such earlier date as specified in the Bar Date Order for a particular Administrative Claim (the “Administrative Claims Bar Date”).  Absent further Court order, Holders of Administrative

2

Claims that are required, but fail, to File and serve a request for payment of such Administrative Claims on or before the Administrative Claims Bar Date will be forever barred, stopped, and enjoined from asserting such Administrative Claims against the Plan Debtors, the Reorganized Plan Debtors or their respective property.  Objections to a request for the payment of an Administrative Claim, if any, must be Filed and served on the Reorganized Plan Debtors and the Entity asserting such Administrative Claim no later than [     ], 2016 subject to any exceptions specifically set forth in the Plan or Confirmation Order.

7.                                      Professional Fee Claims.  Professionals asserting a Fee Claim for services rendered or reimbursement of expenses incurred before the Effective Date under sections 328, 330(a), 331, 503 or 1103 of the Bankruptcy Code must (a) File a Final Fee Application no later than [     ], 2016 and (b) serve it on the Reorganized Plan Debtors and such other Entities required under the Bankruptcy Rules, the Fee Order, the Confirmation Order, or other order of the Bankruptcy Court.  Objections to any Fee Claim must be Filed and served on the Reorganized Plan Debtors and the Entity asserting the Fee Claim no later than [     ], 2016.

8.                                      Rejection Damages Claims.  In accordance with Section VI.C of the Plan, unless otherwise provided by an order of the Bankruptcy Court, any Proofs of Claim based on the rejection of any Executory Contracts or Unexpired Leases pursuant to the Plan or otherwise, must be Filed with Prime Clerk no later than [       ], 2016.  Any Holder of a Claim arising from the rejection of an Executory Contract or Unexpired Lease for which a Proof of Claim was not timely Filed will not participate in any distribution in the Chapter 11 Cases on account of such Claim and such Claim will be deemed fully satisfied, released, settled and compromised and be subject to the provisions of Section IX.G of the Plan, notwithstanding anything in the Schedules or any Proof of Claim to the contrary.

9.                                      Service Upon Claims Agent.  Administrative Claims and Proofs of Claim that are required to be Filed in accordance with the bar dates set forth above must be served on Prime Clerk by delivering the original Administrative Claim or Proof of Claim by regular mail, overnight courier or hand delivery to the following address:

Molycorp, Inc. Claims Processing Center

c/o Prime Clerk LLC

830 3rd Avenue, 9th Floor

Administrative Claims and Proofs of Claim submitted by facsimile or electronic mail will not be accepted and will not be deemed properly Filed.

10.                               Notice Parties’ Service Addresses.  Any pleading, notice or other document required by the Plan, the Confirmation Order, other order of the Bankruptcy Court or Bankruptcy Rules to be served on or delivered to, as applicable, the Reorganized Plan Debtors and the U.S. Trustee must be sent by overnight delivery service, facsimile transmission, courier service or messenger to:  (i) counsel to the Reorganized Plan Debtors, Jones Day, 222 East 41st Street, New York, New York 10017 (Attn:  Paul D. Leake and Lisa Laukitis) and (ii) the Office of the United States Trustee, 844 King Street, Suite 2270 Wilmington, DE 19801 (Attn:  David L. Buchbinder).

3

11.                               Copies of the Plan and the Confirmation Order.  Copies of the Plan and the Confirmation Order may be obtained free of charge at https://cases.primeclerk.com/molycorp.

BY ORDER OF THE BANKRUPTCY COURT

Dated:	[ ], [ ], 2016	Respectfully submitted,
Wilmington, Delaware

/s/
M. Blake Cleary (No. 3614)
Edmon L. Morton (No. 3856)
Justin H. Rucki (No. 5304)
Ashley E. Jacobs (No. 5635)
YOUNG CONAWAY STARGATT & TAYLOR, LLP
Rodney Square
1000 North King Street
Wilmington, Delaware 19801
Telephone: (302) 571-6600
Facsimile: (302) 571-1253

-and-

Paul D. Leake
Lisa Laukitis
George R. Howard
JONES DAY
222 East 41st Street
New York, New York 10017
Telephone: (212) 326-3939
Facsimile: (212) 755-7306

Brad B. Erens
Joseph M. Tiller
JONES DAY
77 West Wacker
Chicago, Illinois 60601
Telephone: (312) 782-3939
Facsimile: (312) 782-8585

ATTORNEYS FOR THE REORGANIZED PLAN DEBTORS

4

APPENDIX III

CASH OUT NOTICE

UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

In re:	Chapter 11

MOLYCORP, INC. et al.(1)	Case No. 15-11357 (CSS)

Debtors.	(Jointly Administered)

IMPORTANT NOTICE OF CLASS 5A CASH OUT OPTION
TO HOLDERS OF CLAIMS IN CLASS 5A

YOUR RIGHTS MAY BE AFFECTED IF YOU DO NOT MAKE CERTAIN
ELECTIONS PLEASE READ THIS ENTIRE NOTICE CAREFULLY

YOU MUST MAKE YOUR ELECTION ON OR BEFORE
JUNE [  ], 2016 at 11:59 p.m. (Eastern Time)

On April [  ], 2016, the Bankruptcy Court entered an order confirming the Plan Debtors’ Fourth Amended Joint Plan of Reorganization [Docket No.   ] (the “Plan”).  In connection with Confirmation, the Committee Settlement Agreement(2) was approved, and the Class 5 Cash Out Option was incorporated into the Plan.  The Class 5 Cash Out Option provides Holders of Allowed Claims in Class 5A with the right, under certain circumstances, to receive Cash, instead of equity in the Reorganized Parent, in the total amount of up to $2 million.  The Cash would be paid on account of Allowed Claims in Class 5A in an amount equal to the value under the Plan of the Class 5A Equity that Holders would have otherwise received, but discounted by 25% from such plan value (to reflect the payment of Cash rather than illiquid shares).  As described below, Holders of Claims in Class 5A in the amount of $1,000,000.00 or less will be deemed to have

(1)                                 The Debtors are the following 21 entities (the last four digits of their respective taxpayer identification numbers, if any, follow in parentheses): Molycorp, Inc. (1797); Industrial Minerals, LLC; Magnequench, Inc. (1833); Magnequench International, Inc. (7801); Magnequench Limited; Molycorp Advanced Water Technologies, LLC (1628); MCP Calleo ULC; MCP Canada Holdings ULC; MCP Canada Limited Partnership; MCP Exchangeco Inc.; Molycorp Chemicals & Oxides, Inc. (8647); Molycorp Luxembourg Holdings S.à r.1.; Molycorp Metals & Alloys, Inc. (9242); Molycorp Minerals Canada ULC; Molycorp Minerals, LLC (4170); Molycorp Rare Metals Holdings, Inc. (4615); Molycorp Rare Metals (Utah), Inc. (7445); Neo International Corp.; PP IV Mountain Pass, Inc. (1205); PP IV Mountain Pass II, Inc. (5361); RCF IV Speedwagon Inc. (0845).

(2)                                 Capitalized terms used in this Notice that are not otherwise defined have the meanings given to them in the Plan.

2

elected the Class 5 Cash Out Option unless they make a contrary election, and all other Holders of Claims in Class 5A must elect to receive Cash or they will receive Class 5A Equity.

WHY SHOULD HOLDERS OF CLAIMS IN CLASS 5A CONSIDER THE CASH OUT OPTION?

Although the Creditors’ Committee may not provide legal or financial advice to Holders of Claims in Class 5A, the Creditors’ Committee believes that receiving Cash instead of Class 5A Equity may be advantageous for Holders of Claims that are relatively small in value, as such Holders will receive Cash and avoid receiving only a few shares of Class 5A Equity (i.e., a Pro Rata share of 7.5% of the Reorganized Parent Common Equity, subject to dilution by the MIP).

For example, a Holder of an Allowed Class 5A Claim in the amount of $50,000 is estimated to recover approximately 2.5% as set forth in the Plan Settlement Summary [Docket No. 1393]. However, using the Plan Debtors’ midpoint valuation of $417 million, such $50,000 Class 5A Claim would only receive approximately .0003% of the equity value attributable to Reorganized Parent Common Equity(3), subject to dilution by the MIP.  Given, among other things, the administrative inconvenience of holding what would be very few shares and the fact that such shares will not be transferable, receiving Cash may be the best option for such a Holder.

1.                                      Certain Holders Receiving Cash Absent Opt Out.  If you are a Holder of an Allowed Claim in Class 5A in an amount which is less than $1,000,000.00 you will receive Cash, subject to the Class 5 Cash Out Oversubscription, and do not have to take any further steps in order to receive Cash.  However, if you want to receive Class 5A Equity instead of Cash you must timely elect through Prime Clerk or DTC to opt out of receiving Cash.

2.                                      Certain Holders Electing Cash Instead of Class 5A Equity.  All other Holders of Allowed Claims in Class 5A (i.e. those with Claims in excess of $1,000,000.00) may timely elect through Prime Clerk or DTC to receive Cash instead of Class 5A Equity, subject to the Class 5 Cash Out Oversubscription.  However, if no timely election is made on or before June [  ], 2016, such Holders will receive Class 5A Equity and do not have to take any further steps in order to receive Class 5A Equity.

3.                                      Election to Reduce Claim.  There is only $2 million available to make Cash payments to Class 5 Cash Out Creditors (subject to the Plan Debtors or Reorganized Plan Debtors, with the consent of the Creditors’ Committee, determining that more Cash will be provided to allow additional Class 5 Cash Out Creditors to receive Cash distributions at the Imputed Value). Therefore, it is possible that too many Holders will attempt to participate in the Class 5 Cash Out Option thereby causing a shortfall of available Cash.  In the event that there are too many Class 5 Cash Out Creditors to cash out all such Holders, Class 5 Cash Out Creditors will be cashed out in order of smallest claims first until the entire $2 million has been used.  Given the “smallest to largest” mechanism, Holders of smaller Claims have a greater chance of being cashed out than

(3)                                 Similarly, a $100,000 Class 5A Claim would only receive approximately .0006% of the imputed equity value attributable to Reorganized Parent Common Equity, and a $250,000 Class 5A Claim would only receive approximately .0014% of the imputed equity value attributable to Reorganized Parent Common Equity.

3

holders of larger Claims.  It is impossible, at this stage, to determine the break point at which all Claims below such point will be cashed out and it will depend on how many Holders elect (or are deemed to have elected) the Class 5 Cash Out Option.  Given that uncertainty, the Plan allows each Holder that elects the Class 5 Cash Out Option (or is deemed to have elected) to elect, through Prime Clerk or DTC, to have its Claim reduced in amount, which such Holder can determine in its sole discretion, in order to improve such Holder’s chances of receiving Cash.  If a Holder reduces its Class 5A Claim and nevertheless receives no Cash (or a combination of Cash and Class 5A Equity) on account of the Class 5A Cash Out Option, such Holder’s Class 5A Claim will be reinstated to the original Allowed amount and any distribution of Class 5A Equity will be made based on such amount.  It is possible that a Holder electing the Class 5 Cash Out Option may receive a combination of Cash and Class 5A Equity if there is insufficient Cash to distribute to all electing Holders, and reducing a Class 5A Claim to a smaller amount and being treated as a Class 5 Cash Out Creditor is not a guaranty that such Holder will receive Cash, and it is possible such Holder will nevertheless receive Class 5A Equity.  For the avoidance of doubt, any Class 5 Cash Out Creditor must elect (or be deemed to elect) to have all or none of its Allowed Claims in Class 5A receive Cash, subject to the Class 5 Cash Out Oversubscription.  There will be no partial Claims elections allowed.

ADDITIONAL INFORMATION

A Holder of a Claim in Class 5A is entitled to make the elections set forth herein; provided, that such elections are made by June [ ], 2016 at 11:59 p.m. (Eastern Time) (the “Election Deadline”).

IN ORDER TO MAKE AN ELECTION YOU MUST ACCESS PRIME CLERK LLC’S (“PRIME CLERK”) WEBSITE AT HTTPS://CASES.PRIMECLERK.COM/MOLYCORP AND CLICK ON THE LINK “SUBMIT E-BALLOT”.  THEN, YOU MUST FOLLOW THE INSTRUCTIONS PROVIDED BY PRIME CLERK IN THE LINK AND COMPLETE THIS PROCESS BY THE ELECTION DEADLINE.  THIS IS THE ONLY WAY TO MAKE THE ELECTION — ELECTRONICALLY WITH PRIME CLERK — THERE IS NO OTHER METHOD.

For further information or if you have any questions regarding the content of this notice, please contact Jocelyn Kuo, by phone or email, at (212) 318-6749 or jocelynkuo@paulhastings.com.

FOR YOUR CONVENIENCE, CERTAIN PLAN DEFINITIONS AND PROVISIONS IN THE PLAN REFERENCED ABOVE ARE SET FORTH BELOW, ALL AS MORE FULLY DESCRIBED IN THE PLAN.

Certain Defined Terms from the Plan:

I.A.37                                      “Class 5 Cash Out Creditors” means Holders of Allowed Claims in Class 5A that (i) elect to receive Cash, rather than Class 5A Equity by and pursuant to the Class 5A Cash Election Procedure and Deadline or (ii) (a) hold such Claim in Class 5A in an amount which is less than $1,000,000.00 and (b) fail to opt-out of receiving Cash instead of Class 5A Equity by and pursuant to the Class 5A Cash Election Procedure and Deadline.

4

I.A.38                                      “Class 5 Cash Out Option” means, if the Downstream Businesses Sale Trigger does not occur, the right of Class 5 Cash Out Creditors, subject to the Class 5 Cash Out Oversubscription and the provisions of Section IV.A.2 of this Plan, to receive a Cash payment on account of their Allowed Claim in Class 5A in an amount equal to the Imputed Value of the Class 5A Equity, which amounts shall be paid solely from the Class 5A Stand-Alone Cash Distribution; provided, that any and all Class 5A Equity that is not distributed to Holders of Allowed Claims electing the Class 5 Cash Out Option shall be distributed to Holders of Allowed Claims in Class 5A, which are receiving Class 5A Equity, on a Pro Rata basis.

I.A.39                                      “Class 5 Cash Out Oversubscription” means the point at which the aggregate amount of Cash to be paid to Class 5 Cash Out Creditors would result in payments of Cash by the Plan Debtors or Reorganized Plan Debtors in excess of the Class 5A Stand-Alone Cash Distribution.

I.A.40                                      “Class 5A Equity” means 7.5% of the Reorganized Parent Common Equity, subject to dilution by the MIP.

I.A.41                                      “Class 5A Cash Election Procedure and Deadline” means the process of making the applicable election, through Prime Clerk, on or before the date that is forty-five (45) Business Days after the Confirmation Date all as more fully described in the Notice of Class 5A Cash Out Election, which notice shall be an exhibit to the Confirmation Order.

I.A.43                                      “Class 5A Stand-Alone Cash Distribution” means $2 million in Cash, which Cash shall be used to fund the Class 5 Cash Out Option if the Downstream Businesses Sale Trigger does not occur; provided, that to the extent there is excess Cash after the Class 5 Cash Out Creditors receive their distributions, such Cash shall be distributed to Holders of Allowed Claims in Class 5A on a Pro Rata basis.

I.A.112                               “Imputed Value” means the imputed value of the Class 5A Equity, which shall be calculated using the Plan Debtors’ midpoint valuation of $417 million, multiplied by .75; provided, that Imputed Value shall be utilized solely in connection with the Class 5 Cash Out Option.

Means for Implementation of the Plan: 9019 Settlement — Class 5 Cash Out Option

IV.A.2                                    Within two (2) Business Days of the Confirmation Date, a notice shall be sent to all Holders of Allowed Claims in Class 5A notifying them of the Class 5A Cash Election Procedure and Deadline and explaining certain elections that such Holders may make, as applicable, through electronic submission to Prime Clerk.

In connection with implementing the Class 5 Cash Out Option, Holders of Allowed Claims in Class 5A may elect through Prime Clerk to have their Claim reduced in amount, which each such Holder will determine in its sole

5

discretion.  In the event of a Class 5 Cash Out Oversubscription, Cash shall be distributed from the Class 5A Stand-Alone Distribution to Class 5A Cash Out Creditors in order of smallest Claim to largest Claim until all funds in the Class 5A Stand-Alone Cash Distribution are depleted; provided, that the Reorganized Plan Debtors may (i) with the consent of the Creditors’ Committee, determine that more Cash will be provided to allow additional Class 5 Cash Out Creditors to receive Cash distributions at the Imputed Value of Class 5A Equity or (ii) distribute Class 5A Equity to Class 5 Cash Out Creditors in accordance with the Plan.  Furthermore, if a Holder of an Allowed Class 5A Claim elects to reduce its Claim amount and such Holder does not receive Cash (or receives a combination of Cash and Class 5A Equity) on account of its reduced Claim, such Holder’s Claim will be reinstated to its original Allowed amount and any distributions of Class 5A Equity will be based on such reinstated amount.  For the avoidance of doubt, Holders of Allowed Claims in Class 5A shall be required to elect that all or none of their Allowed Claims receive Cash in connection with electing to be treated as a Class 5 Cash Out Creditor, no partial elections shall be allowed.

YOU MUST MAKE ANY ELECTIONS BY THE ELECTION DEADLINE OF
JUNE [  ], 2016 at 11:59 p.m. (Eastern Time)

ELECTRONIC ELECTION INFORMATION AND INSTRUCTIONS FOR COMPLETING THE FORM

1.                                      In the box provided in Item 1 on the electronic form, if you wish to elect the Class 5 Cash Out Option for all of your Claims in Class 5A you must insert a check mark in the box.

2.                                      In the box provided in Item 2 on the electronic form, if you are receiving or elected the Class 5 Cash Out Option and want to reduce the amount of your Claim you must insert the specific reduced dollar amount (in whole dollars) of your Class 5A Claim (e.g., if your Class 5A Claim is $100,000 and you want to reduce it to $50,000, type in $50,000).

3.                                      In the box provided in Item 3 on the electronic form, solely to the extent that your Claim is less than $1,000,000.00, you may opt out of receiving Cash and instead receive Class 5A Equity but you must insert a check mark in the box.

Complete the election form using Prime Clerk’s website by using the below instructions:

6

By electronic. online submission:

Please visit http://cases.primeclerk.com/molycorp.  Click on the “E-Ballot” section of the Debtors’ website and follow the directions to submit your election.  Submit your form via Prime Clerk’s E-Ballot system, you should not return a hard copy of your form.

IMPORTANT NOTE: You will need the following information to retrieve and submit your customized election form:

Unique election form ID#:

Please note that if you hold any of the Convertible Notes or 10% Notes (collectively, the “Notes”) and wish to make any of the three (3) elections noted above, please see the below instructions.

ELECTION BY HOLDERS OF NOTES THROUGH DTC

Elections must be electronically received by the Balloting Agent on or before June [  ], 2016 at 11:59 p.m. (Eastern Time).

If You are a Holder of the Notes Through DTC and wish to make any of the elections:

Holders of the Notes that are held through DTC who wish to make one or more of the elections must electronically deliver their instructions in accordance with DTC’s Automated Tender Offer Program (“ATOP”) procedures as set forth herein (the “Electronic Election”).  An election should not be delivered to the Debtors’ voting agent, Prime Clerk, LLC (the “Voting Agent”).  In order for the Electronic Election to be effective with respect to the Notes, the Electronic Election must be received by DTC by June [  ], 2016 at 11:59 p.m. (Prevailing Eastern Time), the Class 5A Election Deadline.  If you fail to deliver your Electronic Election in accordance with the instructions set forth herein, your election will not be considered valid.

ONCE YOU DELIVER AN ELECTRONIC ELECTION TO DTC, YOU WILL NO LONGER HAVE THE RIGHT TO SELL OR TRANSFER ANY NOTES EXCEPT IF YOU WITHDRAW YOUR ELECTION PRIOR TO THE CLASS 5A ELECTION DEADLINE.

Any beneficial owner whose Notes are held through a broker, dealer, commercial bank, trust company or other nominee and who wishes to make one or more of the elections, should contact the Holder of its Notes promptly and instruct such Holder to deliver an Electronic Election on its behalf.  DTC will authorize DTC Participants (“DTC Participants”) set forth in the position listing of DTC to deliver Electronic Elections as if they were the Holders of the Notes held of record in the name of DTC or the name of its nominee as of the Class 5A Election Deadline. Accordingly, for purposes of this Electronic Election, the term “Holder” shall be deemed to include such DTC Participants.

7

DTC has determined that the election is eligible for the DTC ATOP.  Accordingly, DTC Participants that would like to make the elections, should deliver the Electronic Election by causing DTC to transfer their Notes into a segregated contra account established by the Voting Agent for purposes of this Solicitation in accordance with DTC’s ATOP procedures for such a transfer.  By making such a transfer, DTC Participants will be deemed to have delivered an Electronic Election with respect to any Notes so transferred.  DTC will verify the transfer and the delivery of such Electronic Election and then send an Agent’s Message (as defined herein) to the Voting Agent for its acceptance.  DTC Participants desiring to deliver an Electronic Election prior to the Class 5A Election Deadline should note that they must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC.  DTC Participants must instruct their nominee to transfer all of their Notes through DTC’s ATOP procedures into the segregated contra account and are not permitted to split their position.

The term “Agent’s Message” means a message transmitted by DTC, received by the Voting Agent and forming part of the Book-Entry Confirmation (as defined below), which states that (i) DTC has received an express acknowledgement from the DTC Participant delivering an Electronic Election with respect to the Notes that are the subject of such Book-Entry Confirmation, (ii) such DTC Participant, on behalf of the beneficial owner of the Notes, has received and agrees to be bound by the terms of the Electronic Election and the Plan and (iii) the Company may enforce such agreement against you.

The Voting Agent will seek to establish a new segregated contra account with respect to the Notes at DTC (the “Book-Entry Transfer Facility”) promptly after the date of this Statement (to the extent that such arrangements have not been made previously by the Voting Agent), and any financial institution that is a participant in the Book-Entry Transfer Facility system as the owner of Notes may make book-entry delivery of Notes by causing the Book-Entry Transfer Facility to transfer such Notes into the segregated ATOP contra account in accordance with the Book-Entry Transfer Facility’s procedures for such transfer.  The confirmation of a book-entry transfer of Notes into the segregated ATOP contra account at the Book-Entry Transfer Facility as described above is referred to herein as a “Book-Entry Confirmation.” Delivery of instructions to the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility’s procedures constitutes delivery to the Voting Agent.

Notes with respect to which Electronic Elections have been validly delivered will be placed in a contra CUSIP number and placed in a segregated contra account at DTC during the period beginning on the date the Electronic Election is effected.  Upon delivery of an Electronic Election, the Notes subject to such Electronic Election may only be transferred in accordance with procedures acceptable to DTC.  The Debtors will use reasonable efforts to coordinate with the Voting Agent and with DTC and cooperate with Holders to facilitate such transfers.

To ensure timely receipt of an Electronic Election, any beneficial owner should check with its record holder as to the processing time required and deliver the appropriate instructions well before such time.  If such record holder does not have adequate time to process your instructions, your Electronic Election will not be given effect.  Please follow the directions provided by your record holder.  Each Electronic Election that is properly delivered through ATOP and received by the Voting Agent prior to the Election Deadline (and accepted by the Debtors as such), and not revoked prior to the Election Deadline, will be given effect in

8

accordance with the specifications thereof.  No elections should be delivered to the Debtors or the Voting Agent by Holders.  The method of delivery of your election to your record holder is at the risk of the Holder.  The final delivery of an Electronic Election will be deemed made only when actually delivered by the record holder through ATOP.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance and revocation of an Electronic Election will be resolved by us, in our sole discretion, which resolution shall be final and binding.

9